================================================================================

     As filed with the Securities and Exchange Commission on August 14, 1997
                                                     Registration No. 333-29985

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form SB-2/A
                                 Amendment No. 3
             Registration Statement under the Securities Act of 1933

                       PREMIUM CIGARS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)


           Arizona                         2121                  86-0846405
  (State or jurisdiction of    (Primary Standard Industrial    (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)


    Premium Cigars International, Ltd.              Steven A. Lambrecht, CEO
       15651 North 83rd Way, Suite 3              15651 North 83rd Way, Suite 3
        Scottsdale, Arizona 85260                   Scottsdale, Arizona 85260
            (602) 922-8887                               (602) 922-8887
   (Address, including zip code, and             (Name, address, and telephone
 telephone number, including, area code,           number of agent for service)
of registrant's principal executive office)

                                   Copies to:

        Charles R. Berry, Esq.                Christian J. Hoffmann, III, Esq.
      Michael F. Patterson, Esq.                     Streich Lang, P.A.
    Titus, Brueckner & Berry, P.C.                    Renaissance One
7373 North Scottsdale Road, Suite B-252           Two North Central Avenue
           Scottsdale Centre                    Phoenix, Arizona 85004-2391
       Scottsdale, Arizona 85253                      (602) 229-5200
             (602) 483-9600


Approximate date of proposed sale to the public: As soon as practical on or after the effective date of this Registration Statement. If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        Calculation of Registration Fee
==========================================================================================================
                                                       Proposed        Proposed             Amount
          Title of each                Number of       Offering        Maximum                of
       class of securities         Securities to be   Price Per       Aggregate          Registration
        to be registered              Registered       Share(1)   Offering Price(1)           Fee
----------------------------------------------------------------------------------------------------------
Common Stock, no par value  ......   2,185,000(2)       $5.25        $11,471,250        $    3,476.14
----------------------------------------------------------------------------------------------------------
Representative's Warrants   ......     170,952(3)       $ .01          $ 1,710               $(4)
----------------------------------------------------------------------------------------------------------
Common Stock, no par value  ......     170,952(5)       $8.40        $ 1,435,997        $      435.15
----------------------------------------------------------------------------------------------------------
  TOTALS  ........................                                   $12,908,957        $   3,911.29(6)
==========================================================================================================

(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457.
(2) Includes 285,000 additional shares of Common Stock which the underwriter has the right to purchase to cover over-allotments, if any.
(3) Representative's  warrants  exercisable  at  160%  of  the  offering  price.
    Excludes over-allotments, if any, and includes 19,048 bridge warrants issued to William B. McKee, which are exercisable at $5.25 per share.
(4) Pursuant to Rule 457(g) no fee is being paid.
(5) Issuable upon exercise of representative's warrants.
(6) $4,158.49 was paid with our initial filing.



     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                      PREMIUM CIGARS INTERNATIONAL, LTD.
                             CROSS-REFERENCE SHEET


FORM  SB-2  ITEM NUMBER AND CAPTION                LOCATION OF CAPTION IN PROSPECTUS
-----------------------------------                ---------------------------------

 1. Front of Registration Statement and
    Outside Front Cover Page of Prospectus ...     Outside Front Cover Page

 2. Inside Front and Outside Back Cover
    Pages of Prospectus ......................     Inside Front and Outside Back Cover

 3. Summary  Information  and  Risk  Factors .     Prospectus Summary; Risk Factors

 4. Use of Proceeds ..........................     Use of Proceeds

 5. Determination of Offering Price ..........     Outside Front Cover Page

 6. Dilution .................................     Dilution

 7. Selling Security  Holders ................     Not Applicable, but see Interim
                                                     Financing  --  Delayed Offering By
                                                     Warrant Holders

 8. Plan of Distribution .....................     Outside Front Cover Page;
                                                     Underwriting

 9. Legal Proceedings ........................     Legal Matters

10. Directors, Executive Officers, Promoters
    and Control Persons ......................     Management; Principal Shareholders

11. Security Ownership of Certain Beneficial
    Owners and Management ....................     Principal Shareholders; Certain
                                                     Transactions

12. Description of the Securities ............     Description of Securities

13. Interests of Named Experts and Counsel ...     Legal Matters; Experts

14. Disclosure of Commission Position on
    Indemnification for Securities
    Act Liabilities ..........................     Management

15. Organization Within Last Five Years ......     Management; Principal Shareholders;
                                                     Certain Transactions

16. Description of Business ..................     Prospectus Summary; Business

17. Management's Discussion and Analysis
    or Plan of Operations ....................     Management's  Discussion and
                                                     Analysis of Financial Conditions
                                                     and Results of Operations

18. Description of Property ..................     Business

                       PREMIUM CIGARS INTERNATIONAL, LTD.

FORM  SB-2  ITEM NUMBER AND CAPTION            LOCATION OF CAPTION IN PROSPECTUS
-----------------------------------            ---------------------------------

19. Certain Relationships and  Related
    Transactions .............................     Certain Transactions

20. Market for Common Equity and Related
    Stockholder Matters  .....................     Outside Front Cover Page; Risk
                                                     Factors

21. Executive Compensation  ..................     Management


22. Financial Statements    ..................     Financial Statements


23. Engagement of Independent Accountants ....     Engagement of Independent
                                                     Accountants

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED AUGUST 14, 1997



                                                         Initial Public Offering
                                                                   Prospectus


                                [***PCI logo***]



                        1,900,000 shares of Common Stock

                                $5.25 per share

We    distribute    moderately        ------------------------------------------
priced   premium   cigars  and                 The Offering
other  cigars,  which are sold        ------------------------------------------
from   our   humidors   placed
primarily    in    convenience                            Per Share    Total
stores  in the  United  States                            ---------- ---------
and Canada.                           Public Price   ....   $ 5.25   $9,975,000
                                      Underwriting
This  is  our  initial  public           discounts   ....   $ .525   $  997,500
offering, and no public market        Proceeds to PCI  ..   $4.725   $8,977,500
currently   exists   for   our        ------------------------------------------
shares. The offering price may
not reflect  the market  price        From the net  proceeds,  we expect to pay
of  our   shares   after   the        offering   expenses  of   $674,250.   The
offering.                             underwriters  have a right to purchase up
                                      to   285,000   additional   shares.   For
     ---------------------            indemnification  and  other  arrangements
                                      with the underwriters, see "Underwriting" at page 56.

   Proposed Trading Symbols:                   ---------------------

NASDAQ SmallCap Market(SM) -- PCIG
 Boston Stock Exchange -- PCI         Neither  the   Securities   and  Exchange
                                      Commission   nor  any  state   securities
                                      commission  has  approved or  disapproved
This  Investment   Involves  a        these  securities,  or determined if this
High   Degree  of  Risk.   You        Prospectus  is truthful or complete.  Any
Should Purchase Shares Only If        representation   to  the  contrary  is  a
You  Can   Afford  a  Complete        criminal offense.
Loss.   See   "Risk   Factors"
Beginning on Page 5.

                             ---------------------

                          Underwriting: Firm Commitment


W.B. MCKEE SECURITIES, INC.

                                               KASHNER DAVIDSON SECURITIES CORP.

                                August   , 1997

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS OF THIS INITIAL PUBLIC OFFERING MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              [INSIDE FRONT COVER]

[picture of typical PCI plexiglass humidor with magazine rack and magazine typically sold from rack as used in convenience stores]

[caption:] Typical plexiglass humidor with magazine rack used in convenience stores.

[lit cigar in background (no caption)]

                          [INSIDE FRONT COVER FOLD OUT]

[pictures of five-SKU and three-SKU hand-crafted wood humidors with magazine racks and typical cigar-related magazines sold from racks]

[caption:] Typical five-SKU and three-SKU wood humidors with magazine racks and magazines.

[picture of clerk with on-counter humidor in convenience store]

[caption:] Typical location of humidor and magazine rack in convenience store.

[picture   of   7-Eleven(TM)   advertisement   currently   appearing   in  cigar
aficionado(tm) magazine featuring PCI cigar]

[caption:] Advertisement currently appearing in Cigar Aficionado(TM) magazine featuring PCI cigar.

[PCI logo (no caption)]

[picture of lit cigar in background (no caption)]

[flat reproduction of six pci-designed cigar bands]

[caption:] PCI-designed cigar bands.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.



                                      PCI



Offices: Premium Cigars International, Ltd. ("PCI") , Suite 3, 15651 North 83rd Way, Scottsdale, Arizona 85260, telephone (602) 922-8887, or toll-free at (888) 724-1001.

Our Business:            We distribute  cigars  throughout the United States and
                         Canada.  We had  placed  our PCI Cigar  Program,  which
                         includes  supplying  humidors,   cigars,   service  and
                         information,  in over 2,615 stores as of July 31, 1997.
                         We are currently expanding with national retail and distribution accounts in both the United States and Canada. Our goal is to place our PCI Cigar Program in every convenience, gas and high-traffic retail outlet.

Our Concept:             Premium   cigars  are  a  luxury  item  and  are  often
                         purchased  on  impulse.  We seek to  capitalize  on the
                         recent   growth  of  the   premium   cigar   market  by
                         introducing   our  PCI  Cigar   Program  to  additional
                         locations. Based on reports by the Cigar Association of America, following several decades of decline, premium cigar sales in the United States increased by 10.7% in 1993, 14.5% in 1994, 30.5% in 1995 and 67.0% in 1996.

The PCI Cigar Program:   Our complete PCI Cigar Program includes:
                         o    imported,  hand-rolled short, medium and long-leaf
                              filler premium cigars from the Dominican Republic, Honduras, Mexico, Nicaragua and the Philippines;
                         o    domestic machine-made mass market cigars;
                         o    in-store,  countertop,  custom made,  hand-crafted
                              wood and plexiglass humidors;
                         o    training materials and  telemerchandising  support
                              to individual stores;
                         o    point-of-purchase   information  cards  and  cigar
                              magazine racks;
                         o    telemerchandising for order fulfillment;
                         o    large,  "walk-in" humidors for distribution center
                              cigar inventory storage; and
                         o    spokesman  relationship  with Arie  Luyendyk,  the
                              recent winner of the Indianapolis 500.

Our Customers:           We sell virtually all of our cigars through convenience
                         stores, including stores affiliated with: The Southland
                         Corporation  and  Southland   Canada,   Inc.  which  do
                         business  as  7-Eleven(TM);  AM/PM(TM);  Circle  K(TM);
                         Associated   Grocers;   SuperValu(TM)(1);   and  stores
                         supplied by the McLane Company.

Our Cigars:              We  distribute  name-brand  and our  own  private-label
                         cigars from our humidors. Premium cigars generally retail from $1 to more than $20. We distribute low to medium-priced premium cigars, primarily in the $1 to $8 price range. We also distribute mass market cigars at around $1.

Our History:             Because  premium cigars require special care (including
                         humidified storage) and knowledgeable sales personnel, they were traditionally sold only in tobacco specialty shops. In June 1996, Colin Jones and Greg Lambrecht, our Vice Presidents of International and National
                         Sales, developed their concept of



--------------
(1) Believed to be trademarks of third parties. We have no ownership interest in any of the intellectual property indicated by trademark or service mark symbols in this prospectus.
                                       1
                         selling premium cigars from in-store humidors through convenience stores, grocery stores, and other retail outlets. They introduced the concept through their wholly-owned companies J&M and Rose Hearts (see below) first in Canada and then in the northwest United States.

CAN-AM; Rose Hearts;     In December  1996,  we acquired all of the  outstanding
 And J&M:                stock of  CAN-AM  International  Investments  Corp.,  a
                         British  Columbia  (Canada)  corporation.   CAN-AM  had
                         previously acquired the cigar distribution  operations,
                         including  cigar accounts,  humidors and inventory,  of
                         Rose   Hearts,    Inc.,   a   Washington    corporation
                         wholly-owned  by Greg  Lambrecht,  and  J&M  Wholesale,
                         Ltd.,   a   British   Columbia   (Canada)   corporation
                         wholly-owned by Colin Jones. J&M began distributing cigars in convenience stores in Vancouver, B.C., Canada in June 1996. Rose Hearts began its cigar distribution in Seattle, Washington in late summer 1996.

Current Operations:      Currently,   we   distribute   cigars  to  over   2,615
                         convenience stores and other retailers in:

                         Canada:   British  Columbia,   Alberta,   Saskatchewan,
                         Manitoba and Ontario.

                         United States: Washington, Oregon, California, Arizona, Kansas, Missouri, Utah, Idaho, Alaska, Nevada, Oklahoma, Texas, Maryland, Virginia, Colorado, Illinois, Michigan, Wisconsin, Nebraska, Georgia, Montana, Florida, Massachusetts, Connecticut, New York, New Jersey, Rhode Island, New Mexico, Pennsylvania, North Carolina, Louisiana, Alabama, Mississippi and Arkansas.

                         We have established our PCI Cigar Program to supply cigars and in-store humidors for direct shipments and delivery and in-store merchandising in convenience stores affiliated with certain national chains. In most instances we have "master" agreements with, have negotiated and approved standard form retailer agreements with, or have other arrangements with, these national accounts. We have developed relationships with several cigar suppliers and are expanding our sources for cigars and accessories.


                                 The Offering



Securities offered  ........................... 1,900,000 shares
Shares outstanding at August 14, 1997  ........ 1,480,500 shares
Shares to be outstanding after the offering ... 3,380,500 shares
Warrants outstanding at August 14, 1997    .... 380,954 Common Stock purchase warrants
Total public price  ........................... $9,975,000
Underwriters' discount    ..................... $  997,500
Net proceeds  ................................. $8,977,500
Estimated offering expenses  .................. $  674,250
Over-allotment   .............................. Up to 285,000 shares; if the full over-allotment is purchased by the underwriters, the total public offering price,
                                                underwriting discount, and net proceeds will be $11,471,250;
                                                $1,147,125; and $10,324,125, respectively.
Use of proceeds  .............................. We intend to use offering proceeds to expand the PCI Cigar
                                                Program by purchasing humidors, cigars and accessories;
                                                repaying indebtedness; funding sales and marketing and
                                                providing working capital.
Risk factors  ................................. Investing in our shares is very risky, and you should be able to bear a complete loss of your investment. See "Risk
                                                Factors."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


     The  following  financial  information  reflects the operations of PCI (and its  predecessor  operations) for the period from June 1, 1996 to March 31, 1997 and  for  the  three  month period ended June 30, 1997 (unaudited). This summary
financial   information   has  been  derived  from  the  consolidated  financial
statements  of  PCI  and  subsidiary which appear later in this prospectus. This data  should be read in conjunction with those consolidated financial statements and related notes.



                                         June 1, 1996 to March 31, 1997    3 Months ended June 30, 1997
                                         -------------------------------   ----------------------------
                                          Historical       Pro Forma       Historical      Pro Forma
                                         ---------------   -------------   -------------   ------------
                                                           (Unaudited)     (Unaudited)     (Unaudited)
Consolidated Statements of
 Operations:
Sales   ..............................    $   845,571       $  845,571      $  628,180     $ 628,180
Cost of sales    .....................        643,790          643,790         481,677       481,677
                                          -----------       ----------      ----------     ----------
Gross profit  ........................        201,781          201,781         146,503       146,503
Selling, general and administrative(1)        323,776          551,276         327,439       357,439
Stock based compensation  ............         57,625           57,625         110,000       110,000
                                          -----------       ----------      ----------     ----------
Loss from operations   ...............       (179,620)        (407,120)       (290,936)     (320,936)
Interest expense and
 miscellaneous(2)   ..................         21,522            1,722         (31,233)          --
                                          -----------       ----------      ----------     ----------
Net loss   ...........................    $  (201,142)      $ (408,842)     $ (322,169)    $(320,936)
                                          ===========       ==========      ==========     ==========
Weighted average shares
 outstanding(3)  .....................      1,480,500        3,742,406       1,480,500     3,742,406
                                          ===========       ==========      ==========     ==========
Loss per share   .....................    $      (.14)      $     (.11)     $     (.22)    $    (.09)
                                          ===========       ==========      ==========     ==========




                                                         June 30, 1997
                                             -----------------------------------
                                             Historical          Pro Forma(3)
                                             --------------   ------------------
                                             (unaudited)         (unaudited)
Consolidated Balance Sheet Data:
Working capital   ........................     $  244,851       $  8,708,557
Total assets   ...........................     $1,412,202       $  9,582,955
Total liabilities    .....................     $1,410,838       $    410,838
Accumulated deficit  .....................    ($  523,311)     ($    605,811)(4)
Shareholders' equity .....................     $    1,364       $  9,172,117
Net tangible book value per share   ......    ($      .22)      $       2.44



----------
(1) Pro Forma includes additional executive compensation and management fees pursuant to executive compensation agreements. (See "Management -- Executive Compensation".)
(2) Pro Forma assumes repayment of indebtedness as specified in Use of Proceeds.
(3) Pro Forma assumes issuance of 1,900,000 shares in the offering and conversion of bridge warrants into 361,906 shares of Common Stock, and assumes no exercise of 19,048 bridge warrants held by William B. McKee.
(4) Includes an adjustment to expense the remaining $82,500 of deferred costs of the bridge financing.

                       WHERE YOU CAN GET MORE INFORMATION

     At your request, we will provide you, without charge, a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:


                     Premium Cigars International, Ltd.
                     Suite 3
                     15651 North 83rd Way
                     Scottsdale, Arizona 85260
                     Telephone: (602) 922-8887
                     Toll Free: (888) 724-1001
                     Fax: (602) 922-8656


     Our fiscal year ends on March 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements or other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.


               Special Note Regarding Forward-looking Statements

     Some of the statements contained in this prospectus, including information incorporated by reference, discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

     Important factors that may cause actual results to differ from projections include, for example,

       o the success or failure of our efforts to implement our business strategy;

       o our ability to raise sufficient capital to purchase cigars and humidors to meet any unanticipated increase in the aggressive "roll-out" schedules required by our contracts and commitments with stores and distributors;

       o the effect of a settlement announced June 20, 1997 of litigation among 40 States and major U.S. tobacco companies;

       o  our ability to buy quality premium cigars at favorable prices;

       o  our  ability  to  negotiate   and  maintain   favorable   distribution
          arrangements with stores affiliated with major national convenience store chains;

       o  the effect of changing economic conditions;

       o any decision by major retail chains to remove all tobacco products from their shelves or place our humidors in a disadvantageous location within their stores;

       o  changes in government regulations, tax rates and similar matters;

       o  our ability to attract and retain quality employees;

       o  the decline in popularity of cigar smoking; and

       o other risks which may be described in our future filings with the SEC. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 RISK FACTORS

     Investing in PCI's Shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

Recently Organized     PCI  was organized in December  1996 and acquired a cigar
Business; Losses       distribution  business  which  began  in June  1996. PCI,
During Start-up        its   subsidiary   CAN-AM,   and  the  predecessor  cigar
Operations.            distribution  operations of J&M and Rose Hearts, incurred
                       losses  of  $201,142,  or  $.14 per share, on revenues of
                       $845,571,  for  the  period from June 1, 1996 (inception)
  We have incurred to March 31, 1997. We lost an additional $322,169, or losses since we $.22 per share, on revenues of $628,180, for the quarter
  began doing          ended  June 30, 1997. The rapid expansion in our accounts
  business.            since  March  has  substantially  increased our expenses,
                       and  we  have  not  yet  realized increased revenues. Our
                       ability  to  operate profitably depends on increasing our
                       sales  and  distribution  outlets,  achieving  sufficient
                       gross   profit  margins,  and  a  continuing  demand  for
                       premium  cigars.  PCI  is  also subject to business risks
                       associated  with  new  business  enterprises.  We  cannot
                       assure   you   that  PCI  will  operate  profitably.  See
                       "Selected   Historical   and   Pro   Forma   Consolidated
                       Financial   Information";  "Management's  Discussion  and
                       Analysis of Results of Operations."

  We have met          Our  operations  were  financed to March 31, 1997 through
  capital needs        private   placements   of   our  shares  in  1997,  which
  with private         generated  net  proceeds  of approximately $212,050. From
  sales of             April  to  June  1997,  we  obtained  debt  financing  by
  securities.          issuing  bridge  notes  which  generated  net proceeds of
                       $810,000,  virtually  all  of  which  was  used to expand
                       operations.   We  have  no  plans  to  obtain  additional
                       outside   capital   after   we  complete  this  offering.
                       However, we cannot assure you that we will not need additional funds or that any needed funds will be available, if at all, on acceptable terms. If we need additional funds, our inability to raise them will have a very adverse effect on our operations. If we raise funds by selling equity securities, sales may dilute your share ownership. See "Management's Discussion and Analysis of Results of Operations."


40-State Tobacco       Over  40  States  have  filed  lawsuits against the major
Litigation --          United   States   cigarette   manufacturers   to  recover
Proposed Settlement.   billions  of  dollars  in  damages,  primarily to recover
                       costs  of  medical  treatment for smokers on Medicaid. On
                       June  20, 1997 the Attorneys General of 40 States and the
  The effect, if       manufacturers   announced   a   proposed   settlement  of
  any, of this         lawsuits  filed by these States. The proposed settlement,
  settlement on        which  will  require that the United States Congress take
  the cigar industry   certain  action,  is complex and may change significantly
  is uncertain.        or    be    rejected.   However,   the   proposal   would
                       significantly change the way United States cigarette and tobacco companies do business. Among other things: the tobacco companies will pay hundreds of billions of dollars; the FDA could regulate nicotine as a drug;
                       class action lawsuits and punitive damages would be banned; cigarettes and smokeless tobacco could only be sold behind store counters, with no self-service; and tobacco billboards and sporting event sponsorships would be prohibited. The potential impact, if any, of the settlement and related legislation on the cigar industry is uncertain. See "Business -- Government Regulation;
                       Tobacco Industry Litigation."

  Florida trial;       On  August  1,  1997  the  first trial of a State lawsuit
  Mississippi          began  in  Florida.  Pending  approval  of  the  40-State
  settlement.          settlement,   the   State   of  Mississippi  announced  a
                       separate   settlement   agreement  under  which  it  will
                       receive   nearly   $4   billion   even  if  the  40-State
                       Settlement  is  not approved. See "Business -- Government
                       Regulations; Tobacco Industry Litigation."

Extensive and          The  tobacco  industry  in  general  has  been subject to
Increasing             extensive   federal,   state  and  local  regulation  and
Regulation and         taxation.  Recent  trends  have  increased regulation and
Taxation of            taxation  of  the  tobacco  industry. Although regulation
Tobacco Products.      initially  focused  on  cigarette  manufacturers,  it has
                       begun to have a broader impact on the industry as a whole, and may focus more directly on cigars in the future. Cigars are subject to federal excise taxes which vary according to the type and weight of the cigar. The recent increase in popularity of cigars could lead to an increase in regulation and taxation of cigars.

  Federal legislation The "balanced budget" legislation recently approved by has been approved Congress and signed by President Clinton on August 5, and proposed to 1997, increases taxes on each pack of cigarettes by 10\c
  regulate many        in  2000  and  by another 5\c in 2002. A variety of bills
  aspects of the       relating  to  tobacco  issues have been introduced in the
  tobacco industry.    U.S. Congress, including bills that would:

                       o prohibit  the  advertising and promotion of all tobacco
                         products or restrict or eliminate the deductibility of tobacco advertising expenses,

                       o increase  labeling  requirements on tobacco products to
                         include, among other things, addiction warnings and lists of additives and toxins,

                       o shift   regulatory  control  of  tobacco  products  and
                         advertisements from the U.S. Federal Trade Commission (the "FTC") to the U.S. Food and Drug Administration (the "FDA"), and

                       o require  tobacco companies to pay for health care costs
                         incurred by the federal government in connection with tobacco related diseases.

                       Hearings have been held on certain of these proposals; however, to date, none of these proposals has been passed by Congress. If enacted, these or similar proposals may adversely affect our results of operations or financial condition. See "Business -- Government Regulations."

  State and local A majority of states restrict or prohibit smoking in regulation and certain public places and restrict the sale of tobacco
  taxation  of         products  to minors.  Local  legislative  and  regulatory
  smoking  is          bodies  have  increasingly  moved to  curtail  smoking by
  pervasive  and       prohibiting  smoking in certain  buildings or areas or by
  increasing,  and     requiring  designated  "smoking"  areas.  Several  states
  public  pressure     currently   prohibit   self-service   sales  or  restrict
  for  more            point-of-sale  placement  of  tobacco  products.  Further
  regulation exists.   restrictions of a similar nature could have a substantial
                       adverse  effect  on our  sales  or  operations,  such  as
                       banning self-service sales, counter access to, or display
                       of, cigars. Numerous  proposals also have been considered
                       at the state  and  local  level  restricting  smoking  in
                       certain public areas,  regulating point-of-sale placement
                       and promotions and requiring  warning  labels.  46 states
                       currently tax cigars at rates ranging from 2% to 75%, and
                       cigars are subject to local taxes as well.  The number of
                       states taxing cigars and the rates of taxation are likely
                       to increase.  In addition to  governmental  restrictions,
                       certain   retailers  may  voluntarily  stop  selling  all
                       tobacco products, including cigars, because of public pressure.

  Warning labels; Although federal law has required health warnings on Second-hand smoke. cigarette packs since 1965 and on smokeless tobacco since  1986,  there  is  no  federal  law  requiring that
                       cigars   or   their   containers  carry  those  warnings.
                       California  requires  "clear  and  reasonable" warning to
                       consumers  who are exposed to chemicals determined by the
                       state   to   cause   cancer   or  reproductive  toxicity,
                       including tobacco smoke and several of its constituent chemicals. Similar legislation has been introduced in other states, but did not pass. We cannot assure you that other states will not enact similar legislation.
                       Federal and state legislatures have also considered the consequences of tobacco smoke on others who do not smoke
                       (so called "second-hand" smoke). If regulations relating to second-hand smoke are adopted, these regulations may have a substantial adverse effect on our results of operations or financial condition.

  Canadian federal     The  Canadian  government  recently  enacted  substantial
  and   provincial     restrictions  on the  promotion  and  retail  display  of
  laws  and            tobacco products.  The Canadian government may supplement
  regulations.         the new  legislation  with  implementing  regulations and
                       provincial governments may add other regulations and restrictions on tobacco products. Each Canadian Province taxes cigars at rates which vary from 45% to 95% of retail selling prices. New laws and potential additional regulations could adversely affect our Canadian business.
                       See  "Business  --  Government  Regulations  --  Canadian
                       Regulations -- Canadian Taxes."

 Possible additional   Increased   cigar   consumption  and  its  publicity  may
 regulation.           increase  the  risk of additional regulation. Recently an
                       anti-tobacco  organizational  and  health panel asked the
                       FDA  to regulate cigars in the same manner as cigarettes.
                       We  cannot predict the ultimate content, timing or effect
                       of  any  additional regulation of tobacco products by any
                       federal,   state,   local   or  regulatory  body.  Future
                       legislation,  regulation  or  tax  policies  may  have  a
                       significant  adverse  effect  on  the  ability  of  cigar
                       manufacturers   or   distributors,   including   PCI,  to
                       generate   revenues   and   profits.   See  "Business  --
                       Government Regulation; Tobacco Industry Litigation."

Dependence on One Corporate and franchise stores affiliated with The Customer Store Group. Southland Corporation ("Southland USA") and Southland
                       Canada,    Inc.    ("Southland   Canada")   (collectively
                       "7-Eleven")  accounted  for  over 82% of our sales in the
                       fiscal  year  ended  March  31, 1997. Since then, we have
  7-Eleven stores      expanded  our customer base, but sales to 7-Eleven stores
  comprise 79%         still  accounted  for  over  79%  of  our  sales  for the
  of our sales.        quarter  ended  June  30,  1997.  We expect that sales to
                       7-Eleven   stores  will  continue  to  be  a  substantial
                       percentage  of  our  sales. Our plans for the coming year
                       include  rapidly  expanding the number of 7-Eleven stores
                       participating  in  our  PCI Cigar Program. PCI, Southland
                       USA,  or  any  U.S. franchisee has the right to terminate
                       our  agreement  for  any  reason  upon  60  days  notice.
                       Southland  Canada  can  terminate its arrangement with us
                       at  any  time  without  notice.  Problems  with  7-Eleven
                       stores,  our  major  customer  in  Canada  and the United
                       States,  could  have  a  serious  adverse  impact  on our
                       business.   A   substantial  reduction  in  our  7-Eleven
                       business could result in diminished revenues for several quarters or more as we attempt to replace that business.
                       See  "Business -- Our Largest Customer -- Canadian Sales;
                       CAN-AM -- U.S. Sales."

Nature of Convenience We have "master" agreements and other arrangements with Store Distribution corporate offices of several major convenience store
Relationships.         chains  to  place  the PCI Cigar Program in corporate and
                       participating  franchise  stores.  However, the nature of
 Our agreements with   the  convenience  store  distribution  business  is  that
 convenience stores    supplier  relationships  are  terminable  on short notice
 may be terminated     (usually  between  30  and  120 days). In addition, while
 easily.               "master"    or    approved   form   agreements   may   be
                       automatically  acceptable  for  use, participation in the
                       PCI  Cigar  Program  is usually at the discretion of each
                       local  franchise  store or each region of the country. As
                       long  as  demand  for  premium  cigars remains strong, we
                       believe   that   individual   stores   and  regions  will
                       participate  in our PCI Cigar Program. However, if demand
                       and  sales decline, stores may terminate participation on
                       short  notice,  which  could  have  a significant adverse
                       effect   on   our   business.  See  "Business  --  Master
                       Agreements and Arrangements with National Chains."

  Product placement    We  do  not  pay  "slotting" fees or other inducements to
     competition.      retailers  in  order to secure counter space, which could
                       affect  our  ability  to  place  our  humidors  on  store
                       counters.  In  addition,  other  major  manufacturers  or
                       distributors  may have master agreements with convenience
                       stores   which   require   the   stores  to  locate  that
                       manufacturers'   or   distributors'   tobacco   or  other
                       products  in  a counter position that is preferential to,
                       or  at  least  as  favorable  as,  the  location  of  our
                       humidors.   This   may  inhibit  our  ability  to  obtain
                       favorable  counter  presentation  of  our  humidors.  See
                       "Business -- Products -- Humidors."


Declining Market for According to industry sources, the cigar industry was in Cigars Through 1991. substantial decline from approximately 1973 to 1991.
                       Cigar  sales,  as  well  as  smoking in general, steadily
                       decreased  after  a  1964  report  of  the  United States
  The effect of        Surgeon  General  and  numerous  other subsequent studies
  medical studies      which   stress   the   link  between  smoking,  including
  on smoking.          secondary  smoke,  and  medical  problems such as cancer,
                       heart, respiratory and other diseases. "No smoking" laws, ordinances and prohibitions on cigar smoking in certain cases may have adversely affected the sale of cigar products. These factors may continue to have an adverse effect upon the cigar industry in general and our business in particular. See "Business -- Medical
                       Studies on Smoking."

Demand for Cigars;     Premium   cigar  sales  have  increased  dramatically  in
Inventory.             recent  years,  but  we  cannot assure you that the trend
                       will continue. If cigar sales trends do not continue as we anticipate or if we experience a reduction in our demand, we may accumulate excess inventory which could have an adverse effect on our business or results of operations. See "Business -- The Expanding Cigar Market."

  Current positive     Premium  cigar  sales  have increased since 1991, and the
  sales trends         cigar  industry  has  experienced very positive trends in
  may not continue.    sales   since   1993.  We  believe  that  a  considerable
                       percentage   of  the  recent  increase  in  cigar  sales,
                       especially   with   respect   to   premium   cigars,   is
                       attributable  to  new  cigar  smokers  attracted  by  the
                       improving  image  of  cigar  smoking  and  the  increased
                       visibility  of  cigar  smoking  by celebrities. We cannot
                       assure  you  that  recent  increases  in  cigar sales are
                       indicative   of   long-term  trends  or  that  these  new
                       customers  will  continue  to smoke cigars in the future.
                       See "Business -- The Expanding Cigar Market."

Other Tobacco          In  addition  to  the  40-State  litigation  referred  to
Industry               above,  the  tobacco  industry  has  experienced  and  is
Litigation.            experiencing   significant   health-related   litigation
                       involving  tobacco  and  health  issues.  Plaintiffs have
                       sought  and are seeking compensatory and punitive damages
  Current litigation   for  various  injuries  claimed to result from the use of
  focuses on           tobacco  products  or  exposure  to  tobacco  smoke.  One
  cigarettes and       class-action  lawsuit  filed  by  flight  attendants  and
  smokeless tobacco.   pending  in  Florida  claims  several  billion dollars in
                       damages  from  second-hand smoke. The proposed settlement
                       of   the  40-State  litigation  may  substantially  limit
                       litigation,  but we cannot assure that there would not be
                       an  increase  in  health  related  litigation against the
                       cigarette  and  smokeless  tobacco  industries or similar
                       litigation  in  the  future  against  the cigar industry.
                       Neither  PCI,  nor  to  our  knowledge  any  other  cigar
                       distributor,  is  a party to tobacco industry litigation.
                       However,   should   litigation   involving   cigars   be
                       initiated,  the  costs  of defending prolonged litigation
                       and  any  settlement  or  successful  prosecution  of any
                       significant   health-related   litigation  could  have  a
                       substantial  adverse  effect on our results of operations
                       or   financial   condition.   See  "Business  --  Tobacco
                       Industry Litigation."

  The potential for    The  recent  increase  in  the  sales  of  cigars and the
  litigation           publicity  such increase has received may have the effect
  targeting            of  increasing  the  probability  of  lawsuits.  Also,  a
  cigars is growing.   recent  study  published  in the journal Science reported
                       that a chemical found in tobacco smoke has been found to cause genetic damage in lung cells that is identical to damage observed in many malignant tumors of the lung and, thereby, directly links lung cancer to smoking. The
                       National Cancer Institute has announced that it will issue a report in 1997 describing research into cigars and health. This study and this report could affect pending and future tobacco regulation or litigation relating to cigar smoking. See "Business -- Government
                       Regulation, Tobacco Industry -- Litigation."

Dependence on a Few    We  do not directly manufacture or import any cigars, and
Suppliers.             depend  entirely  on third party manufacturers, suppliers
                       and  importers  for our cigars. Typically, we do not have
                       supply   agreements,   but  submit  purchase  orders  for
                       cigars.   We  currently  purchase  cigars  from  over  19
                       suppliers.

  We have relied on    For   the   quarter  ended  June  30,  1997  our  largest
  two suppliers        supplier,   TSG   Import,   Export   and   Manufacturing
  for over 75%         Corporation,   located   in   the   Dominican   Republic,
  of our cigars.       accounted  for  approximately  40% of our cigar purchases
                       for Canadian distributors and 38% of our total cigar purchases. Our written agreement with TSG expired on July 7, 1997, but we continue to purchase from TSG on the same terms as in our agreement. We are negotiating with TSG to reach a new agreement. Our second largest supplier, House of Horvath, Inc., accounted for 37% of our total purchases.

  Currently, we        We  have  executed  supply  contracts  with  a  few minor
  have no contracts    suppliers  but  with  none of our major suppliers. We are
  with major           currently   negotiating   with   manufacturers   in   the
  suppliers.           Dominican  Republic  and  elsewhere  to  secure  multiple
                       sources  of  cigars.  Although  we  believe that we could
                       quickly  replace  our  main  suppliers  with  alternative
                       sources  at  comparable prices and terms, a disruption in
                       the  supply of cigars from either TSG or House of Horvath
                       would   have   a   significant   adverse  impact  on  our
                       operations.  See  "Business  -- Cigar Purchasing; Private
                       Label and Custom Brands."

Risks Relating         We  primarily  sell  moderately-priced  cigars  which are
to Supply              hand-rolled  or machine-made from tobacco aged six months
of Cigars.             to  two  years.  At the present time, we believe there is
                       an  adequate  supply  of tobacco available in a number of
                       countries  for  these  types  of cigars. However, we also
                       sell  a  limited  number  of higher priced premium cigars
                       which   require   longer-aged  tobacco.  Our  ability  to
                       acquire  these cigars in the future may be constrained by
                       a  shortage  of  premium  cigars  made  with  longer-aged
                       tobacco.  At  times,  producers  have  suspended shipping
                       certain  brands  of  cigars when excessive demand results
                       in  a  shortage  of  properly  aged  and blended tobacco.
                       Accordingly,  increases  in  demand  may adversely affect
                       our  ability to acquire higher priced premium cigars. See
                       "Business   --  Cigar  Production  --  Cigar  Purchasing;
                       Private Label and Custom Brands."

Competition.           As  a distributor of premium cigars, we generally compete
                       with  a  smaller  number  of  less  well-known, primarily
  Currently, we have   regional,   distributors   including  Southern  Wine  and
  several smaller, Spirits, Specialty Cigars, Inc., Cohabico, Old primarily regional Scottsdale Cigar Company, Inc. and many other small
  competitors.         cigar distributors.

  Large   potential    The  cigar  industry  in  general is dominated by a small
  competitors are number of companies which are well known to the public. cigar manufacturers These larger cigar manufacturing and wholesale companies and distribution such as 800 JR Cigar Company, Inc., Consolidated Cigar
  companies.           Company,   Culbro  Corporation,  General  Cigar  Company,
                       Swisher,  Caribbean  Cigar  Company  and US Tobacco, have
                       not  yet  entered the retail distribution market, but may
                       do   so   in   the   future.  Also,  a  number  of  large
                       distribution  companies,  such  as  McLane and Core*Mark,
                       which   are   currently   in   the   convenience   outlet
                       distribution  business,  have not yet entered the premium
                       cigar  distribution  business,  but  may  do  so  in  the
                       future.   These   cigar  manufacturing  and  distribution
                       companies,  along  with  major  cigarette  manufacturers,
                       have  more resources than PCI. If they chose to enter the
                       cigar   distribution   market,   they   would  constitute
                       formidable   competition  for  our  business.  We  cannot
                       assure you that we can compete successfully in any market. See "Business -- Competition."


Dependence on          Our  business is largely dependent on our ability to hire
Management.            and  retain  quality  managers.  Our president, Steven A.
                       Lambrecht,  has  no  prior  experience in the business of
                       distributing  cigars  or  other tobacco products. We have
  We have a few        agreements   with   certain   officers   and   directors,
  key officers         including  written  employment  agreements with Steven A.
  and directors.       Lambrecht,  Colin  A.  Jones  and Greg P. Lambrecht and a
                       business consulting agreement with David S. Hodges. We also have a verbal consulting agreement with William L.
                       Anthony.  The  loss  of Messrs. Steven or Greg Lambrecht,
                       Jones, Hodges or Anthony could have an adverse effect upon our business and prospects. See "Management --
                       Executive Compensation."

  Key  officers and    The   employment   agreements   for  each  of  Steven  A.
  directors  may       Lambrecht,  Colin  A.  Jones  and Greg P. Lambrecht allow
  terminate  their     them  to  terminate  their  employment at any time on two
  employment           weeks'  notice.  After  the  completion of this offering,
  agreements on        either  PCI or David S. Hodges may terminate his business
  short notice.        consulting   agreement   at  any  time.  Mr.  Hodges  may
                       continue to serve as a consultant for up to six months or until he accepts other employment. Either Mr. Anthony or PCI may terminate his consulting agreement at any time, with or without cause. Because of the short notice requirements, we may not be able to replace these individuals before we suffer an adverse impact on our business. See "Management -- Executive Compensation."

  Key-man insurance.   We  do not currently maintain  key-man  life insurance on
                       any  of  our  employees, but will be required to maintain
                       $1,000,000   in  key-man  life  insurance  on  Steven  A.
                       Lambrecht at least until March 31, 2002, according to the terms of our Agreement with the underwriters. See
                       "Underwriting."

Control by Management. As of August 14, 1997,  our  officers and directors owned approximately 75% of our outstanding shares. Upon completion of this offering, and assuming full exercise of the bridge warrants, our officers and directors will own approximately 34% of the then issued and outstanding shares, and they may be able to elect a majority of the directors and continue to control PCI. However, Arizona law allows shareholders to cumulate their votes for the election of directors and affords minority shareholders a greater opportunity to elect directors. See "Principal Shareholders."

Conflicts of Interest. Certain   relationships  between  PCI  and  some  of  our
                       officers, directors and affiliates involve inherent conflicts of interest. In particular, Greg P. Lambrecht and Colin A. Jones own Rose Hearts and J&M, two companies that do business with us, but do not distribute cigars on behalf of others. They do not directly compete with PCI, although J&M may in the future sell Cuban cigars. Greg Lambrecht and Colin Jones are officers, and together own more than 49% of our issued and outstanding shares. After this offering, they will own approximately 22%. See "Certain Transactions."

  Policy for           We  will  not  enter  into any transaction with a related
  resolving            party  unless  the  transaction  or loan is on terms that
  conflicts of         are  no less favorable to us than we could obtain from an
  interest.            unrelated  third  party. A majority of the disinterested,
                       "independent" members of our board of directors must review and approve any transaction involving related parties or conflicts of interest. We entered a number of transactions before we adopted this policy and before we had any disinterested, independent directors to ratify the transactions. See "Certain Transactions -- Resolving
                       Conflicts of Interest."

Risks Relating to      A  portion  of  our  proposed business involves supplying
Trademarks.            exclusive  "private  label"  cigars to certain customers.
                       The  brand  names  used  for  such private labels will be
                       important,  and  we intend to apply for federal trademark
  Currently we         and   tradename   protection  when  appropriate,  relying
  own no trademarks.   primarily  on trademark law to protect brand names. We do
                       not  currently own any federally registered trademarks or
                       tradenames,   but   we   have   filed  federal  trademark
                       applications for three private label names.

 Trademark protection  We   cannot   assure   you  that  any  pending  trademark
 is uncertain.         application  will  result  in  a registered trademark, or
                       that   any   trademark   granted  will  be  effective  in
                       thwarting competition or be held valid if subsequently challenged. Our failure to obtain trademark protection, or illegal use by others of any trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as the laws of the United States or Canada.

  Costs   of           We  cannot  assure  you  that  claims for infringement or
  prosecuting and claims for damages resulting from any such infringement defending trademark will not be asserted or prosecuted against us. Even if infringement claims we obtain trademark protection for our private label are significant. names, the validity of any trademarks may be challenged.
                       Any  such  claims,  with  or without merit, could be time
                       consuming  and  costly  to defend, diverting management's
                       attention   and   our   resources.   See   "Business   --
                       Intellectual Property Rights."

Effects of             We  purchase cigars manufactured by suppliers outside the
Fluctuations in        United  States.  The  price  and  availability  of  these
Cigar Costs and        cigars  are  subject  to  numerous  factors  out  of  our
Availability.          control,    including    weather    conditions,   foreign
                       government  policies,  potential  trade  restrictions and
                       the  overall  demand  for  cigars. While we have expanded
                       our  base  of  suppliers,  and  our  unit costs have been
                       improving,   we   have   no   written   agreements   with
                       significant  suppliers,  only ongoing relationships. Loss
                       of  these  relationships  may make it difficult for us to
                       replace  sources  of  cigars of equivalent quality, price
                       and   quantities.  We  cannot  assure  that  our  current
                       suppliers  of  cigars  will  be  able  to  supply us with
                       sufficient   quantities  or  at  reasonable  prices.  See
                       "Business -- Products -- Our Cigars."

Social, Political We purchase virtually all of our premium cigars from and Economic Risks manufacturers located in countries outside of the U.S.,
Associated with        including   the  Dominican  Republic,  Mexico,  Honduras,
Foreign Operations Nicaragua and the Philippines. Social, political and and International economic conditions inherent in foreign operations and
Trade.                 international  trade may change, including changes in the
                       laws  and  policies  that  govern  foreign investment and
                       international   trade.   To   a   lesser  extent  social,
                       political  and  economic  conditions may cause changes in
                       U.S.   or  Canadian  laws  and  regulations  relating  to
                       foreign   investment  and  trade.  Social,  political  or
                       economic changes could, among other things, interrupt cigar supply or cause significant increases in cigar prices. In particular, political or labor unrest in the Dominican Republic, Mexico or Honduras could interrupt the production of premium cigars, which would inhibit us from buying inventory. Accordingly, we cannot assure you that changes in social, political or economic conditions will not have a substantial adverse effect on our business. See "Business -- Cigar Purchasing; Private
                       Label and Custom Brands."

Possible  Failure      We  intend  to  list  our  Common  Stock  on  the  Nasdaq
to Obtain or           SmallCap  Market(SM) and the  Boston  Stock  Exchange and
Maintain Exchange      believe  that  we  will  be  able to satisfy and maintain
Listings on the        their  current  and  proposed  entry  standards  when  we
Nasdaq SmallCap        complete  this  offering. If we are unable to satisfy and
Market(SM) or the      maintain  the  requirements  for continued listing on the
Boston Stock           Nasdaq  SmallCap Market(SM) or the Boston Stock Exchange,
Exchange.              our shares   will   not  be  traded  in  those   markets.
                       See "Description of Securities."

 Potential liquidity   If  our  shares  are  not listed as intended, trading, if
 problems.             any,  would  be  conducted in the over-the-counter market
                       in  the  so-called  "pink  sheets"  or  the  OTC Bulletin
                       Board,  which  was established for securities that do not
                       meet the Nasdaq SmallCap Market(SM) listing requirements.
                       Consequently,  selling PCI shares would be more difficult
                       because  smaller quantities of shares could be bought and
                       sold,   transactions   could  be  delayed,  and  security
                       analysts' and news media's coverage of PCI may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.
                       See "Description of Securities."

Risks of Low-priced    If  our  shares  are  not  listed  on The Nasdaq SmallCap
Shares.                Market(SM) and/or the  Boston  Stock  Exchange,  they may
                       become  subject  to  Rule  15g-9  under the Exchange Act,
                       which  imposes  additional sales practice requirements on
                       broker-dealers   that   sell   low-priced  securities  to
                       persons    other    than    established   customers   and
                       institutional   accredited  investors.  For  transactions
                       covered  by  this  rule,  a  broker-dealer  must  make  a
                       special  suitability  determination for the purchaser and
                       have  received  the  purchaser's  written  consent to the
                       transaction  prior  to  sale.  Consequently, the rule may
                       affect  the  ability of broker-dealers to sell our shares
                       and  may affect the ability of holders to sell PCI shares
                       in   the   secondary   market.   See   "Description   of
                       Securities."

  Penny stock          The  Commission's  regulations  define a "penny stock" to
  regulations.         be  any equity security that has a market price less than
                       $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to our shares if they are listed on The Nasdaq SmallCap Market(SM) or the Boston Stock Exchange and we provide certain price and volume information on a current and continuing basis, or meet required minimum net tangible assets or average revenue criteria. We cannot assure you that our shares will qualify for exemption from these restrictions. If
                       PCI shares were subject to the penny stock rules, the market liquidity for the shares could be adversely affected. See "Description of Securities."

No Dividends           We  intend  to  retain  any  future  earnings to fund the
Anticipated.           operation  and  expansion  of  our  business.  We  do not
                       anticipate paying cash dividends on our shares in the foreseeable future. See "Description of Securities --
                       Common Stock"; "Dividend Policy."

Shares which may       Currently,  other than 380,954 of the bridge warrants and
be Acquired at or options held by directors William L. Anthony and Robert Below the Offering H. Manschot to purchase 161,250 shares, there are no
Price.                 outstanding  warrants  or  options to acquire PCI shares.
                       Mr.  Anthony  and Mr. Manschot may exercise their options
                       to  purchase  shares  at  the  offering price. The bridge
                       warrants  are  exercisable  at 50% of the price per share
                       in  this  offering  or  $2.625,  except  for  the  bridge
                       warrants  held by William B. McKee, which are exercisable
                       at  the  offering  price  of $5.25 per share, and holders
                       are  likely  to  exercise them, if at all, at a time when
                       we  would  otherwise  be  able to obtain capital on terms
                       more   favorable   than  those  provided  in  the  bridge
                       warrants.  See  "Security Ownership of Certain Beneficial
                       Owners  and  Management";  "Interim  Financing  -- Bridge
                       Financing and Bridge Warrants."

Shares Eligible for    All  1,480,500  of  the  currently issued and outstanding
Future Sale.           PCI  shares  are "restricted securities," as that term is
                       defined under Rule 144. None of these shares will become eligible for sale under Rule 144 prior to December 31, 1997. Thereafter, at various times through June 20, 1998, these 1,480,500 shares will become eligible for sale under Rule 144. See "Description of Securities --
                       Shares Eligible for Future Sale."

  Contractual sale     Certain  of  our  affiliates  who  hold 1,480,500 shares,
  restrictions.        38,096  bridge  warrants  and 161,250 options have agreed
                       that  they  will  not  sell  their  shares,  warrants and
                       options  for  24  months from the date of this prospectus
                       except  that  up to 10% of such securities may be sold in
                       increments   after   12   months.   See  "Description  of
                       Securities -- Shares Eligible for Future Sale."

  Warrant shares; Bridge warrant holders may purchase 380,954 shares restrictions on during the five-year period commencing on completion of
  resale.              this  offering.  However, the bridge warrant holders have
                       agreed  that  if  they exercise the bridge warrants, they
                       will  not  sell  the underlying shares for 12 months from
                       the  date  of  this prospectus without the prior approval
                       of  the  underwriter. This potential delayed offering may
                       result  in  the  resale  of bridge warrant shares at some
                       date  between  one  and five years from the completion of
                       this   offering.   See   "Interim  Financing  --  Delayed
                       Offering By Warrant Holders."

  We cannot predict    We  are  unable  to  predict  the  effect that sales made
  the depressive       under  Rule  144, the delayed resale of warrant shares or
  effect of resales.   other  sales may have on the then prevailing market price
                       of  our  shares.  It is likely that market sales of large
                       amounts  of these or other PCI shares after this offering
                       (or  the  potential  for  those sales even if they do not
                       actually  occur),  will have the effect of depressing the
                       market   price   of   PCI  shares.  See  "Description  of
                       Securities  -- Shares Eligible for Future Sale"; "Interim
                       Financing -- Delayed Offering By Warrant Holders."

Limited Insurance      We  carry  general  liability insurance with an aggregate
Coverage.              limit  of  $10,000,000,  and product liability and health
                       hazard   insurance.   These   policies   also  cover  our
                       suppliers,  manufacturers and retail outlets. However, we
                       cannot  assure  you  that  we  will  not  be  subject  to
                       liability  which  is  beyond  the  limits  of our general
                       liability,  product liability and health hazard insurance
                       coverage,  and  which  may  have an adverse effect on our
                       business.    See    "Business    --    Tobacco   Industry
                       Litigations."

Dilution; Disparity    Purchasers   of  shares  will  experience  immediate  and
in Share Purchase      substantial  dilution of $2.81 in net tangible book value
Price.                 per  share, or approximately 54% of the offering price of
                       $5.25 per share. In contrast, existing shareholders paid an average price of $0.24 per share. Some existing shareholders acquired their shares from PCI or its officers between March 10, 1997 and June 20, 1997 at prices ranging from $1.25 to $2.50 per share. See
                       "Dilution."

No Prior Market        Prior  to  this offering, there has been no public market
for Shares;            for  PCI  shares.  We  cannot assure you that any trading
Determination          market  for our shares will exist following the offering,
of Public              or  that  investors  in the shares will be able to resell
Offering Price.        their   shares  at  or  above  the  offering  price.  The
                       offering  price for the shares will be determined through
                       negotiations  between us and W.B. McKee Securities, Inc.,
                       and  may  not  be  indicative  of the market price of the
                       shares   after   the   offering.   See   "Description  of
                       Securities -- No Prior Market for Shares."

Use Of Offering We will use up to $1,200,000 (approximately 14.5%) of net Proceeds to Repay offering proceeds to repay the principal amount of
Debt.                  promissory notes issued in the bridge financing,  and any
                       outstanding  balance on our bank line of  credit,  rather
                       than  purchase  inventory  or  humidors to expand the PCI
                       Cigar  Program.   See  "Use  of  Proceeds"  and  "Interim
                       Financing."

Dependence on          We   use   independent  contract  carriers  to  ship  our
Shippers               humidors  and  cigars.  We  have  not  used United Parcel
                       Service,   and   have   not  yet  been  affected  by  the
                       Teamsters' strike against that company. We cannot assure you that the UPS strike, or similar work stoppages will not impact our ability to receive and distribute cigars and humidors.

                                 USE OF PROCEEDS


     The net proceeds we receive from the sale of 1,900,000 shares, assuming an offering price of $5.25 per share, and after deducting underwriting discounts and commissions of $997,500 and offering expenses of approximately $674,250, are estimated to be $8,303,250 ($9,604,988 if the underwriter's over-allotment option is exercised in full). Offering expenses include $299,250 in non-accountable underwriter's expenses, and an estimated $375,000 in expenses such as legal, accounting, printing and various filing and registration fees and miscellaneous expenses. We expect to use the net proceeds (assuming no exercise of the underwriter's over-allotment option) as follows:


                     [Pie chart graphic of use of proceeds]

                                                                            Approximate
                                                            Approximate     Percentage
                                                              Dollar         of Net
             Application of Net Proceeds                      Amount        Proceeds
---------------------------------------------------------   -------------   ------------

Purchase of Humidors(1) .................................    $4,000,000         48.2%
Purchase of Cigars and Accessories(2)  ..................     1,900,000         22.9
Repayment of Indebtedness(3)  ...........................     1,200,000         14.5
Sales and Marketing(4)  .................................       700,000          8.4
Working Capital and general corporate purposes(5)  ......       503,250          6.0
                                                             -----------      ------
  Total  ................................................    $8,303,250        100.0%
                                                             ===========      ======
------------
(1) Represents  the  amount  needed  to  purchase humidors to supply stores with custom-designed countertop display humidors.
(2) Represents  the  amount  needed  to  maintain  adequate  inventory levels to support  retail  sales  turnover. Stores will keep only enough stock to fill their  countertop  humidors  due  to  the  care  required  to maintain cigar freshness.  In  addition,  deposits  are  required  on  some  overseas cigar purchase orders.
(3) Represents  the  repayment  of the bridge  notes issued in 1997 with a total principal  amount of $1,000,000,  and the oustanding  balance,  if any, of a
    $200,000 bank credit line. The bridge notes accrue  interest at a rate of 8%
    per year until  completion of this offering and at 16% per year  thereafter.
    The  bridge  notes  are  due on the  earlier  of the  consummation  of  this offering, but may be paid up to two years from their issuance. Proceeds from the bridge notes were used to purchase  cigars,  humidors and related items, capital equipment and to pay salaries,  business expenses,  office costs and professional  and consulting  fees. The  Consolidated  Balance Sheet and the
    Consolidated Statement of Cash Flows in the Financial Statements included in this  prospectus  do not include the $200,000  bank credit line  obtained on
    July 25, 1997.
(4) Represents  sales  and  marketing  expenditures spending for trade relations events  and  support  to  further develop our relationships with major chain accounts and national distributors.
(5) Represents  a  minimum  level  of  working  capital  for  general  corporate purposes  such  as  advertising,  customer  education,  deposits  and  other prepaid assets.

     We intend to use these net proceeds to continue, and further accelerate, the rollout of the PCI Cigar Program with national chain accounts and others throughout the United States and Canada. Our plan is to reach 10,000 retail outlets by the end of this fiscal year, March 31, 1998, and add 10,000 stores each year. Our aggressive growth plans require extensive working capital to supply each store with a custom designed humidor, premium cigars and accessories. In addition, we plan to use $1,000,000 to retire the bridge financing indebtedness and an additional amount to retire the outstanding balance, if any, of a $200,000 bank credit line. See "Interim Financing -- Bridge Financing and Bridge Warrants." The use of proceeds disclosed above is subject to change. If our use of proceeds does change, we believe it would be to reallocate more proceeds to purchase cigars and humidors and less proceeds to sales and marketing.

     Pending use, the net proceeds will be invested in bank certificates of deposit and other fully-insured investment grade securities. Any funds we receive from exercise of the over-allotment option or the representatives' warrant will be added to working capital.


                                 CAPITALIZATION

     The following graph and table set forth the capitalization of PCI as of June 30, 1997, and as adjusted to reflect the sale of 1,900,000 shares at $5.25 per share, the payment of the bridge notes and the exercise of the bridge warrants, but does not include the exercise of 19,048 bridge warrants issued to William B. McKee or exercise of any of the 161,250 stock options.


            [Bar chart comparing actual and pro forma information]


                                                                          June 30, 1997
                                                                   ----------------------------
                                                                     Actual        As Adjusted
                                                                   -------------   ------------
                                                                   (Unaudited)     (Unaudited)
Long-term liabilities    .......................................    $1,000,000      $        0
                                                                    ----------      ----------
Shareholders' equity:
   Common Stock, no par value per share, 10,000,000 shares
    authorized, 1,480,500 shares issued and outstanding and
    3,742,406 shares issued and outstanding as adjusted   ......       524,675       9,777,928
   Accumulated deficit   .......................................      (523,311)       (605,811)
                                                                    ----------      ----------
Total Shareholders' equity  ....................................         1,364       9,172,117
                                                                    ----------      ----------
      Total Capitalization  ....................................    $1,001,364      $9,172,117
                                                                    ==========      ==========

                                    DILUTION

     The difference between the public offering price per share of Common Stock and the as adjusted pro forma net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.


     At June 30, 1997, the net tangible book value of PCI was ($330,371) or ($.22) per share of Common Stock. At June 30, 1997, after giving effect to the sale of the Common Stock offered hereby at an initial offering price of $5.25 per share (less, underwriting discounts and commissions and estimated expenses of this offering) and the exercise of 361,906 bridge warrants, the as adjusted pro forma net tangible book value at that date would be $9,133,335 or $2.44 per share. This represents an immediate increase in the adjusted pro forma net tangible book value of $2.66 per share to existing shareholders and an immediate dilution of $2.81 per share to new investors, or approximately 54% of the offering price of $5.25 per share.

     The following graph and table illustrate the per share dilution to new investors without giving effect to the results of operations of PCI subsequent to March 31, 1997:


         [Bar chart of dilution and net tangible book value per share]



Public offering price   ....................................              $5.25
   Pro forma net tangible book value at June 30, 1997   ....  ($ .22)
   Increase attributable to new investors   ................   $2.66
Net tangible book value after offering   ...................              $2.44
                                                                          ------
Dilution to new investors    ...............................              $2.81
                                                                          ======


     The  following  graphs and table  summarize  the number and  percentage  of shares of Common  Stock  purchased  from  PCI,  the  amount  and  percentage  of
consideration   paid,   and  the  average  price  per  share  paid  by  existing
shareholders and by new investors in this offering.


           [3 groupings of 3 comparison bars: shares, consideration,
                            average price per share]

                                                            Total Consideration        Average
                                  Number                          Paid                 Price
                                   of                     -------------------------     Per
                                  Shares       Percent       Amount        Percent      Share
                                -----------   ---------   -------------   ---------   --------

Existing Shareholders    ......   1,480,500    39.56%       $   357,050     3.16%       $  .24
Bridge Warrant Holders   ......     361,906     9.67%       $   950,000     8.42%       $2.625
Public Investors   ............   1,900,000    50.77%       $ 9,975,000    88.42%       $ 5.25
                                 ----------   -------      ------------   -------
   Total  .....................   3,742,406   100.00%       $11,282,050   100.00%
                                 ==========   =======      ============   =======

     The above table assumes no exercise of (i) the underwriters' over-allotment option, (ii) the Representative's Warrants, (iii) 161,250 options held by directors, or (iv) the 19,048 bridge warrants held by William B. McKee that are exercisable at $5.25 per share. See "Risk Factors -- Immediate and Substantial Dilution," "Underwriting," and "Description of Securities."

      SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     Set forth below is selected consolidated financial information with respect to PCI from June 1, 1996 (inception of cigar distribution activities) to March 31, 1997 and for the three months ended June 30, 1997 (unaudited). The selected consolidated financial information has been derived from the consolidated financial statements which appear elsewhere in this Prospectus. This data should be read in conjunction with the consolidated financial statements of PCI and their related notes.

                                         June 1, 1996 to March 31, 1997    3 Months ended June 30, 1997
                                         -------------------------------   ----------------------------
                                          Historical       Pro Forma       Historical      Pro Forma
                                         ---------------   -------------   -------------   ------------
                                                           (Unaudited)     (Unaudited)     (Unaudited)
Consolidated Statements of
 Operations:
Sales  .................................  $   845,571       $  845,571      $  628,180     $ 628,180
Cost of sales   ........................      643,790          643,790         481,677       481,677
                                          -----------       ----------      ----------     ----------
Gross profit    ........................      201,781          201,781         146,503       146,503
Selling, general and administrative(1)        323,776          551,276         327,439       357,439
Stock based compensation    ............       57,625           57,625         110,000       110,000
                                          -----------       ----------      ----------     ----------
Loss from operations  ..................     (179,620)        (407,120)       (290,936)     (320,936)
Interest expense and
 miscellaneous(2)  .....................       21,522            1,722         (31,233)          --
                                          -----------       ----------      ----------     ----------
Net loss  ..............................  $  (201,142)      $ (408,842)     $ (322,169)    $(320,936)
                                          ===========       ==========      ==========     ==========
Weighted average shares
 outstanding(3) ........................    1,480,500        3,742,406       1,480,500     3,742,406
                                          ===========       ==========      ==========     ==========
Loss per share  ........................  $      (.14)      $     (.11)     $     (.22)    $    (.09)
                                          ===========       ==========      ==========     ==========

                                             June 30, 1997
                                     ------------------------------
                                     Historical      Pro Forma
                                     ------------   ---------------
                                                    (Unaudited)(3)
Consolidated Balance Sheet Data:
Working capital    ...............   $  244,851       $ 8,708,557
Total assets    ..................   $1,412,202       $ 9,582,955
Total liabilities  ...............   $1,410,838       $   410,838
Shareholders' equity  ............   $    1,364       $ 9,172,117

------------
(1) Pro Forma includes additional executive compensation and management fees pursuant to executive compensation agreements. (See "Management -- Executive Compensation".)
(2) Pro Forma assumes repayment of indebtedness as specified in Use of Proceeds.
(3) Pro Forma assumes issuance of 1,900,000 shares in the offering and conversion of the bridge warrants into 361,906 shares of Common Stock, and assumes no exercise of 19,048 bridge warrants held by William B. McKee.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS


General

     PCI was incorporated in Arizona on December 16, 1996, to be a national and international distributor of premium cigars from humidors in high traffic retail outlets.


     As of July 31, 1997, we had placed the PCI Cigar Program, which includes supplying humidors, cigars, service, and information in over 2,615 stores in the United States and Canada. We are currently expanding with national retail and distribution accounts in both countries. Our objective is to place the PCI Cigar Program in 10,000 high volume convenience, gas, grocery and drug stores and outlets by March 31, 1998 and in 30,000 to 50,000 outlets within three to five years.


Jun-96  Jul-96  Aug-96  Sep-96  Oct-96  Nov-96  Dec-96  Jan-97  Feb-97  Mar-97  Apr-97  May-97  Jun-97  Jul-97
  49      91     120     227     389     559     596     629     647     671     707     745     1,550   2,615


     PCI's primary focus is selling premium cigars priced at retail from $1 to $8. We market a broad range of brands as well as in-house, private label brands. PCI's founders, Colin Jones and Greg Lambrecht, have been supplying and distributing premium cigars through convenience stores and other high volume outlets since June 1996. Each has more than 12 years of experience supplying various consumer products to retail outlets.


     PCI has arrangements and agreements with national chain accounts to supply cigars and in-store humidors for direct delivery distribution and in-store merchandising in the United States and Canada. Customers include stores affiliated with Southland USA and Southland Canada (7-Eleven), AM/PM, Circle K, Associated Grocers, SuperValu, McLane Company, and numerous independent accounts.


     In addition, PCI has developed several relationships with cigar manufacturers and suppliers of cigars from the Dominican Republic, Honduras, Mexico, Nicaragua and the Philippines. We are expanding our sources for cigars and accessories.

     PCI has experienced rapid growth in a competitive industry, and we are working to become an industry leader in distributing cigars to convenience stores and other high traffic retail outlets. As of July 31, 1997, the PCI Cigar Program was in over 2,615 outlets and we have facilities and staffing to roll out their PCI Cigar Program in 250 to 500 outlets a week.

     Our objective is to reach 10,000 retail outlets by the end of our fiscal year ending March 31, 1998, and add 10,000 stores per year over the next three to five years. PCI's largest customer, Southland, has over 5,000 retail stores in North America. We believe that we can reach our first year goal by further penetrating stores affiliated with national chains represented by our current customer list.

     In addition, the convenience and gas station segment of PCI's target market represents a significant number of retail outlets. The National Association of Convenience Stores recently reported in its "'97 State of The Industry" report that there are over 94,000 convenience stores in the United States. This excludes Canada and other key outlets for our program: grocery, drug and mass merchandising outlets. Based on our growth and size of the market for our program, products and services, we believe that our business objectives are reasonable.

     You must read the following discussion of the results of the operations and financial condition of PCI in conjunction with PCI's consolidated financial statements, including the notes included elsewhere in this Prospectus. Historical results and percentage relationships among accounts are not necessarily an indication of trends in operating results for any future period. The consolidated financial statements present the accounts of PCI and its wholly-owned subsidiary, CAN-AM, as well as the predecessor cigar sales activity of J&M and Rose Hearts. All significant intercompany balances and transactions were eliminated in consolidation.

Results of Operations

     The following table sets forth the percentage of revenue represented by certain items reflected in PCI's consolidated statements of operations for the period from the date of inception, June 1, 1996 through March 31, 1997 and for the three month period ended June 30, 1997:


                                           Period From Inception     For the 3 Month
                                           June 1. 1996, Through     Period Ended
                                              March 31, 1997         June 30,1997
                                           -----------------------   ----------------
          Sales   ........................          100.0%                100.0%
          Cost of sales    ...............           76.1                  76.7
                                                  ---------             ---------
          Gross margin  ..................           23.9                  23.3
          Selling, general, and
            administrative expenses    ...           38.3                  52.1
          Stock Based Compensation  ......            6.8                  17.5
                                                  ---------             ---------
          Loss from operations   .........          (21.2)                (46.3)
          Other income/expense   .........            2.6                   5.0
                                                  ---------             ---------
          Net Loss   .....................          (23.8)%               (51.3)%
                                                  =========             =========



Ten Month Period From Date of Inception (June 1, 1996) through March 31, 1997


Sales

     Sales of cigars and cigar accessories for the ten month period ended March 31, 1997 were $845,571.

Cost of Sales

     Cost of sales for the period from the date of inception, June 1, 1996 through March 31, 1997 was $643,790, with a gross profit of approximately 24%. Our goal is to establish a consistent gross profit percentage in the range of 30% to 35%. Gross profit for the 10-month period ended March 31, 1997 was lower due to the lack of volume purchase bargaining power during the initial start-up phase.

Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses for the period from the date of inception (June 1, 1996) through March 31, 1997, were $323,776, or 38.3% of sales. These costs were disproportionately high during the initial 10 months of operations due to the addition of personnel to establish market positions with various national chains. In addition, administrative costs increased significantly as we prepared for our increased volume.

Stock Based Compensation

     During January and March of 1997 certain employees purchased Common Stock at a per share price that has been determined to have a market value in excess of the amount paid by the employees. As such, additional compensation has been recorded.


Other Income/Expense

     Other income and expense for the period from the date of inception, June 1, 1996 through March 31, 1997, was an expense of $21,522. This expense is made up of $21,292 in interest, $1,193 foreign currency transaction loss, and an offset of $963 in miscellaneous income.

Three Month Period Ended June 30, 1996

     The following discussion and analysis does not include a comparative analysis with the prior year's quarter. There was no material activity during June, 1996.

Sales

     Sales for the ten months ended March 31, 1997 totaled $845,571. Sales for the quarter ended June 30, 1997 were $628,180. Our growth in revenue is a result of rapid store rollouts during June supported by bridge financing obtained during the quarter to expand operations in the United States from PCI's new headquarters and warehouse/distribution center in Scottsdale, Arizona.

Cost of Sales

     Cost of sales for the quarter ended June 30, 1997 was $481,677 with a gross profit of approximately 23.3%. Our goal is to establish a consistent gross profit percentage in the range of 30% to 35%. Gross profit for the quarter ended June 30, 1997 continued to be lower due to the lack of volume purchase bargaining power during the continuing start-up phase of operations.

Selling, General, and Administrative Expenses

     Selling, general, and administrative expenses for the quarter ended June 30, 1997 were $327,439, or 52.1% of sales. These costs were disproportionately high during the quarter due to the startup of operations in Scottsdale, Arizona and the addition of personnel to establish market positions with various national chains. Our Scottsdale, Arizona facility began shipping to stores in June 1997. In addition, administrative costs increased significantly as we continued to prepare for our increased volume and this offering.

Stock Based Compensation

     During the quarter ended June 30, 1997 certain individuals purchased Common Stock at a per share price that has been determined to have a market value in excess of the amount paid. In addition, Common Stock valued at $37,500 was given to Arie Luyendyck to provide certain services related to the endorsement of PCI and its program.

Other Income/Expense

     Other income and expense for the quarter ended June 30, 1997 was an expense of $31,233. This expense primarily consists of interest expense on bridge financing and a note payable as well as amortization of underwriter fees on the bridge financing.

Seasonality

     We have experienced consistent growth in monthly sales volume throughout our first year of operations, hampered only by inadequate capital to fund expansion. However, as we increase our market penetration, we may experience some seasonality in revenues that is not currently discernable. Our operational history and the new nature of distributing cigars to convenience outlets does not yet permit us to identify clear seasonal trends, but we believe that some variation in convenience store impulse cigar purchases may be tied to outdoor weather conditions. In the northern U.S. and Canada, sales appear to improve in the warmer months and in the southern U.S. sales appear to improve in the cooler months. Because we distribute across the U.S. and Canada, we anticipate that any seasonal variances in the northern and southern regions will be offsetting and not have a material impact on our financial condition or operations.

Liquidity and Capital Resources

     We require capital to market our PCI Cigar Program, obtain additional inventory and humidors to supply our increasing distribution network, and develop the personnel, facilities, assets and organization infrastructure necessary to support our expanding business. During the period from the date of inception, June 1, 1996, through March 31, 1997, we financed our operating and business development activities by issuing notes payable of approximately $180,000, and shares of Common Stock for approximately $212,050. These funds were used to acquire equipment in the approximate amount of $23,000, humidors in the approximate amount of $71,000, pay organizational and deferred offering costs in the approximate amount of $86,000, and advance funds to affiliates to pay their prior commitments, in the approximate amount of $86,000.

     After March 31, 1997, we obtained additional bridge financing in the amount of $1,000,000 (including existing debt of $100,000) which has been used primarily to fund additional expansion of operations. During the quarter ended June 30, 1997, we used the net proceeds from the bridge financing of $810,000 to accelerate the expansion of the PCI Cigar Program throughout the United States and cover costs associated with this offering. Humidor purchases for the quarter were approximately $175,000, and we purchased equipment costing approximately $81,000. Deferred costs incurred with this public offering were approximately $157,000. In addition, $343,000 was used for working capital to fund sales growth and the related trade receivables and deposits for cigar purchases. In addition, on July 25, 1997 we obtained a $200,000 line of credit with a bank to assist with working capital requirements until the completion of this initial public offering.



     We believe that the net proceeds of this offering, together with cash flows from operations, will be sufficient to meet our anticipated expansion and working capital needs for the foreseeable future, including our commitments under three employment agreements, two management fee agreements and two consulting agreements. See "Management -- Executive Compensation." We have no plans to perform any significant product research and development, to purchase or sell any significant plant or equipment, to significantly change our number of employees or to obtain additional outside capital. However, if additional funding is required, we may raise capital through the issuance of long-term or short-term debt or the issuance of securities in private or public transactions to fund future expansion of our business. We cannot assure you that we can obtain acceptable financing for future expansion.
                                       23

                                    BUSINESS

Introduction

     Historically, premium cigars and cigar-related accessories have been sold through traditional specialty tobacco retail stores. Our PCI Cigar Program distributes moderately-priced premium and other cigars through convenience stores, grocery and drug stores, gas stations and other high-traffic retail locations that traditionally have not sold premium cigars, which require special care. We have designed, and have manufactured for us, humidors which we deliver to each store. Our humidors maintain premium cigars in an appropriately humidified environment, and we periodically re-stock the humidors. We buy cigars both from importers and directly from manufacturers. We have certain of our own brands manufactured for us, but we do not directly manufacture any of our own cigars. PCI currently distributes premium cigars in 34 of the United States, and in five Canadian provinces through CAN-AM, a wholly-owned subsidiary. We are expanding our business with existing and new accounts throughout the United States and Canada.

     We are capitalizing on the increase in demand for premium cigars in the United States and Canada. Using direct delivery, as well as large and small distributors, we supply and distribute name brands, as well as our own private label brands of premium and other cigars, at various moderate price levels, primarily from $1 to $8. We use independent contract carriers to ship our humidors and cigars, but we have not used United Parcel Service, and have not yet been affected by the Teamsters' strike against that company.

     Traditionally, convenience stores, grocery and drug stores, gas stations and other locations sold cigarettes, little cigars, and non-humified mass market
(dry) cigars such as White Owls(TM), Tipparillos(TM), and Swisher Sweets(TM). Those stores lacked both access to a supply of fresh (humidified) premium and other cigars and the expertise to effectively maintain and service premium cigars. As a result, cigar smokers could buy premium cigars only at specialty tobacco shops. Our two sales Vice Presidents, Colin Jones and Greg Lambrecht, have each been in the business of supplying and distributing premium cigars through convenience stores since June 1996, and each has 12 or more years experience supplying various other products to convenience store chains and other retail outlets in Canada or the northwest U.S., respectively.

     We have developed and will continue to develop relationships with tobacco suppliers, and are expanding our commercial and technical support systems to secure a variety of sources for products, ensure product quality, and maximize cost savings. We currently depend heavily on two suppliers, TSG Import, Export and Manufacturing Corporation and House of Horvath, Inc., but we are broadening our sources of supply. We believe we will be able to contract with a number of additional suppliers to obtain cigars on terms comparable or more favorable to our existing sources of supply, primarily because of the high quantity of cigars we purchase.

     We have negotiated and have entered into agreements to supply premium and other cigars and in-store humidors for direct delivery distribution and in-store merchandising. As of July 31, 1997 we were servicing 2,615 convenience stores in the States of: Washington, Oregon, California, Arizona, Texas, Kansas, Missouri, Utah, Idaho, Alaska, Nevada, Oklahoma, Maryland, Virginia, Colorado, Illinois, Michigan, Wisconsin, Nebraska, Georgia, Montana, Florida, Massachusetts, Connecticut, New York, New Jersey, Rhode Island, New Mexico, Pennsylvania, North Carolina, Louisiana, Alabama, Mississippi and Arkansas; and in the Canadian Provinces of: British Columbia, Alberta, Saskatchewan, Manitoba and Ontario. We have identified more than 10,000 retail outlets as potential PCI accounts in these states. Our current customers include stores affiliated with Southland Canada (7-Eleven), Southland USA (7-Eleven), AM/PM, Circle K, SuperValu and Associated Grocers. Our goal is to place a high quality humidor selling premium cigars and accessories in every convenience store and high traffic retail outlet.


The Expanding Cigar Market

     In recent years, cigar smoking has regained popularity in the United States. Consumption and sales of cigars, particularly premium cigars, have increased significantly since 1993. After declining from its peak in 1964, sales of cigars in the U.S. increased to 4.4 billion units in 1996 from 3.4 billion units in 1993. Sales of premium cigars, which had remained essentially flat since 1981 despite continued declines in mass market cigar sales, increased at a compound annual unit growth rate ("CAGR") of: 2.4% from 1976 to 1991; 13.9% from 1991 to 1995; and 67.0% from 1995 to
1996. We cannot assure you that this growth rate will continue. Led by growth in premium cigars, the U.S. cigar market grew at an annual rate of 8.7% from 1993 to 1996.



                           Premium Cigar Consumption
                              (Cigars in Millions)

           [bar chart of U.S. premium cigar consumption 1991 to 1996]


     The following table illustrates the trends in unit consumption and retail sales for the premium and mass market segments of the U.S. cigar industry from 1991 to 1996(a):

                            1991         1992         1993         1994         1995        1996
                           ----------   ----------   ----------   ----------   ----------   --------
                                                         (in millions)

Unit Sales:
 Premium    ............       97.2         98.9        109.5        125.5        163.9       274.3
 Mass Market   .........    3,433.3      3,419.2      3,313.8      3,592.6      3,806.4     4,122.3
                           ---------    ---------    ---------    ---------    ---------    --------
   Total    ............    3,530.5      3,518.1      3,423.3      3,718.1      3,970.3     4,396.6
                           =========    =========    =========    =========    =========    ========
   Retail Sales   ......   $  705.0     $  715.0     $  730.0     $  860.0     $1,005.0         --


------------
(a) Source  --  Cigar  Associates  of America, Inc. ("CAA"). CAA's premium cigar data  includes  cigars  imported  from  seven  leading  supplier  countries,
    including   the   United   States.   U.S.   premium   cigar  production  was
    approximately 5.0 million units in 1995.



     The growth rate in premium cigar imports continued to accelerate in 1996 and thus far in 1997. Premium cigar imports in January 1997 more than doubled compared to January 1996, with almost 24 million cigars imported in January 1997 compared to 11 million cigars in January 1996. (Source: The Cigar Insider). Sales of premium cigars have more than doubled in the span of three years. Sales of mass market cigars grew at a CAGR of 7.2% from 3.3 billion units in 1993 to 4.1 billion units in 1996. Overall growth in retail sales of cigars was primarily a combination of a shift in the sales mix to more expensive cigars as well as the increased number of cigars being sold.

     We believe that the increase in cigar consumption and retail sales is the result of a number of factors, including:


       (i) the improving image of cigar smoking resulting from increased publicity, including the success of Cigar Aficionado(TM), Cigar Lover(TM), Smoke(TM) and The Cigar Smoker(TM) magazines and the increased visibility of cigar smoking by celebrities (such as Arnold Schwarzenegger, Mel Gibson, Demi Moore, Michael Jordan, Wayne Gretzsky and Jack Nicholson);


       (ii) the emergence of an expanding base of younger, highly educated, affluent adults age 25 to 40 with an interest in luxury goods, including premium cigars;

       (iii) the increase in the number of "baby boomer" adults over the age of 40 (a demographic group believed to smoke more cigars than any other demographic group);

       (iv) an increased number of women smoking cigars; and

       (v) the proliferation of establishments, such as restaurants and clubs, where cigar smoking is encouraged, as well as "cigar smokers" dinners and other special events for cigar smokers.

"Cigars have recaptured their traditional image as a symbol of success, celebration and achievement it is now seen as an item of quality in keeping with such other quality items as gourmet coffees, fine wines, beer from micro-breweries, single malt scotches and single barrel bourbons." (Norman F. Sharp President, Cigar Association of America).

Categories of Cigars

     Cigars are divided into three principal categories: premium cigars, mass market cigars and little cigars.

     Premium Cigars. Most premium cigars are imported, hand-rolled cigars made with long filler and all natural tobacco leaf wrappers. Other moderately-priced premium cigars use a combination of short and medium filler, are hand-rolled with all natural wrappers and are kept humidified. The Dominican Republic, Honduras and Jamaica collectively accounted for approximately 84.0% of premium cigars imported into the U.S. in 1995. Many of the finest premium cigars sold in the U.S. trace their roots to pre-Castro Cuba and the Cuban emigres who continued making premium cigars in Jamaica, Honduras, the Dominican Republic and Florida. PCI distributes primarily moderately-priced premium cigars, but also distributes a limited number of higher-priced premium cigars.


     Mass Market Cigars. Mass market cigars generally are domestic, machine-made cigars that use less-expensive short filler tobacco and are made with tobacco binders and either homogenized sheet wrappers or natural leaf wrappers. Sales of more expensive mass market cigars, using natural leaf wrappers, grew by 12.9% in 1995, as consumers appear to have shifted to more expensive, higher quality mass market cigars. We distribute a significant number of high quality, natural leaf wrapper, mass market cigars, including smaller-sized, humidified, natural leaf cigars.


     Little Cigars. Little cigars are the lowest priced cigars. Little cigars weigh less than three pounds per 1,000, and may have filters. Little cigars are not made with binders, are dry (not humidified) and are manufactured and packaged similarly to cigarettes. PCI does not distribute any little cigars.


     Currently, all segments of the premium cigar industry are growing rapidly, from the low and moderately-priced premium cigars which we market to the "high priced" cigar brands sold by established cigar/tobacco retail specialty shops. We believe that large importers and manufacturers of premium cigars will continue to distribute their nationally advertised, leading brands primarily through local cigar/tobacco stores because sales through other locations require supplying humidors and care instructions. As and if our market demands, we intend to sell a larger number of higher quality premium cigars.


Cigar Production

     According to statistics compiled by The Cigar Insider, the Dominican Republic produces and exports more premium cigars into the United States than any other country in the world. It has a strong lead over all other cigar exporting nations, with nearly 50% of the market. Industry experts rate cigars manufactured in the Dominican Republic third in the world in quality, trailing only those from Cuba and Jamaica.


     Cuban cigars cannot be exported into the United States as a result of the 1962 trade embargo. Neither PCI nor our wholly-owned subsidiary CAN-AM currently distribute or engage in any transactions involving Cuban cigars or any products of Cuban origin in any of our operations, whether in the United States, Canada or elsewhere. Our standard form supplier agreement strictly prohibits our suppliers from providing any product containing any component of Cuban origin.


Cigar Purchasing; Private Label and Custom Brands

     We do not directly manufacture or import any cigars and rely entirely upon third party manufacturers and importers to supply us with cigars. Some of our suppliers and importers also directly manufacture some or all of the cigars they sell to us. All of our suppliers deliver the cigars to us in the U.S. after cigars have passed through customs and after all of the shipping and other import costs have been paid.


     We currently do not have written contracts with our two largest suppliers, but are relying upon the strength of our relationships and ongoing negotiations with them and a number of alternative suppliers to meet our current and future supply requirements. Although our current relationships with our two largest suppliers are good, if problems develop, without written contracts the relationships could end abruptly.

     We have developed a standard form supplier agreement that is similar to all common buyer/seller agreements for consumer products. In general terms, the agreement sets our negotiated minimum purchase requirements, and establishes delivery to us at Phoenix Sky Harbor International Airport after passing through customs and shipping is paid. The agreement allows for termination upon 120 days notice, include a warranty that no illegal substances accompany the products, prohibits disclosure or contact with each party's business relationships, and contains a covenant by the seller not to compete with us for a negotiated period. We have entered variations of our form supply agreement with two newer suppliers who currently supply only a small portion of our total needs.

     House of Horvath, Inc., accounted for approximately 71% of our cigar purchases from inception to March 31, 1997 (and a higher percentage in Canada). However, our purchases from House of Horvath decreased to approximately 37% of our total sales for the quarter ended June 30, 1997. We have no written contract with House of Horvath and purchase by purchase order only. We currently purchase cigars and accessories from over 19 different sources. As we have increased the volume of our cigar purchases, vendors have offered more favorable terms.

     TSG Import, Export and Manufacturing Corporation, a company located in the Dominican Republic, is currently our largest supplier and importer, and accounted for 38% of our total sales for the quarter ended June 30, 1997. We are operating under a verbal exclusive supply arrangement with TSG. TSG currently can manufacture 60,000 cigars a month and potentially source up to an additional 240,000 premium cigars per month. We had a written contract with TSG, which expired in July 1997. We are currently negotiating with TSG to renew our contract, but we continue to purchase cigars from TSG on the same terms as our previous agreement.


     We currently purchase cigars manufactured in the Dominican Republic, Mexico, Honduras, Nicaragua and the Philippines, and are working to establish relationships with additional cigar manufacturers in the Dominican Republic.


     In addition to brands distributed by our suppliers, we also sell cigars manufactured to our specifications by TSG and other suppliers which we distribute and sell under our own "private" label. We are negotiating with additional suppliers and customers to expand our private label operations, but we cannot assure that we will be successful. We will continue to purchase cigars manufactured by others from time to time as they become available on the open market. Our cigars are generally purchased from various suppliers to meet demands at our sales price points.

     The recently publicized shortage of premium cigars has focused on the large importers and manufacturers that distribute well known "high priced" premium cigars to the local cigar/tobacco stores. We believe that the shelves of local cigar/tobacco stores have been, and will continue to be, low on stock due to brand name manufacturers not being able to meet the demand for their high priced, premium cigars. Supplies of the moderately-priced premium cigars we sell have remained more than adequate. Social, political or economic changes could, among other things, interrupt cigar supply or cause significant increases in cigar prices. In particular, political or labor unrest in the Dominican Republic, Mexico or Honduras could interrupt the production of premium cigars, which would inhibit us from buying inventory.

Company History

     PCI was incorporated in Arizona in December, 1996, and shortly thereafter acquired CAN-AM International Investments Inc., a Canadian corporation ("CAN-AM") which owned all cigar accounts, inventory and humidors formerly owned by Rose Hearts Inc. ("Rose Hearts") of Seattle, Washington, and J&M Wholesale, Inc. ("J&M") located near Vancouver, B.C.


     PCI's National and International Sales Managers, Colin Jones and Greg Lambrecht, through J&M and Rose Hearts, respectively, developed their concept of selling premium cigars using in-store countertop humidors in convenience stores, grocery stores and other retail outlet markets in June of 1996. Colin Jones owns and operates J&M, a 12-year-old regional supplier and distributor of impulse purchase products to the convenience store market in British Columbia, Canada. Greg Lambrecht owns and operates Rose Hearts, a 14-year-old supplier and distributor of impulse purchase products to convenience stores and grocery stores in the northwestern United States including Washington, Oregon, Northern California, and Montana.


     Our Largest Customer. Corporate and franchise stores affiliated with Southland USA and Southland Canada (7-Eleven) accounted for over 82% of our sales in the fiscal year ended March 31, 1997. We have expanded our customer base, but sales to 7-Eleven stores still accounted for over 79% of our sales for the quarter ended June 30, 1997. We expect that sales to 7-Eleven stores will continue to account for a substantial percentage of our sales.

     Canadian Sales; CAN-AM. With an average of over 12 years of distribution experience in the convenience store industry, Colin Jones and Greg Lambrecht created a new company, CAN-AM, to establish a premium cigar program with 7-Eleven in five Canadian Provinces. They believe that CAN-AM was the first company to market premium cigars sold out of in-store humidors to a Canadian national convenience store chain.


     The first major presentation of what is now the PCI Cigar Program was to Southland Canada (7-Eleven). An initial test was conducted in 45 stores in Vancouver, B.C. and 15 stores in Edmonton, Alberta, with a possibility of expansion in 60 days if the test market was successful. After three weeks, the premium cigar program was so successful that 7-Eleven began a national program, and the PCI Cigar Program is currently in virtually all of 464 7-Eleven stores across Canada. With a warehouse near Vancouver B.C., a national distribution system, and a telemarketing service, current CAN-AM sales to 625 stores in the quarter ended June 30, 1997 were approximately $400,000 (unaudited).

     CAN-AM secured a strong foothold in the convenience industry with 7-Eleven stores, and is pursuing expansion through chains such as Mac's and Petro-Canada, as well as other independent retail outlets. Numerous retail outlets have approached CAN-AM to supply them with the PCI Cigar Program. Through July 31, 1997, CAN-AM has secured over 630 retail outlets in Canada and is expanding to large chain stores and through distributors.

     U.S. Sales. As of June 30, 1997 our United States operations distribute to 1,985 stores in 34 states. PCI U.S. sales in the quarter ending June 30, 1997 were approximately $200,000 (unaudited).


     7-Eleven. Largely because of the success of the PCI Cigar Program with Southland Canada, PCI and Southland USA have negotiated and signed a master agreement to establish the PCI Cigar Program in 7-Eleven corporate stores and in all franchise stores that request the PCI Cigar Program.

There are over 5,300 7-Eleven stores across the United States. Under this agreement, we added approximately 500 stores a month through June, at which time we increased to 1,000 new stores a month and hope to continue at that rate until our 7-Eleven rollout is complete.


     Rose Hearts. The PCI Cigar Program was established in the northwest United States by Rose Hearts and Greg Lambrecht. Rose Hearts sold these accounts to CAN-AM, PCI's wholly owned subsidiary, but continues, as PCI's distributor, to service the PCI Cigar Program accounts in stores affiliated with 7-Eleven, Circle K, AM/PM and other chains in Washington, Oregon, Idaho, northern California and Alaska. Rose Hearts' owner, Greg P. Lambrecht, intends to sell or liquidate Rose Hearts in the future, at which time we expect to assume the direct service of all of the stores that Rose Hearts currently serves. Greg Lambrecht has turned over operational control of Rose Hearts to other management so that he can honor his full-time obligations to us.


     McLane. McLane distributes products to over 35,000 retail outlets nationwide. We believe that currently PCI is the largest supplier of premium cigars to McLane, but we are not its sole supplier of humidors or premium cigars. We now distribute to two of McLane's 16 divisions, and are negotiating with other divisions. In addition to placing the PCI Cigar Program in Circle K stores serviced by McLane in Las Vegas and one McLane account in Arizona, we have placed a large distributor humidor in a McLane facility in Goodyear, Arizona, through which McLane services its Sun West Division (Arizona and Nevada).


     AM/PM. We have executed an agreement with AM/PM to place the PCI Cigar Program in AM/PM convenience stores in Washington and Oregon. We have placed humidors in 106 stores, and will roll out to over 100 stores, with the potential of nearly 200 stores. If initial results are successful, we intend to present the PCI Cigar Program to AM/PM nationwide.

     Associated Grocers. We have executed an agency contract with Associated Grocers to distribute the PCI Cigar Program to Associated Grocers' retail outlets (421 stores) in the Northwest. We have placed humidors in over 45 Associated Grocers stores.

     Texaco Star Mart. We service 27 Texaco Star Mart convenience stores in the Northwest, and are negotiating to expand the PCI Cigar Program with Texaco.


     Growth Plus; Additional Capital Needs. We intend to grow rapidly by expanding the PCI Cigar Program distributing moderately-priced name brand and private label premium cigars and other cigars, in-store humidors, direct marketing, in-store merchandising, telemarketing, and education and training to retail outlets in the US and Canada. We have grown quickly with investor capital and bridge financing, but we have reached a point where substantial outside capital is needed to further expand the PCI Cigar Program.


     Overall Marketing. Colin Jones and Greg Lambrecht each have been in the impulse item distribution business for over 12 years and have established relationships with many accounts across the United States that represent additional retail outlets not yet selling premium cigars. PCI officers attended the National Association of Convenience Stores ("NACS") convention in Las Vegas and displayed our premium cigars and in-store humidors. Our humidors advertise the PCI logo, name, and toll free number. We recently entered an endorsement agreement with a celebrity spokesman, Arie Luyendyk, to help promote the PCI Cigar Program.


Products

     The PCI Cigar Program. We offer a "full service" program to convenience stores and gas station outlets, grocery stores, and other high volume retail stores. To effectively place premium cigars and in-store humidors, we primarily distribute directly to outlets, but to a smaller degree distribute through independent local/regional and national distributors. Direct sales accounted for approximately 88% of our total sales and third-party distribution accounted for less than 12% of our total sales for the quarter ended June 30, 1997. We offer and recommend that a PCI sales representative visit each local area to educate store managers and regional supervisors about the

PCI Cigar Program. This presentation is accompanied by the PCI "Guide to Premium Cigars" that reviews the types of premium cigars by taste, smell, country of origin, and, most importantly, how to effectively sell premium cigars.


     The on-going success of our "full service" PCI Cigar Program depends, in part, on tele-merchandising. Our representatives call store managers at retail outlet locations periodically to ask specific questions relating to sales volume, humidity levels, and placement of humidors. We analyze customer feedback and make recommendations on cigar brands and price points based upon the customer profile and experience of a retail location. This system has been working effectively in Canada for several months, and is being implemented in the U.S.


     Humidors. We provide, and retain ownership of, all countertop humidors shipped to retail outlets. Our humidors provide an attractive product display and increase counter space available for PCI's products. In addition, we have designed and attached a magazine rack, which can be used to display and sell trade magazines such as Cigar Aficionado and Smoke. The celebrity covers used by such magazines, when displayed in the magazine rack, provide high impact, point of purchase signage.

     Each PCI in-store humidor is a sealed case or box that displays premium cigars in an optimal environment of humidity. Our in-store humidors come in varying sizes that can store and display 50 to 400 cigars. The most popular humidor is a stained, hand-made wood case with a clear plexiglass lid, which holds 75 to 125 cigars.

     PCI's in-store humidors are designed to be placed on store countertops next to the cash register for maximum exposure. Each in-store humidor is equipped with a humidifier unit and a humidity gauge to indicate when to soak the humidifier in purified water. We designed a long-lasting Spanish cedar humidifier to maintain constant humidity. Point of purchase signs which describe the characteristics of the cigars, such as the name of the cigar, country origin of the tobacco, size, flavor, and price are placed on the front of each stock keeping unit ("SKU") in the in-store humidors.

     PCI does not pay "slotting" fees or other inducements to retailers in order to secure counter space, which could affect our ability to place our humidors in prime locations. In addition, other major manufacturers or distributors may have agreements with convenience stores which require the stores to locate the manufacturers' or distributors' tobacco products in a counter position that is preferential to, or at least as favorable as, the location of other suppliers' products, including our humidors. This may inhibit our ability to obtain favorable counter presentation of our humidors.

     We currently have four suppliers of humidors which are based in Arizona, Oregon, California and Canada, our largest supplier being The Wildwood Collection of Scottsdale, Arizona. Although we have specially designed our humidors to meet our business needs, we believe any reputable cabinet making company could meet our production specifications. For this reason, we do not believe we are dependent upon any humidor supplier and we have not entered any written contracts with our humidor suppliers.

     Our Cigars. We distribute moderately-priced imported premium cigars, a limited number of higher-priced finest quality premium cigars, a significant number of mass-market cigars and certain accessories. We currently distribute over 60 brands of cigars.

     Premium Cigars. Our premium cigars are generally hand-rolled and sell at retail price points above $1.00/cigar. Through the PCI Cigar Program we distribute primarily large premium cigars with long-filler, long/medium, and medium/short filler tobacco and high quality, natural leaf wrappers and binders. In order to make hand-made cigars, binder tobacco is hand-wrapped around filler to create the "bunch" which is placed into a mold. Then, "wrapper" tobacco is hand-wrapped around the bunch, creating a premium cigar.

     The manufacturing process for premium cigars includes the selection, purchase and aging of the tobacco and hand rolling of the cigars. Tobacco is selected based upon its flavor and quality. The availability and quality of tobacco varies from season to season as a result of such factors as weather conditions and the demand for the tobacco.

     The taste of the cigar is based on the quality and/or blend of the tobacco. We do our best to select premium cigars with a blend of imported fine aged tobaccos. After tobacco is grown, it is typically aged for periods of between three months to three years. The time period for aging cigar tobacco has been substantially reduced in recent months due to the high demand for leaf tobacco used for cigar manufacturing worldwide.

     The cigar industry in general has recently experienced shortages in high-priced premium cigars because of shortages of certain types of the longest aged and highest priced natural wrapper and long filler. Currently, there is an abundant supply from a number of countries of the moderately-priced premium cigars of the types distributed by PCI. Although the shortages have not materially impacted cigar production to date, we cannot assure that future shortages will not have an adverse effect on the PCI Cigar Program.

     Mass Market Cigars. Mass market cigars are machine-made and generally have a retail price point of $1.00/cigar or less. Mass market cigars use less expensive tobacco than premium cigars. Manufacturers use a variety of techniques and grades of tobacco to produce mass market cigars that sell at PCI's low price points. Mass market cigars include large cigars (weighing three pounds/1,000 cigars) and smaller, natural leaf cigars (weighing less than three pounds/1,000 cigars). We purchase significant quantities of mass market cigars from several sources for sale at our lowest price point.

     Mass market large cigars combine natural leaf wrapper and man-made binder made from tobacco ingredients instead of natural binder, with filler threshed into short, tobacco ingredients replacing natural tobacco leaf. Flavoring and/or plastic tips are often added to popularly priced mass market large cigars.

     Price Point Supplies. Our PCI Cigar Program currently provides each customer with a number of cigars at each price point established between PCI and the specific store or distributor. This strategy allows us to substitute various premium cigar brands in each price group, depending upon supplies available from time to time. Our typical humidor displays premium cigars in three or five different price point SKUs. In addition, we maintain large custom-designed display case humidors with eight or more price point SKUs for selected high-volume locations.


     No Returns of Unsold Product to Date. We are generally obligated to accept returns of unsold products, but because of the nature of our PCI Cigar Program, we have had no returns to date. Our program tends to eliminate returns because properly humidified premium cigars improve with age, and our program properly maintains cigars in humidifiers. In addition, we do not supply more inventory than is required, but focus on filling price points as inventory depletes. Our telemerchandisers currently maintain frequent contact with the stores we service. We cannot assure that this record will continue.


Our Expansion Plans

     Our strategy for continuing growth and achieving profits involves filling a market niche by providing affordable, premium cigars that are conveniently accessible to the cigar smoking public. The PCI Cigar Program includes several components, including:

     Cigar Purchasing and Supply. Most of the cigars we sell are high quality, low to medium priced, premium cigars that are currently available in large quantities and are affordable.

     We do business with, and are negotiating relationships and agreements with, cigar importers and manufacturers which have relationships with tobacco plantations in the Dominican Republic and Mexico. The Dominican plantations with which we deal are located in the same valley that produces tobacco used in high priced premium cigars, and we believe that our suppliers produce cigars of similar high quality. However, we believe we can purchase and distribute these cigars at significantly lower prices than those made by the brand name manufacturers. We intend to maintain the manufacturers' labels which they use in their country's local markets, and have begun to create our own private labels which may be banded on these premium cigars.

     We believe that we have built satisfactory supply relationships and are currently working with various cigar importers to assure that PCI will have an adequate supply of cigars at each key retail price point. We anticipate rapid expansion during the next few years, and we expect to add new suppliers to broaden our access to quality cigar and cigar accessories. We are also securing rights to distribute and place several different in-store humidors.

     Master Agreements and Arrangements with National Chains. A "master agreement" is a form retailer or regional distribution agreement that PCI negotiated with a major convenience store chain, which is approved for use by retail stores or regional distribution centers within the chain, but which must be accepted by each individual store or distribution region which wishes to participate in the PCI Cigar Program. We have "master" agreements and other arrangements with several major convenience store chains to place the PCI Cigar Program in corporate and franchise stores, the largest of which is Southland USA (7-Eleven). However, the nature of the convenience store distribution business is that all supplier relationships are terminable on short notice (usually on between 30 and 120 days notice). Participation in the PCI Cigar Program is usually at the discretion of each local franchise store or each region of the country. As long as demand for premium cigars remains strong, we believe that individual stores and regions will participate in our PCI Cigar Program.


     Regional Direct Distribution and Sales Companies. We have entered into arrangements or agreements with two regional direct distribution and sales companies to supply them with premium cigars and in-store humidors in mass quantities. These regional direct distribution and sales companies, Rose Hearts and McLane Company, will, in turn, sell, deliver direct to the stores, service, and merchandise the PCI Cigar Program. Third-party distribution accounted for less than 12% of our total sales for the quarter ended June 30, 1997. We have provided distributors with large humidors for quantity storage of cigars at distribution warehouses. Our distribution relationship with Rose Hearts is ongoing, but we anticipate that Rose Hearts' cigar distribution operations may be phased out. In that event, we would assume direct servicing of our accounts. We believe that our relationship with McLane Company and with other distribution companies with which we may contract in the future will allow us to expand the PCI Cigar Program rapidly throughout the western United States. We intend to continue to utilize and expand this sales, distribution and merchandising strategy with similar regional direct distribution and sales companies throughout the rest of the U.S. and possibly Canada.

     PCI entered a Distributorship Agreement on June 13, 1997 with Rose Hearts for the non-exclusive distribution to Associated Grocers, SuperValu and other accounts in the states of Alaska, Idaho, Oregon, Washington and Northern California. The agreement provides that any master agreement with a national PCI account or national distributor will supersede the Rose Hearts agreement. We pay Rose Hearts a commission equal to 10% of the wholesale cost to the store of products PCI ships to third-party stores where Rose Hearts provides only in-store merchandising support services. We pay Rose Hearts a commission equal to 22% of the wholesale cost to the store of PCI products that Rose Hearts delivers to the stores directly. We provide Rose Hearts, at our expense, with a warehouse humidor to store PCI products shipped to Rose Hearts. The agreement is terminable by either party upon 30 days written notice. Greg P. Lambrecht is the President and sole shareholder of Rose Hearts and the Secretary, Treasurer, Vice President of National Sales and a substantial shareholder of PCI.


     Price Point Supply Systems. We have developed a price-point-based ordering system to eliminate complications of brand-specific product ordering, minimize stock shortages, and more effectively meet demand. We group our cigars by retail price point. Store personnel simply select the amount of cigars needed at each price point and phone or fax in the order. We then fill the order with cigars in stock which fall within the price point grouping. It is possible to order cigars by name, but the PCI Cigar Program provides that if a particular brand is not in stock when the order is taken, then a comparable cigar within the price point will be substituted.

     Extensive Education and Training Program. We believe that proper education, training, and support of store personnel can enhance the PCI Cigar Program by providing knowledge and awareness of brand popularity, cigar characteristics, care of humidors, and proven selling techniques. We have developed the "Premium Cigars International Comprehensive Guide to Premium Cigars" for distribution to store managers and employees, and a separate comprehensive package for distributors that introduces and explains the PCI Cigar Program in detail.

     State of the Art Management/Accounting Information Systems. Customer service and support are key factors in the success of the PCI Cigar Program. We have acquired and are implementing a modern, mid-sized integrated information system throughout PCI to support a business strategy which includes call management, order entry, credit and collection, inventory management, accounting and reporting, and decision management tools.


     Utilizing Distribution Companies And Telemarketing. We directly distribute the majority of our products to our customers. McLane Company and Rose Hearts are our only third party distributors and their combined distributions represent less than 12% of our total sales. Athough our relationship with Rose Hearts is ongoing, we anticipate that Rose Hearts' cigar distribution operations may be phased out. We are expanding the PCI Cigar Program through McLane Company and other third party distributors that currently deliver items to convenience stores, grocery stores, gas stations and restaurants throughout the United States and Canada. We believe we can use established national distributors to enable us to expand rapidly to thousands of stores that they already service. By using large distributors, we can consolidate the invoicing of thousands of stores and drop ship large quantities of cigars and humidors to the distributors' regional warehouses or distribution centers for delivery directly to retail stores. We plan to increase the number of telemerchandiser we use so that stores being serviced by distributors will be called regularly to check on supply, chart sales, give tips on selling and placement of the humidors, and ensure that the store managers know how to care for the humidors.

     Most distributors purchase the products directly from us and then resell the products to the outlet accounts they serve. The compensation for these distributors is built into their pricing from us. Because we own the accounts that Rose Hearts previously served, we retain ownership of the products Rose Hearts distributes and pay Rose Hearts a percentage commission of the wholesale cost to the store, but Rose Hearts' compensation is no more favorable than any non-related-party distributor who is compensated in the pricing structure.

     Advertising  and  Promotions;   Spokesperson.  We  intend  to  support  the
distribution of our cigars through advertising in numerous publications, including Cigar Aficionado, Smoke, Cigar Lovers, The Cigar Smoker and other publications oriented to the type of person whom, we believe, smokes premium cigars. We also intend to expand our advertising and marketing through promotions distributed at our points of sale and through direct mail, and participation in trade shows. Recently we signed an agreement with Arie Luyendyk, winner of this year's Indianapolis 500, to be a spokesperson for PCI. Our logo is displayed on his helmet, and he will support us through personal appearances.


Competition

     We believe that, as a distributor of premium cigars to convenience outlets, PCI competes with a smaller number of primarily regional distributors including Southern Wine and Spirits, Specialty Cigars, Inc., Cohabico, Old Scottsdale Cigar Company, Inc. and many other small tobacco distributors and jobbers.

     The broader cigar distribution industry is dominated by a small number of companies which are well known to the public. These well-known cigar manufacturing and wholesale companies, along with major cigarette manufacturers, have not yet entered the retail distribution market. These companies include 800 JR Cigar Company, Inc., Consolidated Cigar Company, Culbro Corporation, General Cigar Company, Swisher, Caribbean Cigar Company, US Tobacco and others. These companies may do so in the future. Also a number of large distribution companies, such as McLane Company and Core*Mark, who are currently in the convenience outlet distribution business, but who have not entered the cigar distribution business, may do so in the future. These cigar manufacturing and wholesale companies have larger resources than PCI and would, if they enter the cigar distribution market, constitute formidable competition for our business.

     We compete by offering our PCI Cigar Program as a total package of service, convenience and quality. Our cigars are not the cheapest in the market nor the highest-end quality cigars, but we believe they represent excellent value as high quality products at fair prices and in convenient purchasing locations.


Government Regulation

     General. The tobacco industry in general has been subject to regulation by federal, state and local governments, and recent trends have been toward increased regulation. Although regulation initially focused on cigarette manufacturers, it has begun to have a broader impact on the tobacco industry as a whole. Regulation may focus more directly on cigars in the future because of the recent increase in popularity of cigars. Regulations include labeling requirements, limitations on advertising and prohibition of sales to minors, and laws restricting smoking from public places including offices, office buildings, restaurants and other eating establishments. In addition, cigars have been subject to substantial excise taxation at the federal, state and local level, and those taxes may increase in the future. Future regulations and tax policies may have a material adverse affect upon the ability of cigar companies, including PCI, to generate revenue and profits.


     Excise Taxes.


     U.S. Federal Taxes. Effective January 1, 1991, the federal excise tax rate on large cigars (weighing more than three pounds per thousand cigars) was increased to 10.625%, capped at $25.00 per 1,000 cigars, and again increased to 12.75%, capped at $30.00 per 1,000 cigars, effective January 1, 1993. The federal excise tax is calculated based on the manufacturer's selling price, net of the federal excise tax and certain other exclusions. The federal excise tax on little cigars (weighing less than three pounds per thousand cigars) increased from $0.75 per thousand cigars to $0.9375 per 1,000 cigars effective January 1, 1991. The excise tax on little cigars increased to $1.125 per 1,000 cigars effective January 1, 1993. We do not believe that the current level of excise taxes will have a material adverse effect on our business, but we cannot assure that additional increases will not have a material adverse effect on our business.

     U.S. State and Local Taxes. Cigars and pipe tobacco are also subject to certain state and local taxes. Deficit concerns at the state level continue to exert pressure to increase tobacco taxes. Since 1964, the number of states that tax cigars has risen from six to 42. State excise taxes generally range from 2% to 75% of the wholesale purchase price, and are not subject to caps similar to the federal cigar excise tax. In addition, seven states have increased existing taxes on large cigars since 1988. Five states tax little cigars at the same rates as cigarettes, and four of these states have increased their cigarette taxes since 1988.


     State cigar excise taxes are not subject to caps similar to the federal cigar excise tax. Increases in such state excise taxes or new state excise taxes may in the future have a material adverse effect on our business.


     Canadian Taxes. Each Canadian province has approved CAN-AM to collect provincial taxes under the applicable province's tobacco tax act. The tax rates vary from province to province, but range from 45% of the retail selling price in Manitoba and Alberta to 95% of the retail selling price in Saskatchewan.


     Health Regulations.

     General. Cigars, like other tobacco products, are subject to regulation in the U.S. at the federal, state and local levels. Together with changing public attitudes toward smoking, a constant expansion of smoking regulations since the early 1970s has been a major cause for a substantial decline in consumption. Moreover, the trend is toward increasing regulation of the tobacco industry.


     Federal Regulation. In recent years, a variety of bills relating to tobacco issues has been introduced in the Congress of the United States, including bills that would have: prohibited the advertising and promotion of all tobacco products and/or restricted or eliminated the deductibility of such advertising expenses; set a federal minimum age of 18 years for use of tobacco products; increased labelling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; modified federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; required tobacco companies to pay for health care costs incurred by the federal government in connection with tobacco related diseases; and shifted regulatory control of tobacco products and advertisements from the Federal Trade Commission to the U.S. Food and Drug Administration (the "FDA"). In some cases, hearings were held, but only one of these proposals was enacted. That law requires states, in order to receive full funding for federal substance abuse block grants, to establish a maximum age of 18 years for the sale of tobacco products along with an appropriate enforcement program. The law requires that states report on their enforcement efforts. Future enactment of the other bills may have an adverse effect on the sales or operations of PCI. Currently, the federal Consumer Product Safety Commission is working to establish such standards for cigarettes. The enabling legislation, as originally proposed, included little cigars. However, little cigars were deleted due to the lack of information on fires caused by these products.

     Excise Taxes; Budget Law. In recent years, many increases in cigarette excise taxes have been proposed. The "balanced budget" legislation signed into law by President Clinton on August 5, 1997 increases federal excise taxes on each pack of cigarettes by 10 cents in 2000 and an additional 5 cents in 2002.

     EPA Regulation. The U.S. Environmental Protection Agency (the "EPA") has recently published a report with respect to the respiratory health effects of passive smoking. The report concluded that widespread exposure to environmental tobacco smoke presents a serious and substantial public health impact. In June 1993, Philip Morris and five other representatives of the tobacco manufacturing and distribution industries filed suit against the EPA seeking a declaration that the EPA does not have the statutory authority to regulate environmental tobacco smoke, and that, in view of the available scientific evidence and the EPA's failure to follow its own guidelines in making the determination, the EPA's final risk assessment was arbitrary and capricious. The litigation is still pending.

     FDA Regulation. The FDA has proposed rules to regulate cigarettes and smokeless tobacco in order to protect minors. Although the FDA has defined cigarettes in such a way as to include little cigars, the ruling does not directly impact large or mass market cigars. However, once the FDA has successfully exerted authority over any one tobacco product, the practical impact may be felt by distributors and manufacturers of any tobacco product. If the FDA is successful, this may have long-term repercussions on the larger cigar industry. The major tobacco companies and advertising companies recently brought an action in federal court in North Carolina challenging FDA regulation of tobacco products. The trial court ruled, on April 25, 1997, that the FDA may regulate tobacco products under the Federal Food, Drug and Cosmetic Act. The court certified its order for immediate appeal and the ultimate resolution of the litigation is still pending.

     In June, 1997, the Action on Smoking and Health (ASH), an anti-tobacco organization, submitted a petition to the FDA asking it to assert jurisdiction over cigars the same way it has done over cigarettes. ASH wants the FDA to adopt rules to regulate the sale, advertising, and promotion of cigars. Its petition cites various studies on the use and dangers of cigars. A health panel, headed by C. Everett Koop, has also asked the FDA to regulate cigars.

     State Regulation. In addition, the majority of states restrict or prohibit smoking in certain public places and restrict the sale of tobacco products to minors. A majority of states have prohibited smoking in places such as: any public building designated as non-smoking; elevators; public transportation; educational facilities; health care facilities; restaurants and workplaces. Local legislative and regulatory bodies have also increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. In a few states, legislation has been introduced, but has not passed, which would require all little cigars sold in those states to be "fire-safe" little cigars, i.e., cigars which extinguish themselves if not continuously smoked. Passage of similar restrictions or regulation restricting smoking in certain places, regulating point of sale placement and promotions, requiring warning labels or relating to so-called "second-hand" smoke could have an adverse effect on our sales or operations. Certain retailers may decide to stop selling all tobacco products because of public pressure.


     Massachusetts lawmakers have introduced several bills to require warning labels on cigars, but none has yet passed. On June 16, 1997, Texas passed a law which prohibits offering cigarettes or tobacco products (including cigars) in a manner that permits a customer direct access to the products, but the law specifically does not apply to "that part of a business that is a humidor or other enclosure designed to store cigars in a climate-controlled environment."

     California Regulation -- Proposition 65. Although federal law has required health warnings on cigarettes since 1965 and on smokeless tobacco since 1986, there is no federal law requiring that cigars carry such warnings. However, California requires "clear and reasonable" warnings to consumers who are exposed to chemicals known to the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Violations of this law, Proposition 65, can result in a civil penalty not to exceed $2,500 per day for each violation. Although similar legislation has been introduced in other states, no action has been taken. We cannot assure you that other states will not enact similar requirements.

     During 1988, 26 manufacturers of tobacco products, including the largest mass-marketers of cigars, entered into a settlement of legal proceedings filed against them pursuant to Proposition 65. Under the terms of the settlement, the defendants agreed to label retail packages or containers of cigars, pipe tobaccos and other smoking tobaccos other than cigarettes manufactured or imported for sale in California with the following specified warning label:
"This Product Contains/Produces Chemicals Known To The State of California To Cause Cancer, And Birth Defects or Other Reproductive Harm." Although the
settlement of the Proposition 65 litigation by its terms only impacts California, it is not practical for national cigar manufacturers to confine their warning labels to cigars earmarked for sale in California. Consequently, since 1988, most boxes of mass market cigars manufactured in the United States carry cancer warning labels.

     Canadian Regulations. Bill C-71, The Tobacco Act, became effective in Canada on April 25, 1997. The purpose of the Act is to protect the health of Canadians, especially young people. The new tobacco legislation affects all persons who promote or sell tobacco products. The Act builds on many of the measures formerly set out in the Tobacco Sales to Young Persons Act, under which the tobacco industry in Canada was previously operating. Health Canada, an agency of the Government of Canada advises that the Canadian government may issue additional regulations to complement the new Act and that provinces may issue their own supplemental regulations. We provide you the following summary of what we believe is the current status of Canadian tobacco regulations after the effectiveness of the Act and Health Canada's stated enforcement policy. We caution you that the Act and such regulations are subject to change or supplement and Health Canada's enforcement policies may change:

     The Act requires promoters or retailers of tobacco products to:

     o refuse to sell their products to persons younger than 18 years (under 19 years in the Atlantic provinces, British Columbia and Ontario). Health Canada strongly advises retailers to require valid proof of age identification;

     o ensure the visibility of signs that inform the public that furnishing tobacco products to minors is prohibited by law;

     o   refuse to sell cigarettes in a number less than 20; and

     o not display tobacco products in a way that lets customers handle them before purchase.

     The Act prohibits:

     o the sale of tobacco products through vending machines without a security device;

     o   mailing tobacco products directly to consumers;

     o delivering tobacco products across a provincial boundary except between manufacturers and retailers; and

     o giving promotional incentives and free gifts displaying a tobacco brand name or logo; giving rewards or incentives for buying tobacco products or for buying another product or service.


     Retailers may display:

     o signs indicating the price and availability of tobacco products, but no tobacco brand name or logo may appear on these signs;

     o tobacco products and smoking accessories that display a tobacco brand name or logo.

     After October 1, 1998, retailers may not display:

     o tobacco sponsorship promotions of activities, events or facilities in conjunction with the display of a tobacco product or packaging, except in places where children are prohibited by law.

     Advertisements must:

     o contain factual and brand information only (e.g.: size, number, tar content, sales data, technical specifications, etc.);

     o may not contain images that suggest a way of life or that appeal to youth;

     o may not be misleading or likely to create a false impression about a tobacco product or its emissions; and

     o only appear in publications mailed to a named adult, publications with an adult readership of not less than 85% or in signs in a place where young persons are not permitted by law.


     Health Canada has informed retailers that it will enforce the Act using a multi-staged approach. It will first notify affected parties of their obligations and give them an opportunity to comply. It will then monitor compliance and warn non-complying persons. It will pursue further enforcement only against persons who consistently fail to comply after warning.


     Tobacco Industry Litigation.

     General. Historically, the cigar industry has not experienced material health-related litigation. However, litigation against leading United States cigarette manufacturers seeking compensatory and, in some cases, punitive damages for cancer and other health effects alleged to have resulted from cigarette smoking is pending. We carry general liability insurance with an aggregate limit of $10,000,000, and product liability and health hazard insurance. These policies also cover our suppliers, manufacturers and retail outlets, however, we cannot assure you that we will not be subject to liability which is not covered beyond the limits of our general liability, product liability and health hazard insurance coverage, and which may have a material adverse effect upon our business.


     Proposed Settlement with States. Several states have sued tobacco companies seeking to recover the monetary benefits paid under Medicaid to treat residents allegedly suffering from tobacco-related illnesses. On June 20, 1997 the Attorneys General of 40 States and the major United States tobacco companies announced a proposed settlement of the litigation, which, if approved by the United States Congress, would require significant changes in the way United States cigarette and tobacco companies do business. The potential impact, if any, on the cigar industry is uncertain.

     As announced, the proposed settlement would include, among other things:

     o U.S. tobacco companies will pay $360 billion in the first 25 years, and then $15 billion a year.

     o The Food and Drug Administration could regulate nicotine as a drug but could not ban it until 2009.

     o Sick smokers can still sue the industry. Any money they won would come out of an annual $5 billion tobacco company fund. Smokers also could receive punitive damages for any future wrongdoing by tobacco companies out of that fund.

     o   All class-action lawsuits against the industry are banned.

     o   No tobacco billboards or other outdoor ads.

     o   No humans or cartoons in ads or on cigarette packs.

     o   No brand-name sponsorship of sporting events.

     o   Text-only ads in magazines with significant youth readership.

     o   No Internet advertising.

     o   No "product placement" in movies and on TV.

     o Black labels covering the top fourth of cigarette packs, including "Cigarettes are addictive" and "Smoking can kill you."

     o A cigarette vending machine ban; no self-service displays; cigarettes and smokeless tobacco sold only behind store counters.

     o Industry will pay fines if smoking by youths fails to drop by 30 percent in five years, 50 percent in seven years and 60 percent in 10 years. The penalty is $80 million per percentage point by which the target is missed.

     o No smoking in public places and most workplaces unless there are separately ventilated smoking areas.


     On July 2, 1997, the State of Mississippi announced a separate settlement with the tobacco industry. The State agreed to drop its current suit against the U.S. tobacco companies for health care expenses and agreed not to file a similar suit in the future. The agreement guarantees the State nearly $4 billion, even if the 40-State settlement is not approved by the Congress or the President. However, the proposed 40-State settlement, if approved, will supersede Mississippi's settlement.

     Other State Actions. Florida and Massachusetts have enacted statutes permitting suit against the tobacco companies to recoup such Medicaid costs, and recently, one defendant has entered into a settlement with such plaintiff states, which provides that the settling defendant will, among other things, pay a portion of its profits in the future to the plaintiff. Under the Florida statute, many of the tobacco companies' traditional defenses, such as assumption of risk, are vitiated. The statute also permits the state to establish causation (that smoking causes cancer, heart disease and other ailments) through the use of purely statistical evidence. The tobacco companies have filed suit challenging the Florida law as unconstitutional, but the Florida Supreme Court upheld the statute, and agreed that the defendants cannot use assumption of the risk as a defense against the State.

     Florida is the first state to commence a trial in a suit against U.S. tobacco companies. Jury selection in that case began August 1, 1997. The State is seeking to recover $1 billion that it claims taxpayers have spent through Florida's Medicaid program to treat poor people who contracted smoking related diseases, as well as seeking additional penalties through racketeering allegations. Florida's highest court has held that the State may sue a cigarette maker for costs to treat diseases linked to smoking. Also, a Florida appeals court upheld a lower court's order that requires the release of sensitive tobacco industry documents for use by the State in its suit.


     Class Actions. A class action suit, Castano v. American Tobacco, et al. has been filed in federal district court in New Orleans against the entire cigarette industry. On February 17, 1995, the district court granted plaintiffs' motion for class certification with regard to the liability issues of fraud, breach of warranty (express or implied), intentional tort, negligence and strict liability as well as the issues of consumer protection and punitive damages. The court defined the class as "all nicotine-dependent persons in the United States," "the estates, representatives, and administrators of these nicotine-dependent cigarette smokers," and "the spouses, children, relatives and 'significant others' of these nicotine-dependent cigarette smokers as their heirs or survivors." The court defined "nicotine-dependent" to mean "all cigarette smokers who have been diagnosed by a medical practitioner as nicotine-dependent; and/or all regular cigarette smokers who were or have been advised by a medical practitioner that smoking has had or will have adverse health consequences who thereafter do not or have not quit smoking." In May 1996, the Fifth Circuit Court of Appeals reversed a Louisiana district court's certification of a nationwide class consisting essentially of nicotine dependent cigarette smokers. Notwithstanding the dismissal, new class actions asserting claims similar to those in Castano have recently been filed in certain states.

     To date, two pending class actions against major cigarette manufacturers have been certified. The first case is limited to Florida citizens allegedly injured by their addiction to cigarettes; the other is limited to flight
attendants   allegedly   injured  through   exposure  to  secondhand   smoke.


     A class-action suit is proceeding in Miami, Florida where 60,000 flight attendants are seeking billions of dollars for alleged injuries from exposure to secondhand smoke on airplanes. The plaintiffs claim that exposure to secondhand smoke in airplane cabins caused cancer and other diseases. The plaintiff's attorneys have cited a 1993 EPA report on the dangers of secondhand smoke. The attorneys have also asked the court to declare that the case will proceed, regardless of any decisions made in other settlements. We believe that this case is the first tobacco class action suit to go to trial.

     In another  decision,  Cipollone v. Liggett  Group,  Inc.,  112 S. Ct. 2608
(1992), the United States Supreme Court held that certain federal legislation applicable specifically to cigarette manufacturers preempts claims based on failure to warn consumers about the health hazards of smoking, but does not preempt claims based on express warranty, misrepresentation and fraud, or conspiracy. Although we believe that the effect of the Cipollone decision, which involved cigarette smoking, will not have a material adverse effect on PCI operations, there can be no assurance of what the ultimate effect, if any, of the Cipollone decision or the pending cigarette industry litigation, or cigarette and tobacco regulation, will be on the cigar industry. Although there are numerous differences between the cigar industry and the cigarette industry, the outcome of pending and future cigarette litigation may encourage various parties to bring suits on various grounds against cigar industry participants. While it is impossible to quantify what effect, if any, any such litigation may have on our operations, we cannot assure you that such litigation would not have a material adverse effect on our operations.

     OSHA Regulations. The federal Occupational Safety and Health Administration
(OSHA) has proposed an indoor air quality regulation covering the workplace that seeks to eliminate nonsmoker exposure to environmental tobacco smoke. Under the proposed regulation, smoking must be banned entirely from the workplace or restricted to designated areas of the workplace that meet certain criteria. The proposed regulation covers all indoor workplaces under OSHA jurisdiction, including, for example, private residences used as workplaces, hotels and motels, private offices, restaurants, bars and vehicles used as workplaces. The tobacco industry is challenging the proposed OSHA regulation on legal, scientific and practical grounds. It also contends that the proposed regulation ignores reasonable alternatives. There is no guaranty, however, that this challenge will be successful. Although we do not believe that the proposed OSHA regulation would have a material adverse effect on the cigar industry or PCI, there are no assurances that such regulation would not materially adversely impact PCI.

Medical Studies on Smoking

     Cigar sales, as well as smoking in general, decreased after a 1964 report of the United States Surgeon General. That and numerous other subsequent studies have stressed the link between smoking, including secondary smoke and medical problems, including cancer, heart, respiratory and other diseases. "No smoking" laws, ordinances and prohibitions on cigar smoking in certain cases may have adversely affected the sale of cigar products. We believe that these factors may continue to have a material adverse effect upon the cigar industry in general and our business in particular.

Intellectual Property Rights

     We intend to assert our rights under trademark, trade dress, trade secret, unfair competition and copyright laws to protect our intellectual property, including trademarks and product designs. We will protect certain of these rights through the acquisition of trademark registrations, the development of trade dress, and where appropriate, litigation against those who are, in our opinion, infringing rights which we may have.


     We have obtained Arizona state trademark registrations from the Arizona Secretary of State's office for the trademarks PREMIUM CIGARS INTERNATIONAL and PCI. We cannot assure that these registrations cannot be successfully challenged or invalidated. These registrations do not provide us with any trademark rights outside the borders of the State of Arizona.

     We do not own any United States federal trademark registrations. We have has filed three trademark applications in the United States Patent and Trademark Office for the trademarks BIG STAR, THOROUGHBRED and PURITOS BELLEZA. We intend to use these marks in interstate commerce. In addition, we intend to file federal trademark applications with the United States Patent and Trademark Office for registration of the trademarks PREMIUM CIGARS INTERNATIONAL and PCI. We have researched and are developing other trademarks and tradenames, and intend to file additional applications when appropriate. We can give no assurance that any of these applications will mature to registration or that we will be granted the right to use any trademarks or tradenames by the United States Patent and Trademark Office. Further, we cannot assure that others will not assert rights to and ownership of, the trademarks. Use of these marks may infringe the rights of others. Currently, we do not own any patents. See "Risk Factors -- Risks Relating to Trademarks."

     We intend to assert our intellectual property rights against infringers. In addition, although asserting our rights can result in a substantial cost to and diversion of our efforts, we believe that protecting PCI's intellectual property rights is a key component of our operating strategy.

Facilities

     We sublease, from an independent third party, approximately 8,500 square feet for our corporate offices, warehouse, humidor storage and distribution facilities located in the Scottsdale Airpark area of Scottsdale, Arizona. Our sublease agreement expires on May 31, 1999. The annual rent for the first year is approximately $83,571 and the annual rent for the second year is approximately $85,609.


     PCI is currently negotiating to lease approximately 3,064 square feet of an office/warehouse facility in Burnaby, British Columbia (a suburb of Vancouver). The proposed written lease would expire July 14, 2000. The rent is approximately $1,660, $1,915 and $2,170 per month for the first, second and third years, respectively.


     Distribution of products in the northwest United States is handled through the Rose Hearts facility near Seattle, Washington. We neither own nor lease a facility in that area.

     We believe that our distribution facilities are adequate for our present needs. However, we intend to lease additional space for distribution facilities within and outside the United States and believe that additional space will be available at commercially reasonable rents.

Employees


     As of August 14, 1997, we had 17 full time employees, of which five were executive and administrative, five were sales and marketing, and seven were warehouse and distribution personnel. None of our employees are represented by a labor union and we believe that employee relations are good.


Legal Proceedings

     PCI is not a party to any pending lawsuits, nor do we know of any potential claims which, in the aggregate, could have a material adverse effect on PCI's financial position.

                                  MANAGEMENT

Executive Officers and Directors

     The executive officers and directors of PCI are as follows:

           Name              Age                           Position
---------------------------- -----   --------------------------------------------------------
William L. Anthony    ...... 54      Chairman of the Board of Directors and Consultant
Steven A. Lambrecht   ...... 46      Director, President and Chief Executive Officer
David S. Hodges    ......... 41      Director and Consultant
Colin A. Jones  ............ 31      Director, Vice President of International Sales
Greg P. Lambrecht  ......... 35      Director, Vice President of National Sales, Secretary,
                                     Treasurer
Karissa B. Nisted  ......... 41      Chief Financial Officer and Controller
Robert H. Manschot    ...... 54      Director
James B. Stanley   ......... 34      Vice President of Purchasing
Scott I. Lambrecht    ...... 26      Vice President of Operations, Assistant Secretary


     William L. Anthony has been Chairman of the Board since June 20, 1997 and a consultant to PCI since April 1, 1997. He has agreed to serve as PCI's Chairman for a period of up to five years. He has 30 years of business and management experience and a "Big Six" accounting background with the New York office of KPMG Peat Marwick, LLP. Mr. Anthony worked for The Dial Corp from 1984 until August, 1996 culminating his position as Executive Vice President for the Consumer Product Division with annual revenue in excess of $1,000,000,000. He has held key management positions with Bechtel, the U.S. Chamber of Commerce, MAPCO and The Dial Corp. He is the owner, President and sole shareholder of Quality Computer Services, Inc. He received both a B.B.A. and an M.A. in Accounting from the University of Mississippi in 1965 and 1966 respectively. Mr. Anthony was certified as a public accountant in Louisiana in 1969.


     Steven A. Lambrecht has been a director and PCI's Chief Executive Officer since December 31, 1996. He has also served as PCI's President since May 3, 1997 and as Chairman of the Board from December 31, 1996 to June 20, 1997. He has 23 years of marketing and sales experience and 17 years of management experience; most of his business experience has been in real estate development and construction. He is the owner of Forum Import/Export Company, a sole proprietorship, and was co-owner of Forum Development and Construction Company, Inc., a Washington corporation. He also owns SDCC, Inc., an Arizona development and construction corporation that he founded in 1992. He has developed and sold over 20 million dollars worth of real estate since 1974. Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Scott I. Lambrecht.


     David S. Hodges has been a director since June 20, 1997 and has been a consultant to PCI since June 2, 1997. From April 1, 1997 to May 31, 1997, Mr. Hodges served PCI in a financial management capacity. From February, 1997 to April, 1997, Mr. Hodges served as Chief Financial Officer of Pro-Innovative Concepts, Inc., a Phoenix, Arizona premium promotion company. From January 1994 to September 1996 he was the Controller of The Dial Corp's Household Consumer Products Division. From 1984 to 1992 he served the R.J. Reynolds Tobacco Company in various financial and management positions. From 1980 to 1984, he served as a Senior Auditor and Consultant for public and private clients of Price Waterhouse LLP, a "Big Six" independent public accounting firm. Mr. Hodges received a B.S.B.A. in accounting from John Carroll University of Cleveland, Ohio in 1978 and an M.B.A. in Finance from the University of North Carolina at Greensboro, North Carolina in 1980. He is a Certified Public Accountant in the State of North Carolina and a member of both the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

     Colin A. Jones has been a director and Vice President of International Sales for PCI since May 3, 1997. He is a founder, the Co-Chairman and the President of PCI's wholly-owned subsidiary CAN-AM. He has 12 years of experience managing, marketing and selling in the convenience store and grocery store market sectors. In 1985, he founded J&M Wholesale, Ltd., a British Columbia corporation which delivers various wholesale products primarily to convenience store accounts in Canada. He continues to be the President and Chief Executive Officer of J&M. Under his employment agreement, Mr. Jones is obligated to devote his full time to PCI. Mr. Jones attended Douglas College of New Westminster, British Columbia, Canada.


     Greg P. Lambrecht has been the Secretary, Treasurer and Vice President of National Sales of PCI since May 31, 1997, and a director since August 7, 1997. He is the Co-Chairman and the President, National Sales, of PCI's wholly-owned subsidiary CAN-AM. He has 14 years of experience managing, marketing and selling to the convenience store and grocery store market. In 1984, he founded Rose Hearts, Inc., a Washington company which delivers various impulse purchase products to over 1,200 individual accounts in Washington, Oregon and California. He graduated with a B.A. in Communications from Western Washington University in 1984. Under his employment agreement, Mr. Lambrecht is obligated to devote his full working time to PCI. Greg P. Lambrecht is the brother of Steven A. Lambrecht and the uncle of Scott I. Lambrecht.


     Robert H. Manschot has been a director since July 25, 1997. He has been the President and Chief Executive Officer of the NVD and Seceurop Security Services Group, an emergency services corporation in the Netherlands and the United Kingdom, since 1995. He is also the Chairman of RHEM International Enterprises, Inc., an investment, consulting and venture capital company. He was the
President and Chief Executive Officer of Rural/Metro Corporation, a Nasdaq-listed emergency services corporation, from 1987 to 1995. He has served in senior management positions with KLM's hotel management company, Sheraton, and Inter Continental Hotels in the U.S., Europe, Middle East and Africa. He has served and continues to serve on numerous public and private company and institution boards, including Nasdaq-listed Action Performance Industries, Inc., and Toronto Stock Exchange-listed Samouth Capital Corporation. He holds a bachelors degree in hotel management from the School for Hospitality Management in the Hague, Netherlands, an MBA from Boston University and is a graduate of Stanford Business School's Financial Management Program.

     Karissa B. Nisted has been the Chief Financial Officer since June 20, 1997 and has been the Controller of PCI since May 1, 1997. She served as Controller of Parkway Manufacturing, Inc. of Phoenix, Arizona from May 1995 to April 1997. From January 1994 to March 1995 she was the Controller of Guzman, a Tempe, Arizona construction firm. From July 1991 to October 1993 she was the Controller of Coxreels, a Tempe, Arizona manufacturing company. In 1990 and 1991 she performed accounting management for Arizona Precision Sheet Metal, a Phoenix, Arizona manufacturing company. Ms. Nisted has over 19 years' experience in accounting and financial management, including audit and tax experience with Arthur Andersen & Company of Phoenix, Arizona. Ms. Nisted received a B.B.A. in Accounting from Texas A&M University in 1978.

     James B. Stanley has been Vice President of Purchasing since June 20, 1997. He served as Purchasing Director for PCI since November of 1996. From May 1996 to October 1996 he served as an Account Executive for Computer Credit Insurance Corp. of Brea, California in the real estate loan and mortgage insurance market. From November 1995 to May 1996 he was an Account Executive for Senior Estate Services, a Bellevue, Washington estate planning and investment firm. From June 1994 to November 1995 he was Operations Manager for Promark Armrest, Inc. of Everett, Washington, a product development firm. He has owned and developed two successful restaurants in the Seattle area over the previous six years. Mr. Stanley received a B.A. in Business Administration from Washington State University in 1985.


     Scott I. Lambrecht has been the Assistant Secretary of PCI since May 31, 1997, and Vice President of Operations since August 7, 1997. He served as a director from December 31, 1996 to February 17, 1997 and as PCI's interim President from December 31, 1996 to May 3, 1997. From July 1993 through December 1996 he served as President of SDCC, Inc., a Scottsdale, Arizona general contracting firm owned by Steve Lambrecht. He received a Bachelors degree in Construction Management in 1993 from Arizona State University in Tempe, Arizona. Scott Lambrecht is the son of Steven A. Lambrecht and the nephew of Greg P. Lambrecht.


     All directors hold office until the next election of directors at the annual shareholders meeting or until their successors have been elected and qualified. The Board of Directors currently consists of six members. Upon completion of the Offering, and for five years thereafter, the underwriter's representative, W.B. McKee Securities, Inc., has the right to select one member of the Board of Directors to serve the standard term of a director. The Underwriter's Representative has not yet chosen the person that it may select for director. The Bylaws permit the Board of Directors to determine the size of the Board within a range that the shareholders have set which is currently one to nine members. The Board has set its current size at seven, and has agreed to fill the vacant seat with an additional independent director within 90 days after completion of this offering. The Bylaws also require that we maintain at least two "independent directors" who are not employees or officers and who do not have a material business or professional relationship with PCI. See "Certain Transactions -- Resolving Conflicts of Interest."


Indemnification of Directors and Officers

     Under our Articles of Incorporation, directors and former directors are generally not liable to PCI or its shareholders for the directors' actions or failures to take action. Our Articles limit director liability to the full extent that the law allows. Generally, Arizona law permits corporations to indemnify their officers and directors if the individual officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. A corporation may not indemnify any director that a court finds liable to the corporation or that the director received an improper personal benefit. Corporations generally must indemnify a director or officer who win a lawsuit related to being a director or officer of the corporation.

     PCI has not entered any indemnification agreements with its current directors and executive officers to indemnify them against liability as directors or officers. PCI is not aware of any pending or threatened litigation or proceeding involving our directors, officers, employees or agents which would require or permit indemnification. We have obtained quotes and intend to purchase comprehensive directors and officers liability coverage with an aggregate policy limit of $5,000,000 to insure our officers and directors against certain liabilities, including securities law liabilities and liabilities relating to this initial public offering.

     Section 8 of the Underwriting Agreement included at Exhibit 1.1 to our Registration Statement on file with the SEC, contains indemnification provisions relating to us, our officers and directors and the Underwriter's Representative and certain of its affiliates. Under that agreement, with indemnity the Underwriter's Representative and certain of its affiliates and the Underwriter's Representative indemnifies us and our directors, officers and affiliates under certain circumstances. Among other things, the indemnification includes claims under the Securities Act and untrue or alleged untrue statements or omissions in the Registration Statement or prospectus. We encourage you to obtain a copy of the Underwriting Agreement. A fuller discussion of indemnification provisions is included under "Indemnification of Officers and Directors," of our Registration Statement on file with the SEC.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of PCI, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PCI of expenses incurred or paid by a director, officer or controlling person of PCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Executive Compensation

     PCI was incorporated in December 1996 and commenced operations after December 31, 1996. Neither PCI nor its wholly-owned subsidiary, CAN-AM, paid any compensation to any of its executive officers prior to January 1, 1997. The following table sets forth the annual and long-term compensation for PCI's Chief Executive Officer from January 1, 1997 through the completion of the fiscal year ended March 31, 1997. No other officers received reportable remuneration.

                          SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                           -------------------------------------------------
                                           Annual Compensation                       Awards                    Payouts
                                  --------------------------------------   ---------------------------   -------------------
          (a)            (b)         (c)           (d)          (e)           (f)            (g)          (h)         (i)
                                                               Other                      Securities                  All
                                                               Annual      Restricted      Under-                    Other
                                                               Compen-       Stock          lying         LTIP      Compen-
       Name and                                                sation      Award(s)       Options/       Payouts     sation
  Principal Position     Year     Salary ($)     Bonus ($)      ($)           ($)          SARs (#)        ($)        ($)
------------------------ ------   ------------   -----------   ---------   ------------   ------------   ---------   -------

Steven A. Lambrecht,     1997      $7,500           --         17,991       --             --             --          --
President,
Chief Executive Officer

(1) Represents compensation expense for stock issued on March 10, 1997 for consideration below fair market value.



     Steven A. Lambrecht has an at-will Employment Agreement with PCI as Chief Executive Officer dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He has agreed to devote his full time to PCI activities. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable executives. The Employment Agreement allows Mr. Lambrecht to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine (9) months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.

     Mr. Lambrecht's Employment Agreement also provides that he will devote his full time to PCI activities. Forum Import/Export Company and Forum Development Company, Inc. have conducted no operations since Mr. Lambrecht began working with PCI. Members of Mr. Lambrecht's family manage SDCC, Inc.'s only remaining project and the company is not currently contemplating any other major projects. Mr. Lambrecht is available to SDCC, Inc. for questions, but otherwise devotes no material time to that company.

     Colin A. Jones has an at-will Employment Agreement with PCI as Vice President of International Sales dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He is also entitled to a one-time management fee of $80,000, payable over a 16-month period commencing July 1, 1997 at $5,000 per month, to compensate him for his expertise in sales, marketing, operations, management and existing contacts with major retail distributors. He has agreed to devote his full time to PCI activities and has turned over operational control of J&M to other members of J&M's management and plans to sell or liquidate J&M in the near future. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable PCI executives. The Employment Agreement allows Mr. Jones to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.

     Greg P. Lambrecht has an at-will Employment Agreement with PCI as Vice President of International Sales dated June 13, 1997 under which, effective May 1, 1997, he is to receive an annual salary of $60,000. He is also entitled to a one-time management fee of $80,000, payable over a 16-month period commencing July 1, 1997 at $5,000 per month, to compensate him for his expertise in sales, marketing, operations, management and existing contacts with major retail distributors. He has agreed to devote his full time to PCI activities and has turned over operational control of Rose Hearts to Mike Rocha. Greg Lambrecht plans to sell or liquidate Rose Hearts. He will be entitled to additional benefits, such as stock options and bonuses which may be offered in the future to comparable PCI executives. The Employment Agreement allows Mr. Lambrecht to terminate his employment at any time by delivering a written notice of termination to PCI at least two weeks prior to the termination date. PCI may terminate his employment at any time, with or without cause. If PCI terminates his employment for any reason other than for cause, as defined in the agreement, PCI must continue paying him his then-current compensation on a regular basis and premiums for continued health insurance coverage for nine months, unless he is disqualified from receiving continued compensation and benefits based on certain conduct or breaches of the Employment Agreement.


     We also have arrangements with the following consultants, each of whom is also a director.


     David S. Hodges is a director and has a Business Consulting Agreement with PCI dated June 2, 1997 under which Mr. Hodges is to assist PCI with this Offering and additional projects related to strategic planning, budgeting, accounting and reporting, business analysis, information systems and operations as requested by PCI's management. Mr. Hodges receives $60 per hour and reimbursement for business expenses and health care coverage during the term of the agreement. Upon completion of this Offering, PCI or Mr. Hodges can elect to terminate the hourly payment agreement and PCI will instead pay Mr. Hodges biweekly payments of $4,800 each for a maximum six month period or until Mr. Hodges finds other employment, at which time the payments will cease.

     William L. Anthony, the Chairman of PCI's Board, entered a verbal agreement with PCI, on April 1, 1997, to act as a consultant to PCI's management to assist PCI with this Offering and advise them regarding certain aspects of strategic planning, business analysis and operations, including merchandising, marketing and supply chain issues as requested by PCI's management. Mr. Anthony's services have included representing PCI in certain meetings arranged by the Underwriter's Representative with prospective underwriters and institutional investors in preparation for this Offering. He has not yet been compensated for his consulting services, but PCI has agreed to pay him $2,000 per month and to reimburse certain related expenses. Either Mr. Anthony or PCI may terminate his consulting agreement at any time, with or without cause.

     PCI reimbursed David S. Hodges for $1,200 in attorney's fees related to the negotiation of his consulting relationship and has agreed to reimburse Greg P. Lambrecht and Colin A. Jones for approximately $6,000 in attorneys fees related to the negotiation of various personal agreements or agreements of J&M or Rose Hearts with PCI. Neither of the law firms involved have any affiliation with PCI.


     PCI has no standing arrangements to compensate directors. After PCI completes this offering, PCI will determine appropriate director compensation, which may include an annual retainer fee and/or a fee for each meeting attended, plus reasonable out-of-pocket expenses.

                             CERTAIN TRANSACTIONS

Resolving Conflicts of Interest

     A number of the transactions described in this section involve inherent conflicts of interest because an officer, director, significant shareholder, promoter or other person with a material business or professional relationship with PCI is a party to the transaction. Our current policy adopted by our board of directors regarding transactions involving conflicts of interest, is:


       (i) we will not enter any material transaction or loan with a related or affiliated party unless the transaction or loan is on terms that are no less favorable to us than we could obtain from an unrelated or unaffiliated third party; and


       (ii) a majority of the independent directors (those who do not have a material business or professional relationship with PCI other than being a director) who have no interest in the transactions must review and approve transactions involving related parties or conflicts of interest after having been given access, at our expense, to our counsel or to their own independent legal counsel; and

       (iii) when there are only two independent directors, both directors must approve the transaction; and

       (iv) the independent director approval applies to all related-party transactions and loans, whether or not to a related-party.


     We currently have two independent directors,  William L. Anthony and Robert
H. Manschot. The Board of Directors has agreed to appoint an additional independent director within 90 days of completion of the offering. Our independent directors have had access, at our expense, to our counsel or to independent counsel, and have ratified all related-party transactions that are ongoing. However, we entered into a number of transactions described below before we adopted our current conflicts of interest policy and before we had sufficient disinterested, independent directors to ratify the transactions. We believe that each of those transactions was on terms that were no less favorable to us than are generally available from unaffiliated third parties. Other than the transactions described below, we do not now anticipate entering into other related-party transactions or loans.

     CAN-AM Acquisition of J&M and Rose Hearts. On December 31, 1996, CAN-AM issued shares of its stock in exchange for the assets and liabilities of the cigar operations of J&M and Rose Hearts, including the cigar distribution accounts of each entity. PCI director and Vice President of International Sales Colin A. Jones is the President and sole shareholder of J&M. PCI director, Secretary, Treasurer and Vice President of National Sales Greg P. Lambrecht is the President and sole shareholder of Rose Hearts. Messrs. Jones and Greg Lambrecht owned 100% of CAN-AM voting stock, and three others held non-voting shares. As set forth in PCI's consolidated financial statements for the fiscal year ended March 31, 1997, the cost of the net assets to J&M and Rose Hearts and the amount at which CAN-AM acquired the net assets was the same as its historical net cost in J&M and Rose Hearts. The combined cost, net of liabilities assumed, was approximately $1,000. The asset purchases are closed transactions and we entered the asset purchase agreements before we had sufficient disinterested, independent directors to ratify the transactions.

     PCI Acquisition of CAN-AM. Subsequent to the asset purchase transactions, but also on December 31, 1996, PCI acquired all of the issued and outstanding shares of CAN-AM in exchange of PCI shares. No written agreement was entered between PCI and CAN-AM's shareholders to formalize the acquisition or share exchange. As adjusted by the May 31, 1997 3:1 stock split, and including shares issued on December 31, 1996 and January 9, 1997, CAN-AM's five shareholders received 817,500 shares of PCI Common Stock, representing all of the then-issued and outstanding shares of Common Stock of PCI. Mr. Jones received 371,250 or 45.4% and Greg Lambrecht received 363,750 or 44.5%. At the time PCI acquired CAN-AM's shares, neither Greg P. Lambrecht nor Colin A. Jones had any formal relationship as an incorporator, officer, director or shareholder of PCI. PCI was formed with a view to purchasing the cigar operations of the entities they owned and controlled, however, and both Greg P. Lambrecht and Colin A. Jones were affiliated with PCI as promoters at the time PCI acquired CAN-AM's shares. PCI incorporator and initial director Scott I. Lambrecht is the nephew of Greg P. Lambrecht. Colin
A. Jones was elected a director of PCI on January 9, 1997, shortly after PCI acquired CAN-AM's shares. The CAN-AM acquisition is a closed transaction and we acquired CAN-AM before we had sufficient disinterested, independent directors to ratify the transaction.

     Jones/Lambrecht Notes Receivable. Colin A. Jones and Greg P. Lambrecht each delivered to PCI long term promissory notes to PCI for $43,112.50. The notes are dated December 31, 1996, accrue interest at eight percent, and all interest and principal are due on March 31, 1999. The notes relate to CAN-AM receivables which accrued prior to PCI's acquisition of all of CAN-AM's outstanding stock on December 31, 1996. We negotiated these notes receivable before we had sufficient disinterested, independent directors to ratify the transaction, but Messrs. Jones' and Lambrecht's repayment of the notes is ongoing, and our independent directors have ratified the transactions.


     J&M Management Agreement. On January 1, 1997, CAN-AM entered a Management Agreement with J&M to enable CAN-AM to reimburse J&M for any services provided to CAN-AM or on CAN-AM's behalf during the transition of J&M's Canadian operations to CAN-AM. J&M is to receive no additional sum, fee or commission other than reimbursement for J&M's expenses which are directly incurred in providing services to or on behalf of CAN-AM. At CAN-AM's sole discretion, CAN-AM may offset the reimbursement due under the Management Agreement against any related-party receivable that CAN-AM may owe to J&M. We entered this Management Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with J&M under the agreement is ongoing, and our independent directors have ratified the agreement.


     J&M, as a Canadian corporation wholly-owned by Colin A. Jones, continues to distribute certain wholesale and impulse purchase items to convenience stores and other accounts entirely located in Canada. J&M has, in the past, distributed certain cigars of Cuban origin to its convenience store accounts and may do so in the future. Neither PCI nor its wholly-owned Canadian subsidiary CAN-AM currently distributes any cigars or other products of Cuban origin either in the United States or Canada. PCI's standard form supplier agreement strictly prohibits its suppliers from providing any product containing any component of Cuban origin. PCI believes that any continued distribution of Cuban cigars by J&M is not competitive with, nor would represent a conflict of interest with, PCI's operations because U.S. law prohibits PCI and CAN-AM from engaging in such distribution and because J&M is not distributing on behalf of any competing cigar distribution company, PCI believes the distribution would not materially or incrementally impact PCI's operations, because Cuban cigars are already in the Canadian market.


     Luyendyk Endorsement Agreement. On May 1, 1997, PCI entered an Endorsement Agreement with Arie Luyendyk under which PCI would issue 15,000 shares of Common Stock (as adjusted for the 3:1 Stock Split) to Mr. Luyendyk subject to a six-month vesting schedule. In order to meet its obligations under the Endorsement Agreement without diluting the relative security positions of other shareholders prior to the Offering, PCI repurchased 15,000 (as adjusted by the 3:1 Stock Split) shares of its Common Stock from its Chief Executive Officer and Chairman, Steven A. Lambrecht, at $0.33 per share. We entered the Endorsement Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with Mr. Luyendyk under the agreement is ongoing, and our independent directors have ratified the agreement.

     Rose Hearts Distributorship Agreement. On June 13, 1997, PCI entered a Distributorship Agreement with Rose Hearts for the non-exclusive distribution to Associated Grocers, SuperValu and other accounts in the states of Alaska, Idaho, Oregon, Washington and Northern California. The agreement provides that any master agreement with a national PCI account or national distributor supersedes the Rose Hearts agreement. We pay Rose Hearts a commission equal to 10% of the wholesale cost of products PCI ships to third-party stores where Rose Hearts provides only in-store merchandising support services. We pay Rose Hearts a commission equal to 22% of the wholesale cost of PCI products that Rose Hearts delivers to the stores directly. Greg P. Lambrecht is the

President and sole shareholder of Rose Hearts and a director and the Secretary, Treasurer, Vice President of National Sales and a substantial shareholder of PCI. We entered this Distributorship Agreement before we had sufficient disinterested, independent directors to ratify the agreement, but our relationship with Rose Hearts under the agreement is ongoing, and our independent directors have ratified the agreement.

     Barton Financing Settlement. On June 13, 1997, PCI entered a Full Settlement and Full Release of Equity Interest agreement among CAN-AM, Rose Hearts, J&M, Greg P. Lambrecht, Colin A. Jones, Greg S. Barton and two of Mr. Barton's lenders. The agreement settled potential equity claims by Mr. Barton and his lenders regarding a September 5, 1996 loan for $110,000 at an annual interest rate of 36% to Rose Hearts, J&M, Greg P. Lambrecht, Colin A. Jones and CAN-AM. CAN-AM had expressly accepted liability for the loan under the terms of each of the Asset Purchase Agreements with J&M and Rose Hearts on December 31, 1996. After PCI purchased all of CAN-AM's shares, PCI desired to extinguish the loan obligation primarily to eliminate the burden on CAN-AM's cash requirements, but also to avoid any potential, but unasserted equity claims against PCI from Mr. Barton's lenders related to the loan obligation. As a result of the settlement, PCI repaid $10,000 to one of Mr. Barton's lenders, the loan was reduced to $100,000 and Mr. Barton converted the loan to bridge financing (See "Interim Financing -- Bridge Financing"). Mr. Barton's forgiveness of the reduced $100,000 loan is the consideration he gave in exchange for an 8% bridge note for $100,000 and bridge warrants to purchase 38,095 shares of PCI Common Stock at 50% of the offering price or $2.625 per share. Greg P. Barton is a 7.45% beneficial owner of PCI's Common Stock. Greg P. Lambrecht and Colin A. Jones own and control Rose Hearts and J&M, respectively, are officers and directors of CAN-AM and are controlling shareholders, officers and directors of PCI. The settlement transaction is a closed transaction and we entered the settlement before we had sufficient disinterested, independent directors to ratify the transaction.

     Barton and Mullavey Loans. On or about June 18, 1996, Greg S. Barton loaned Greg P. Lambrecht and Rose Hearts $50,000 in a transaction which included an option for Mr. Barton to convert the debt to equity of Rose Hearts. Between approximately May and September 1996, Ben P. Mullavey, a prior Rose Hearts consultant, loaned $50,000 to Rose Hearts in an undocumented transaction and provided consulting services to Rose Hearts. PCI, Rose Hearts and Greg P. Lambrecht agree that the Barton and Mullavey loans are solely Rose Hearts' debt obligations which CAN-AM did not assume as a part of the December 31, 1996 Asset Purchase Agreement for Rose Hearts' cigar operations. Ben P. Mullavey communicated to PCI on April 23, 1997, that he believes he has rights to convert his debt to shares of PCI Common Stock. Mr. Mullavey did not specify any number of shares that he believes he is entitled to, but instead demanded payment of $55,000, representing the principal from his undocumented loan and $5,000 for consulting services he provided to Rose Hearts. Greg P. Lambrecht and Rose Hearts are negotiating with Messrs. Barton and Mullavey regarding a settlement of their claims, but PCI will not be a party to any settlement and will not directly issue any Common Stock to Barton or Mullavey. Because PCI is not a party to these Barton and Mullavey loans, our independent directors did not, and are not required to, review or approve the transactions.

     Lambrecht-LBIC Stock Sale. On June 17, 1997, Steven A. Lambrecht sold 20,000 shares of PCI Common Stock to Life of Boston Insurance Company, an Oklahoma corporation ("LBIC"). The Lambrecht-LBIC transaction was to provide additional incentive to LBIC to invest the final $250,000 to complete the Bridge Financing (See "Interim Financing -- Bridge Financing"). Steven A. Lambrecht is PCI's President and Chief Executive Officer and the beneficial owner of 17.33% of PCI's Common Stock. Lincoln Heritage Life Insurance Company, an Illinois corporation ("Lincoln"), owns 79% of the stock of LBIC. The Londen Insurance Group, an Arizona holding corporation, is the sole shareholder of Lincoln and the beneficial owner of the Shares of Common Stock held by LBIC and the bridge warrants held by Boston and Lincoln.

     Anthony Stock Purchase and Option Agreement. On June 20, 1997, William L. Anthony entered an Agreement to purchase 66,000 shares of PCI Common Stock for $22,000 from Steven A. Lambrecht (60,000), Colin A. Jones (3,000) and Greg P. Lambrecht (3,000). PCI, also a party to the

Agreement, granted Anthony a non-qualified stock option to purchase 20,000 shares at the offering price from the effective date of the offering and for one year thereafter. PCI also agreed to obtain, within 30 days after completion of this offering to purchase officer and director insurance at coverage levels which are standard for distribution companies comparable to PCI. Anthony agreed to serve as Chairman of the Board for up to five years, subject to appropriate approvals and the provisions of PCI's Bylaws.

     The agreement is a closed transaction that occurred before we had sufficient disinterested, independent directors to ratify the transaction. Mr. Anthony's ongoing relationship to the Board as its Chairman is subject to ongoing Board approval, and Mr. Anthony's continued service as a director generally is subject to annual shareholder reelection.


     On August 7, 1997, to remove certain potentially compensatory aspects of the June 20, 1997 Agreement and to maintain Mr. Anthony's status as an independent director, the parties entered a Modification Agreement which rescinded and modified certain aspects of the June 20, 1997 Agreement. The August 7, 1997 Modification Agreement rescinded the private stock purchase for all but 1,000 of the 66,000 shares and restructured the transaction so that Mr. Anthony purchased the 1,000 shares at a settlement price of $2.50 per share, and received options to acquire an additional 136,250 shares at $5.25 per share from one to five years after completion of the offering.


     Lambrecht-Stanley Stock Sale. On June 20, 1997, Steven A. Lambrecht sold 15,000 shares of PCI Common Stock to James B. Stanley for $5,000. James B. Stanley is PCI's Vice President of Purchasing. PCI was not a party to the transaction.


     Credit Line Guarantees. On July 25, 1997 PCI obtained a $200,000 credit line from Biltmore Investor Bank, N.A., an independent third-party lender. The credit line is at 1% above the prime rate and terminates upon completion of this offering. Greg P. Lambrecht and Colin A. Jones personally guaranteed the credit line. The Board of Directors ratified the entry into the credit line and ratified Messrs. Lambrecht and Jones' entry into personal guarantees on our behalf.

     Manschot Stock Option Grant. On July 30, 1997 PCI's Board of Directors granted Robert H. Manschot a non-qualified stock option to purchase 5,000 shares at the offering price from the effective date of the offering and for one year thereafter. The option will be issued and held in the name of RHEM Enterprises, Inc., a Company that Mr. Manschot beneficially controls. The stock grant was approved by the other disinterested director and the other independent directors approved the stock option grant.

     Capital Contribution Agreement. On August 8, 1997, certain holders of PCI's shares who are classified as "promoters" under applicable state securities laws and regulations, contributed a total of $150,000 as additional capital to PCI. Contributors included Steven A. Lambrecht, Greg P. Lambrecht, Colin A. Jones, Peter G. Charleston, James B. Stanley, Greg S. Barton and Daniel C. Goldman. This contribution was made to comply with promoters' equity requirements set forth in the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy Regarding Promoters' Equity Investment. No shares were issued as a result of this equity contribution and the number of outstanding shares did not change. All monies contributed came from contributors' personal funds. All of PCI's directors, including the independent directors, ratified the Capital Contribution Agreement.

                            PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners, Management

     The following tables set forth certain information regarding shares of common stock beneficially owned as of August 14, 1997 by (i) each person or group known to PCI, which beneficially owns more than 5% of the common stock;
(ii) each of PCI's officers and directors; and (iii) all officers and directors as a group. The percentage of beneficial ownership is based on 1,480,500 shares outstanding on August 14, 1997 as adjusted for the May 31, 1994 3:1 stock split plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

     Security Ownership of Certain Beneficial Owners

                                                                              Percent of Class
                                                                           ----------------------
Title of           Name and Address of            Amount and Nature of     Before       After
Class               Beneficial Owner              Beneficial Ownership     Offering     Offering
------------ ----------------------------------   ----------------------   ----------   ---------
    Common   Colin A. Jones                              371,208             25.07%       10.98%
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Greg P. Lambrecht                           363,708(2)          24.57        10.76
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Steven A. Lambrecht                         256,584(2)          17.33         7.59
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Lincoln Heritage Life                       210,476(1)(3)       12.60         5.89
             Insurance Company
             4343 E. Camelback Rd. #400
             Phoenix, Arizona 85018
    Common   Londen Insurance Group                      210,476(1)(3)       12.60         5.89
             4343 E. Camelback Rd. #400
             Phoenix, Arizona 85018
    Common   Life of Boston Insurance Company            115,238(1)(3)        7.31         3.32
             4343 E. Camelback Rd. #400
             Phoenix, Arizona 85018
    Common   Greg S. Barton                              113,095(1)           7.45         3.31
             17403 NE 45th Street
             Redmond, WA 98036
    Common   Peter G. Charleston                          90,000(2)           6.08         2.66
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Scott I. Lambrecht                           86,250(2)           5.83         2.55
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Corey A. Lambrecht                           75,000(2)           5.07         2.22
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
------------
(1) Includes shares which may be beneficially  acquired by the exercise of stock warrants within 60 days as follows: Greg S. Barton,  38,095 shares,  Lincoln
    Heritage Life Insurance  Company,  190,476 shares,  Life of Boston Insurance
    Company 95,238 shares.

(2) Steven  A.  Lambrecht  is  the  brother  of Greg P. Lambrecht, the father of
    Corey  A.  Lambrecht  and  Scott  I.  Lambrecht  and  the  uncle of Peter G.
    Charleston.  Each  of  the  Lambrechts  and  Mr.  Charleston  disclaims  any beneficial interest in the shares held by the others.
                                       50

(3) The  Londen  Insurance Group is the sole shareholder of the Lincoln Heritage
    Life Insurance Company. Lincoln Heritage Life Insurance Company owns 79% of the shares of Life of Boston Insurance Company.


     Security Ownership of Management

                                                                            Percent of Class
                                                                        -------------------------
Title of        Name and Address of          Amount and Nature of       Before         After
Class            Beneficial Owner            Beneficial Ownership       Offering     Offering
------------ ----------------------------   -------------------------   ----------   ------------
    Common   Colin A. Jones                          371,208               25.07%      10.98%
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Greg P. Lambrecht                       363,708(2)            24.57       10.76
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Steven A. Lambrecht                     256,584(2)            17.33        7.59
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   Scott I. Lambrecht                       86,250(2)             5.83        2.55
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   James B. Stanley                         26,250                1.77            (3)
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   William L. Anthony                       20,048(1)             1.34            (3)
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
    Common   David S. Hodges                          19,048(1)             1.27            (3)
             15651 N. 83rd Way #3
             Scottsdale, AZ 85260
-------------------------------------------------------------------------------------------------
    Common   All Officers and Directors            1,143,096(1)(2)         75.27%      33.44%
             as a group (8 persons)
------------
(1) Includes  shares which may be acquired by the exercise of warrants within 60 days  as  follows:  William  L.  Anthony,  19,048  shares,  David S. Hodges,
    19,048  shares.  Excludes  options  held by William L. Anthony and Robert H.
    Manschot  to  purchase  156,250 shares and 5,000 shares, respectively, which are not exercisable until 1 year after the date of this prospectus.
(2) Steven  A.  Lambrecht  is the brother of Greg P. Lambrecht and the father of
    Corey   A.  Lambrecht  and  Scott  I.  Lambrecht.  Each  of  the  Lambrechts
    disclaims any beneficial interest in the shares held by the others.
(3) Less than 1%.

     Shareholders  and  Voting  Agreement.  On  January  1,  1997,  PCI  and the
following shareholders entered a Shareholders and Voting Agreement: Greg P. Lambrecht, Colin A. Jones, Greg S. Barton, Dan C. Goldman and Pat Quadrelli. Between January 9 and 11, 1997, the following persons also agreed to be bound by the agreement: Scott I. Lambrecht, Peter G. Charleston, Mike Rocha, Murphy Pierson, Lorraine Shelley, Steven A. Lambrecht, Corey A. Lambrecht and James B. Stanley. On May 31, 1997, the agreement was terminated by a majority vote of the board of directors and a majority vote of the total outstanding shares of PCI according to a provision of the agreement which allowed for voluntary termination by that means. Among other terms, the agreement (i) required the offer of the parties' shares to the other parties to the agreement or PCI prior to offering such shares to a third party, (ii) required parties to maintain confidentiality of PCI confidential information, (iii) restricted any party from competing with PCI at any time the party held PCI shares, and (iv) contained a voting agreement to break a deadlock between an even number of directors by electing (an) additional director(s). Although the agreement stated that it would not apply to publicly registered shares, the agreement was terminated to avoid any potential restriction on PCI, as a party to the agreement, in this offering and to simplify legal and transfer agent procedures regarding future transfers of restricted shares.

                               INTERIM FINANCING


     Bridge Financing and Bridge Warrants. Between March and June 1997, 10 accredited investors loaned PCI a total amount of $1,000,000 bridge financing in cash or conversion of prior debt of CAN-AM. The Underwriter's Representative, W.B. McKee Securities, Inc., was PCI's consultant for the bridge financing. In return for their loans, the bridge investors received promissory notes from PCI and bridge warrants to purchase 361,906 shares of PCI Common Stock at 50% of the offering price or 2.625. The bridge warrants held by William B. McKee entitle him to purchase 19,048 shares at the offering price.


     The following sets forth the names of the bridge investors, the amount of their cash investment or the value of other consideration given, the number of shares of Common Stock that they are entitled to purchase under the bridge warrants, and the percentage of their beneficial ownership before and after the offering:

                                                             Number of          Percent          Percent
                                                            Common Shares        Owned            Owned
                                            Loan            Entitled to        Prior to           After
              Name                         Amount             Purchase         Offering         Offering
-----------------------------------   -------------------   ---------------   --------------   --------------
Walter Adrushenko   ...............    $      50,000             19,048             1.27               (6)
William L. Anthony(1)  ............    $      50,000             19,048             1.34(5)            (6)
Greg S. Barton   ..................    $     100,000(4)          38,095             7.45(5)        3.31(5)
Mary A. Davis    ..................    $     100,000             38,095             2.51           1.11
David S. Hodges(1)  ...............    $      50,000             19,048             1.27               (6)
Anthony Holden   ..................    $      50,000             19,048             1.27               (6)
William B. McKee(2)    ............    $      50,000             19,048             1.27               (6)
Life of Boston Insurance Company(3)    $     250,000             95,238             7.31(5)        3.32(5)
Lincoln Heritage Life Insurance
 Company(3)   .....................    $     250,000             95,238            12.60(5)        5.89(5)
Martin B. Perlman   ...............    $      50,000             19,048             1.27               (6)
                                       --------------           --------
   Totals:    .....................    $   1,000,000            380,954

------------
(1) Messrs.  Anthony  and  Hodges  are  directors  and  consultants  to PCI. See
    "Management."
(2) Principal  of W.B. McKee Securities, Inc., the Underwriter's Representative.
(3) Beneficially owned and controlled by the Londen Insurance Group.
(4) Conversion  of  $100,000  debt  of  CAN-AM,  valued  by  PCI  as  a $100,000 investment. See "Certain Transactions."
(5) Includes  other  beneficial  holdings of such persons as follows: William L.
    Anthony,  1,000,  Greg  S. Barton, 75,000, Life of Boston Insurance Company,
    20,000, Lincoln Heritage Life Insurance Company, 115,238.
(6) Less than 1%.

     The bridge notes accrue 8% annual interest until the closing of the offering under this prospectus. After the offering closes, the bridge notes bear interest at 16%. The bridge notes are due on the earlier of the closing of this offering or six months from issuance. If not paid within one year from issuance, the bridge notes convert into new one year notes amortized over four quaterly payments. PCI intends to repay the bridge notes using proceeds from the offering.

     Proceeds from the bridge financing were used to purchase cigars, humidors and related items and capital equipment and pay salaries, business expenses and office costs, and professional and consulting fees.

     Sales By Warrant Holders. The holders of the bridge warrants, have the right to exercise those warrants on or after the first day that our shares are traded. However, the holders of the warrants to purchase all 380,954 shares have agreed that if they exercise the warrants they will not sell the underlying shares for 12 months from the date of this prospectus, subject to regulatory or exchange modification or approval, without the prior approval of the Underwriter's Representative. From the end of the 12-month period and for the remainder of the exercise period of the warrants, we must include the shares underlying the warrants in any subsequent registration statement we file for any sale of our Common Stock or the warrant holders may demand that we register the shares underlying the warrants. This potential resale of the shares underlying the warrants would occur at some date between one and five years from the completion of this offering.

     PCI will not receive any proceeds from the resale of the shares underlying the bridge warrants. Shares could be sold from time to time in transactions (which may include block transactions by or for the account of the bridge warrant holders) in the over-the-counter market, on any market in which PCI shares are traded, including the Nasdaq SmallCap Market, the Boston Stock Exchange or in negotiated transactions, a combination of such methods or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods or otherwise, and shares may be transferred by gift.

     Under applicable SEC rules and regulations, namely Rule 102 of Regulation M, any person engaged in the distribution of shares may not simultaneously engage in market-making activities in our securities during the applicable "cooling-off" period (which runs from at least one and possibly five business days before the beginning of the distribution and continues until the distribution is over). This means that if we offer more shares of our Common Stock to the public at some future date, and the underwriters of the subsequent offering are also distributing the shares underlying the bridge warrants, the underwriters will not be able to make a market in our shares during the applicable restrictive period. For two years following the completion of this offering, the Underwriter's Representative in this offering has a right of first refusal to participate as underwriter, co-underwriter or placement agent for any public or private offering of our securities. However, the underwriters in this offering have not agreed to and are not obligated to act as broker-dealer in resales of the shares underlying the warrants and the selling shareholders may be required, and in the event the underwriter in the delayed offering is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each selling shareholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rule 102 of Regulation M, which may limit the timing of the purchases and sales of shares of PCI's securities by such persons.

     The selling shareholders and broker-dealers, if any, acting in connection with any sale of shares underlying warrants might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

     We have informed the holders of the bridge warrants that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market in any offering of shares underlying warrants. PCI has also informed the holders of the bridge warrants of the need for delivery of copies of a current prospectus prior to any sale of their underlying shares. PCI is unable to predict what effect the sale of underlying shares may have on the then prevailing market price of PCI Common Stock.

                           DESCRIPTION OF SECURITIES

     General. PCI is authorized to issue 10,000,000 shares of Common Stock, no par value.


     Stock Split. On May 31, 1997, PCI's shareholders unanimously approved a three-for-one forward stock split ("3:1 Stock Split"). Each issued and outstanding share of PCI's Common Stock was reclassified as three shares of Common Stock, no par value. The 3:1 Stock Split did not affect the number of shares of Common Stock which may be acquired by the holders of the bridge warrants, because the anti-dilution provisions of the bridge warrants are only affected by reclassifications which occur after the date of this prospectus.


     Common Stock. Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In any liquidation, each outstanding share entitles its holder to participate pro rata in the assets that remain after PCI pays liabilities. 1,480,500 shares of Common Stock are currently issued and outstanding, and upon completion of this offering, assuming the underwriters do not exercise their over-allotment option, 3,380,500 shares of Common Stock will be outstanding.

     Shareholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities of PCI, nor are there any redemption or sinking fund provisions that relate to the Common Stock. All outstanding shares of Common Stock are, and the shares underlying all warrants and options will be validly issued, fully paid, and nonassessable have at the time PCI issues them.

     Arizona law allows shareholders to cumulate their votes for the election of directors. This means that shareholders may multiply the total number of shares they are entitled to vote by the total number of directors for whom they are entitled to vote, and may apply that product to elect a single director or distribute that product among two or more candidates. For example, at a meeting to elect three directors, a stockholder holding 100 voting shares could cast 300 votes for a single candidate, or could cast any combination totalling 300 votes for two or more candidates. Arizona's cumulative voting rights may allow shareholders holding a minority of PCI's shares a greater opportunity to elect a director even though management or larger shareholders control a substantial percentage of PCI's shares.

     Shares  Eligible  for Future  Sale.  Other than the  outstanding  shares of
Common Stock issued in this offering, all of the presently issued and outstanding shares of Common Stock are "restricted securities" as that term is defined in SEC Rule 144. Rule 144 governs resales of restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. PCI's affiliates may include our directors, executive officers and persons directly or indirectly owning 10% or more of our outstanding Common Stock. Under Rule 144, unregistered resales of restricted Common Stock cannot be made until the restricted shares have been held for one year from the later of when the shares were acquired from PCI or an affiliate of PCI. Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about PCI (the "Applicable Requirements"). Resales by PCI's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each sale. A person who is not deemed an "affiliate" of PCI and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements.

     If a public market develops for PCI's Common Stock, PCI is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the

Common Stock. None of the 1,480,500 presently outstanding shares of Common Stock will become eligible for sale under Rule 144 prior to December 31, 1997. Thereafter, at various times through March 10, 1998, all 1,480,500 shares of Common Stock will become eligible for sale pursuant to Rule 144.


     In addition, certain of our affiliates who hold 1,480,500 presently outstanding shares of Common Stock, 57,144 bridge warrants and 161,250 options have agreed that they will not sell their shares, warrants and options for 24 months from the date of this prospectus except for 10% of the shares, warrants and options which the agreement releases at 2.5% per quarter in the second year.

     No Prior Market for Shares. Prior to the offering, there has been no public market for PCI shares. The offering price for the shares was determined through negotiations between us and the W.B. McKee Securities, Inc., and may not be indicative of the market price of the shares after the offering. The Nasdaq SmallCap Market(SM) and the Boston Stock Exchange are considering our applications to list our Common Stock with them and we believe that we will be able to satisfy and maintain their current and proposed entry and maintenance standards when we complete this offering. If we are unable to satisfy the requirements for continued listing on Nasdaq or the Boston Stock Exchange, our shares will not be traded in those markets.

     In the event our shares are not listed as contemplated, trading, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap Market(SM) listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of PCI, and lower prices and larger differences in bid and ask prices for our securities.

     If our securities are not listed on the Nasdaq SmallCap Market(SM) and/or the Boston Stock Exchange, they may become subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market.


     The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to our shares if they are listed on The Nasdaq SmallCap Market(SM) or the Boston Stock Exchange and we provide certain price and volume information on a current and continuing basis or meet required minimum net tangible assets or average revenue criteria. We cannot assure you that our shares will qualify for exemption from these restrictions. If PCI shares were subject to the penny stock rules, the market liquidity for the shares could be severely adversely affected.

Transfer Agent

     The transfer agent ("Transfer Agent") for the Common Stock and warrant agent for the underwriter warrants is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817, (303) 298-5370.

                                 DIVIDEND POLICY

     PCI has never declared or paid a cash dividend on its shares. We currently intend to retain any earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future. PCI's Board of Directors will determine whether to pay cash dividends based upon our results of operations, cash flows, financial condition and liquidity.

                                 UNDERWRITING

     CERTAIN PERSONS WHO PARTICIPATE IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING PURCHASES OF SHARES TO MAINTAIN THEIR MARKET PRICE, PURCHASES TO COVER SOME OR ALL OF THE UNDERWRITERS' SHORT POSITION IN THE SHARES AND THE IMPOSITION OF PENALTY BIDS. See "Plan of Distribution."


     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below have severally agreed to purchase from PCI the following number of shares set forth opposite their names at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus:



                       Underwriter                    Number of Shares
         ------------------------------------------   -----------------
         W.B. McKee Securities, Inc.   ............         950,000
         Kashner Davidson Securities Corp.   ......         950,000
                                                          ----------
             Total    .............................       1,900,000
                                                          ==========

     The Underwriting Agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all shares offered in this offering if any of the shares are purchased.

     W.B. McKee Securities, Inc. as underwriter's representative advised PCI that the underwriters will offer the shares they purchase directly to the public at the offering price on the cover page of this prospectus and to certain dealers at a price that represents a concession of $.2625 per Share, or 5.0% per Share. The underwriter's representative also advised PCI that it will not sell any of the shares to accounts over which it exercises discretionary authority, but that certain dealers may do so. After the initial public offering of the shares, the underwriters may change the offering price and the selling terms.


     We granted the underwriter's representative an over-allotment option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 285,000 shares (equal to 15% of the number of shares sold in the offering), at the public offering price, less the underwriting discounts and commissions listed on the cover page of this prospectus, solely for the purpose of covering any over-allotments.


     We agreed to pay the underwriter's representative a non-accountable expense allowance of 3% of the offering proceeds from the sale of the shares. We estimated the expense allowance at $299,250, $25,000 of which has already been paid, or $344,138 if the underwriter's representative exercises the over-allotment option.


     At the closing of this offering, PCI will sell to the underwriter's representative, at a price of $.01 each, representative's warrants to purchase up to 170,952 shares. Each representative's warrant will be exercisable for a four-year period, commencing one year from the date of this prospectus, at an exercise price equal to $8.40 per share (160% of the public offering price of the shares). We will issue one share of Common Stock upon exercise of each representative's warrant. The representative's warrants will contain anti-dilution provisions providing for appropriate adjustments in any recapitalization, reclassification, stock dividend, stock split or similar transaction by PCI. The representative's warrants do not entitle the representative to any rights as a shareholder of PCI until the underwriter's representative exercises them. The representative's warrants may only be transferred to officers and directors of the underwriter's representative who are also shareholders of the underwriter's representative.


     For the exercise period of the representative's warrant, the holder(s) will have the opportunity to profit from a rise in the market value of the Common Stock, which will dilute the interest of the other PCI shareholders. We expect that the holder(s) of the representative's warrants will exercise them at a time when PCI would, in all likelihood, be able to obtain any capital it needs from an offering of its unissued Common Stock on terms more favorable to PCI than the terms in the representative's warrant, which may adversely affect the terms on which PCI can obtain additional financing.

     We have granted certain demand and piggyback registration rights for the Common Stock underlying the representative's warrants. On one occasion, at the underwriter's representative's request, at any time during the five-year period commencing one year after the date of this prospectus, PCI will prepare and file a post-effective amendment or new registration statement permitting the sale of the representative's warrants and/or underlying securities and use its best efforts to keep the registration statement effective under the Securities Act for a nine-month period following the effective date. We will bear the cost of that amendment or registration statement. Also, if PCI files an equity offering registration statement under the Securities Act at any time during the five-year period following the date of this prospectus, the holders of the representative's warrants or underlying securities will include in such registration statement all or part of the underlying securities at the request of the holders.

     PCI, any selling security holders and the underwriter's representative have agreed to indemnify each other against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. The indemnification is limited or unavailable in certain circumstances, including where legally unavailable.

     All of the present shareholders of PCI have agreed not to offer, sell or otherwise dispose of all of their outstanding Common Stock or Common Stock issuable upon exercise of options for a period of 18 months after completion of this offering without prior consent of the underwriter's representative. See "Principal Shareholders."


     Upon closing of the Offering, the Representative will have the right to select one member of the Board of Directors to serve for a five year term. PCI does not currently maintain key-man life insurance on any of its employees, but the terms of our agreement with the underwriters require us to maintain $1,000,000 in key-man life insurance on Steven A. Lambrecht at least until March 31, 2002.


     The previous paragraphs are a brief summary of the terms of the Underwriting Agreement and is not complete. A copy of the Underwriting Agreement is on file with the SEC as an exhibit to the registration statement. See "Available Information."

                              PLAN OF DISTRIBUTION


     In connection with this offering certain underwriters may engage in passive market making transactions in the shares on NASDAQ in accordance with Rule 103 of Regulation M.


     In connection with this offering, the underwriters' selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of our shares. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize its market price. The underwriters may also create a "short position" for their own account by selling more shares in the offering than they are committed to purchase, and in that case they may purchase shares in the open market after this offering is completed to cover all or a part of their short position. The underwriters' representative may also cover all or a portion of their short position, up to 285,000 shares, by exercising their over-allotment option described above and on the cover of this prospectus. Also, W.B. McKee Securities, Inc., on behalf of the underwriters, may impose "penalty bids," under contractual arrangements with the underwriters, that allow it to reclaim from an underwriter (or dealer participating in this offering) for the account of the other underwriters, the selling concession on the shares that the underwriters distribute in the offering but later purchase for their account in the open market. Any of these transactions may maintain the price of the shares at a higher level than the level which the shares might otherwise bear in the open market. None of these transactions is required, and if the underwriters, selling agents or others engage in the transactions, they may also stop at any time.

                                 LEGAL MATTERS


     Titus, Brueckner & Berry, P.C., 7373 North Scottsdale Road, Scottsdale Centre, Suite B-252, Scottsdale, Arizona 85253, counsel for PCI, have given their opinion that the shares of Common Stock offered in this Prospectus will, when sold, be legally issued, fully paid and nonassessable. Streich Lang, P.A., Renaissance One, Two North Central Avenue, Phoenix, Arizona 85004, has represented the underwriter's representative in connection with this Offering.

                                    EXPERTS

     The financial statements of PCI included in this prospectus have been audited by Semple & Cooper, LLP, independent certified public accountants, as stated in their report which immediately precedes the financial statements. We include the financial statements in reliance on Semple & Cooper, LLP's report, which was given on that firm's authority as experts in accounting and auditing.

                                   GLOSSARY
Bridge warrants              Warrants to purchase shares of PCI's Common Stock at 50% of the offering price, except that the exercise price for William B. McKee's warrants is $5.25.

Bridge financing             Interim financing of $1,000,000 from nine investors between March and June 1997; Investors received promissory notes for the amount of their investment and warrants to purchase shares of PCI's
                             Common Stock.

CAN-AM                       CAN-AM International Investments Corp., a British Columbia
                             (Canada) corporation and wholly-owned subsidiary of PCI. All of
                             PCI's Canadian cigar operations are conducted through CAN-AM.

EPA                          The U.S. Environmental Protection Agency.

Exchange Act                 The Securities Exchange Act of 1934, as amended.

FDA                          The U.S. Food and Drug Administration.

FTC                          The Federal Trade Commission.

J&M                          J&M Wholesale, Ltd., a British Columbia (Canada) corporation wholly-owned and controlled by Colin A. Jones. Mr. Jones is an officer and director of CAN-AM and an officer, director and controlling shareholder of PCI.

Master agreement             A form retailer or regional distribution agreement that we negotiated with a major convenience store chain, which is approved for use by retail stores or regional distribution centers within the chain, but which must be accepted by each individual store or distribution region which wishes to participate in the PCI Cigar Program.

Merchandising                Full-service, in-store support of a retail location including cleaning, supplying and maintaining the humidor, rotating stock and providing training to store management and personnel.

NACS                         National Association of Convenience Stores.

Nasdaq SmallCap Market(SM)   An interdealer quotation system for smaller companies operated by
                             Nasdaq.

Nasdaq                       The National Automated Dealer Quotation System operated by The
                             Nasdaq Stock Market, Inc.

                                       58

Offering price                 The price per share printed on the cover of this prospectus.

Offering                       Our initial public offering of its shares under this prospectus and registered under its registration statement.

Over-allotment option          Options that we have granted to the underwriter, exercisable for 45 days from the date of this Prospectus, to purchase up to an additional 285,000 shares to cover excess allotments to participants.

PCI                            Premium Cigars International, Ltd.

PCI Cigar Program              Our cigar distribution program, including premium and mass market cigars, humidors, service, training and sales.

Prospectus                     This document.

Registration statement         Our registration statement on Form SB-2 filed with the SEC as of the date of this prospectus, which includes exhibits and other information that is not included in this prospectus.

Representative's warrants      Warrants to purchase 170,952 Shares exercisable at 160% of the
                               Offering Price; issued to the underwriters as additional compensation.

Rose Hearts                    Rose Hearts, Inc, a Washington corporation that is wholly-owned and controlled by Greg P. Lambrecht, who is an officer and director of
                               CAN-AM and an officer and controlling shareholder of PCI.

SEC                            The Securities and Exchange Commission.

Securities Act                 The Securities Act of 1933, as amended.

Shares                         Shares of PCI's Common Stock, no par value.

3:1 stock split                A 3:1 forward split of PCI's shares approved by PCI's shareholders on May 31, 1997.

Transfer agent and warrant     American Securities Transfer & Trust, Inc.
 agent

Underwriters                   W.B. McKee Securities, Inc., Kashner Davidson Securities Corp. and
                               others who may be named in a syndicate of co-underwriters.

Underwriter's representative   W.B. McKee Securities, Inc.

Underwriting discount          Compensation to the underwriter's representative in the form of a
                               10% discount of underwriter's representative's purchase price from the offering price.

"We"                           Premium Cigars International, Ltd.

                            ADDITIONAL INFORMATION


     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about PCI and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement. See "Where You Can Get More Information."

                       THIS PAGE INTENTIONALLY LEFT BLANK

                       CONSOLIDATED FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

Independent Auditor's Report  .................................... F-2
Consolidated Balance Sheets   .................................... F-3
Consolidated Statements of Operations  ........................... F-4
Consolidated Statements of Changes in Stockholders' Equity  ...... F-5
Consolidated Statements of Cash Flows  ........................... F-6
Notes to Consolidated Financial Statements   ..................... F-7

                         INDEPENDENT AUDITORS' REPORT


To The Board of Directors of
Premium Cigars International, Ltd.

We have audited the accompanying consolidated balance sheet of Premium Cigars International, Ltd. and Subsidiary as of March 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from the date of inception, June 1, 1996 through March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premium Cigars International, Ltd. and Subsidiary as of March 31, 1997, and the results of its operations, changes in stockholders' equity, and its cash flows for the period from the date of inception, June 1, 1996 through March 31, 1997, in conformity with generally accepted accounting principles.



Semple & Cooper, L.L.P.

Phoenix, Arizona
June 18, 1997

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                           March 31,     June 30,
                                                             1997          1997
                                                           -----------   ------------
                                                                         (Unaudited)
Current Assets:
   Cash and cash equivalents (Note 1)    ...............   $  58,018     $   26,424
   Accounts receivable (Notes 1 and 2)
    -- trade  ..........................................      64,300        267,575
    -- related parties    ..............................     158,497        163,119
   Inventory (Notes 1 and 3)    ........................     126,337         94,853
   Other current assets   ..............................      15,607        103,718
                                                           ----------    -----------
      Total Current Assets   ...........................     422,759        655,689
                                                           ----------    -----------
Property and Equipment, Net (Notes 1 and 4)    .........      23,055        102,317
                                                           ----------    -----------
Other Assets:
   Humidors, net (Note 1)    ...........................      60,486        223,882
   Notes receivable -- related parties (Note 2)   ......      86,225         98,579
   Organizational costs, net (Note 1)    ...............      32,386         38,782
   Deferred costs (Notes 1 and 5)  .....................      53,550        292,953
                                                           ----------    -----------
                                                             232,647        654,196
                                                           ----------    -----------
                                                           $ 678,461     $1,412,202
                                                           ==========    ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Notes payable (Note 5)   ...........................   $   50,000       $        0
   Notes payable -- related parties, current portion
    (Note 2)    .......................................       19,641           19,641
   Accounts payable -- trade   ........................      109,254          179,260
   Accrued expenses
    -- tobacco taxes  .................................      100,333          114,670
    -- other    .......................................       70,700           97,267
                                                          ----------       ----------
      Total Current Liabilities   .....................      349,928          410,838
                                                          ----------       ----------
Long-Term Liabilities:
   Notes payable, long-term portion (Note 5)  .........          --         1,000,000
   Notes payable -- related parties, long-term portion
    (Note 2)    .......................................      110,000              --
                                                          ----------       ----------
                                                             110,000        1,000,000
                                                          ----------       ----------
Commitments: (Notes 2 and 7)   ........................          --               --
                                                          ----------       ----------
Stockholders' Equity: (Note 8)
   Common stock -- no par value, 10,000,000 shares
    authorized, 1,480,500 shares issued and outstanding
    as of March 31, 1997 and June 30, 1997 (unaudited),
    respectively   ....................................      419,675          524,675
   Accumulated deficit   ..............................     (201,142)        (523,311)
                                                          ----------       ----------
Total Stockholders' Equity  ...........................      218,533            1,364
                                                          ----------       ----------
  Total Liabilities and Stockholders' Equity  .........   $  678,461       $1,412,202
                                                          ==========       ==========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements


               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  For The Period From The Date of Inception,
                    June 1, 1996 Through March 31, 1997 and
          For The Three Month Period Ended June 30, 1997 (Unaudited)

                                                          Inception        Three Month
                                                           Through         Period Ended
                                                          March 31,         June 30,
                                                             1997             1997
                                                         ---------------   -------------
                                                                           (Unaudited)
Net Sales   ..........................................    $   845,571       $  628,180
Cost of Sales  .......................................        643,790          481,677
                                                          -----------       ----------
Gross Profit   .......................................        201,781          146,503
Selling, General and Administrative    ...............        323,776          327,439
Stock Based Compensation   ...........................         57,625          110,000
                                                          -----------       ----------
Loss from Operations    ..............................       (179,620)        (290,936)
                                                          -----------       ----------
Other Income (Expense):
   Interest Expense  .................................        (21,292)         (32,508)
   Other    ..........................................            963            1,080
   Foreign currency transaction gain (loss)  .........         (1,193)             195
                                                          -----------       ----------
                                                              (21,522)         (31,233)
                                                          -----------       ----------
Net Loss    ..........................................    $  (201,142)      $ (322,169)
                                                          ===========       ==========
Loss per Share (Note 1)    ...........................    $      (.14)      $     (.22)
                                                          ===========       ==========
Weighted Average Number of Shares Outstanding   ......      1,480,500        1,480,500
                                                          ===========       ==========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  For The Period From The Date of Inception,
                    June 1, 1996 Through March 31, 1997 and
          For the Three Month Period Ended June 30, 1997 (Unaudited)

                                         Common Stock                                         Total
                                   ------------------------   Accumulated     Treasury     Stockholders'
                                    Shares       Amount          Deficit        Stock         Equity
                                   -----------   ----------   -------------   ----------   --------------
Balance, June 1, 1996    .........      --         $    --     $      --      $   --        $      --
Shares issued for cash   ......... 1,433,400        362,050           --          --           362,050
Shares issued for services  ......    47,100         57,625           --          --            57,625
Net loss  ........................      --              --       (201,142)        --          (201,142)
                                   ---------      ---------    ----------     --------      ----------
Balance, March 31, 1997  ......... 1,480,500        419,675      (201,142)        --           218,533
                                   ---------      ---------    ----------     --------      ----------
Purchase of treasury stock  ......   (15,000)           --            --       (5,000)          (5,000)
Shares issued for services  ......    15,000         32,500           --        5,000           37,500
Additional compensation recorded
 on private transactions    ......      --           72,500           --          --            72,500
Net loss for the three month
 period ended June 30, 1997
 (unaudited)    ..................      --              --       (322,169)        --          (322,169)
                                   ---------      ---------    ----------     --------      ----------
Balance, June 30, 1997   ......... 1,480,500       $524,675    $ (523,311)    $   --        $    1,364
                                   =========      =========    ==========     ========      ==========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements


               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  For The Period From The Date of Inception,
                    June 1, 1996 Through March 31, 1997 and
           For the Three Month Period Ended June 30, 1997 (Unaudited)

                                                                     Inception       Three Month
                                                                      Through        Period Ended
                                                                     March 31,        June 30,
                                                                       1997             1997
                                                                    --------------   -------------
                                                                                     (Unaudited)
Increase (Decrease) in Cash and Cash Equivalents:
Cash flows from operating activities:
   Cash received from customers    ..............................    $  782,234       $  425,985
   Cash paid to suppliers and employees  ........................      (827,701)        (744,129)
   Interest paid    .............................................       (21,292)         (25,008)
                                                                     ----------       ----------
     Net cash used for operating activities    ..................       (66,759)        (343,152)
                                                                     ----------       ----------
Cash flows from investing activities:
   Purchase of property and equipment    ........................       (23,302)         (81,074)
   Purchase of humidors   .......................................       (71,451)        (174,960)
   Disbursements for notes receivable -- related parties   ......       (86,225)         (12,354)
   Organizational costs   .......................................       (32,386)          (8,151)
   Deferred offering costs   ....................................       (53,550)        (156,903)
                                                                     ----------       ----------
     Net cash used by investing activities  .....................      (266,914)        (433,442)
                                                                     ----------       ----------
Cash flows from financing activities:
   Proceeds from notes payable  .................................        50,000          810,000
   Repayment of notes payable   .................................           --           (50,000)
   Proceeds from note payable -- related party    ...............       129,641              --
   Repayment of notes payable -- related party    ...............           --           (10,000)
   Proceeds from issuance of common stock   .....................       212,050              --
   Purchase of treasury stock   .................................           --            (5,000)
                                                                     ----------       ----------
     Net cash provided by financing activities    ...............       391,691          745,000
                                                                     ----------       ----------
Net increase (decrease) in cash and cash equivalents    .........        58,018          (31,594)
Cash and cash equivalents at beginning of period                            --            58,018
                                                                     ----------       ----------
Cash and cash equivalents at end of period  .....................    $   58,018       $   26,424
                                                                     ==========       ==========
Reconciliation of Net Loss to Net Cash used for Operating
 Activities:
Net Loss   ......................................................    $ (201,142)      $ (322,169)
                                                                     ----------       ----------
Adjustments to reconcile net loss to net cash used for
 operating activities:
   Depreciation and amortization   ..............................        11,212           15,131
   Stock issued for services and compensation  ..................        57,625          110,000
   Amortization of deferred loan fees    ........................           --             7,500

Changes in Assets and Liabilities:
   Accounts receivable
     -- trade    ................................................       (64,300)        (203,275)
     -- related parties   .......................................        (8,497)          (4,622)
   Inventory  ...................................................      (126,337)          31,484
   Other current assets   .......................................       (15,607)         (88,111)
   Accounts payable -- trade    .................................       109,254           70,006
   Accrued expenses
     -- tobacco taxes  ..........................................       100,333           14,337
     -- other    ................................................        70,700           26,567
                                                                     ----------       ----------
                                                                        134,383          (20,983)
                                                                     ----------       ----------
   Net cash used for operating activities   .....................    $  (66,759)      $ (343,152)
                                                                     ==========       ==========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies, Nature of Operations and Use of
     Estimates:

     Nature of Operations:


     Premium Cigars International, Ltd. (the "Company") is a Corporation organized under the laws of the State of Arizona on December 16, 1996. CAN-AM International Investments Corp. (CAN-AM), a British Columbia Canadian corporation, was incorporated on June 20, 1996. The Company acquired all of the outstanding stock of CAN-AM on December 31, 1996. The principal business purpose of the Company is the distribution of premium cigars using countertop humidors in convenience stores, grocery stores and other retail outlet markets. The Company conducts business throughout the United States. The Company's wholly-owned subsidiary, CAN-AM, operates in five Canadian Provinces. The Company has elected a March 31 fiscal year end.


     Significant Transactions:

     Prior to January 1, 1997, CAN-AM acquired all existing cigar accounts, cigar related inventory, humidors, other assets and the related trade accounts payable and tobaco tax liabilities from J&M Wholesale, Ltd. and Rose Hearts, Inc. These corporations were owned by the principal stockholders of Premium Cigars International, Ltd. As all acquisitions and account purchases were consummated within a controlled group, the cigar operations of J&M Wholesale, Ltd. and Rose Hearts, Inc. are included in the accompanying financial statements from the date of commencement of cigar sales, June 1, 1996.

     Principles of Consolidation:

     The consolidated financial statements include the activity of Premium Cigars International, Ltd., together with its wholly-owned subsidiary, CAN-AM, and its predecessors cigar related activity of J&M Wholesale, Ltd. and Rose Hearts, Inc. The activity of CAN-AM and its predecessors is included in the consolidated financial statements from the date of commencement of cigar operations, June 1, 1996. All significant intercompany accounts and transactions have been eliminated.

     Pervasiveness of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Interim Financial Statements:

     The interim financial statement for the three month period ended June 30, 1997 is unaudited. In the opinion of management, such statement reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim periods. The results of operations for the three month period ended June 30, 1997 are not necessarily indicative of the results for the entire year. The interim financial statement for the period from the date of inception, June 1, 1996, through June 30, 1996 is not presented as there was no significant activity in that period.

     Cash and Cash Equivalents:

     Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three (3) months or less.

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

     Accounts Receivable -- Trade:

     Accounts receivable -- trade represents amounts earned but not collected in connection with the sale of cigars and cigar accessories.


     The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of individual accounts outstanding. In the opinion of the management, all accounts receivable outstanding at March 31, 1997 and June 30, 1997, are considered fully collectible and therefore, no allowance has been provided for potentially uncollectible accounts receivable.


     Inventory:


     Inventory quantities and valuation were determined based upon a physical count, and pricing of same at March 31, 1997 and June 30, 1997. Inventory is stated at the lower of cost, first-in, first-out method, or market. Inventory quantities are reviewed for obsolescence periodically.


     Property and Equipment:

     Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the following estimated useful lives.


               Equipment    .................. 5-7 years
               Furniture and fixtures   ...... 5-7 years


     Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

     Humidors:

     Humidors are used primarily to display cigars available for sale at retail outlets. The humidors are being amortized ratably over a two (2) year period. For the period from the date of inception, June 1, 1996 through March 31, 1997, amortization expense was $10,965, and $11,564 (unaudited) for the three month period ended June 30, 1997.

     Organization Costs:

     Organization costs consist of costs incurred in relation to the formation of the Corporation and its wholly-owned subsidiary. These costs are being amortized ratably over five (5) years.


     Deferred Costs:

     Deferred costs primarily represent costs incurred in connection with the Company's proposed Initial Public Offering of its common stock and will be offset against the proceeds of the offering, or expensed if not successful.

     Income Taxes:

     Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

     Translation of Foreign Currencies:


     Account balances and transactions denominated in foreign currencies and the accounts of the Corporation's foreign operations have been translated into United States funds, as follows: (i) assets and liabilities at the rates of exchange prevailing at the balance sheet date; (ii) revenue and expenses at average exchange rates for the period in which the transaction occurred;
     (iii) exchange gains and losses arising from foreign currency transactions are included in the determination of net earnings for the period; (iv) exchange gains and losses arising from the translation of the Corporation's foreign operations are deferred and included as a separate component of stockholders' equity.

     Loss Per Share:

     During the period ended March 31, 1997, the Company's Board of Directors approved an Initial Public Offering of its common stock. The Initial Public Offering price to the public is $5.25 per share. Pursuant to the Securities and Exchange Commission rules, common stock issued for consideration below the $5.25 per share Initial Public Offering price during the twelve (12) months prior to filing the Registration Statement, have been included in the weighted average number of shares outstanding for all periods presented.

     New Accounting Pronouncements:

     Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128). This pronouncement provides a different method of calculating earnings per share than is currently required by APB 15, Earnings per Share. SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entry similar to fully diluted earnings per share. This pronouncement is effective for fiscal years and interim periods after December 15, 1997; early adoption is not permitted. The Company has not determined the effect, if any, of adoption on its EPS computation(s).

     Statement of Financial Accounting Standards No. 129 "Disclosure of Information about Capital Structure" (SFAS No. 129) issued by the FASB is effective for financial statements ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. The Company does not expect adoption of SFAS No. 129 to have a material effect, if any, on its financial position or results of operations.

     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

2.   Related Party Transactions:

     Accounts Receivable -- Related Parties:


     Accounts receivable -- related parties as of March 31, 1997 and June 30, 1997 are, in the opinion of management, short-term in nature and are non-interest bearing. The receivable includes $150,000 of an additional capital contribution receivable which was remitted to the Company subsequent to June 30, 1997.

     Notes Receivable -- Related Parties:

     As of March 31, 1997 and June 30, 1997, notes receivable -- related parties are comprised of 8% interest bearing notes from the principal stockholders in the amount of $86,225 and $98,579 (unaudited), respectively. The notes receivable are due on March 31, 1999.

     Notes Payable -- Related Parties:

     At March 31, 1997 and June 30, 1997, notes payable related parties consist of the following:


                                                        March 31,     June 30,
                                                          1997          1997
                                                      -----------   ------------
                                                                    (Unaudited)
Non-interest bearing note to a stockholder,
 due on demand; unsecured  ........................... $  19,641    $  19,641
36% interest bearing note to a stockholder,
 with monthly interest-only payments, due May,
 1998; unsecured; converted to bridge financing
 during the three month period ending June 30, 1997
 (see Note 5)    ...............                        110,000          --
                                                       ---------    ---------
                                                         129,641       19,641
Less: current portion   ..............................   (19,641)     (19,641)
                                                       ---------    ---------
                                                       $ 110,000    $     --
                                                       =========    =========

     For the period from the date of inception, June 1, 1996 through March 31, 1997 and for the three month period ended June 30, 1997, the Company incurred interest expense in relation to the above notes payable from related parties in the approximate amounts of $19,800 and $9,900 (unaudited), respectively.

     Commitments:

     During the three month period ended June 30, 1997, the Company entered into a distributorship agreement with Rose Hearts which provides for commission payments of ten percent (10%) to twenty-two percent (22%) of the product cost to the stores. Although the Company has no other written distributor agreements at this time, it is managements belief that the distribution fee represents a reasonable cost if the services were to be performed by an independent party. During the quarter ended June 30, 1997, the Company paid approximately $5,000 (unaudited) in commissions under this agreement.

3.   Inventory:

     As of March 31, 1997 and June 30, 1997, inventory consists of the following:

                                     March 31,     June 30,
                                       1997          1997
                                   -----------   ------------
                                                 (Unaudited)
      Cigars  ..................    $124,684       $93,478
      Cigar accessories   ......       1,653         1,375
                                    ---------      --------
                                    $126,337       $94,853
                                    =========      ========

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

4.   Property and Equipment:

     At March 31, 1997 and June 30, 1997, property and equipment consists of the following:

                                                 March 31,     June 30,
                                                   1997          1997
                                                -----------   ------------
                                                              (Unaudited)
      Equipment   ...........................    $  3,090       $ 92,716
      Furniture and fixtures  ...............      10,212         11,660
                                                 --------       --------
                                                   13,302        104,376
      Less: accumulated depreciation   ......        (247)        (2,059)
                                                 --------       --------
                                                   13,055        102,317
      Equipment held for sale    ............      10,000            --
                                                 --------       --------
                                                 $ 23,055       $102,317
                                                 ========       ========

5.   Notes Payable:

     As of March 31, 1997, the notes payable consists of a $50,000 operating line of credit with Biltmore Investors Bank, with interest at two percent (2%) above the lenders index rate. The note is due December 18, 1997, and is secured by various assets. The note was paid in full during the three month period ending June 30, 1997.

     As of June 30, 1997 (unaudited), notes payable consists of $1,000,000 in bridge notes with various investors. The net proceeds on $900,000 of the debt was $810,000 with an additional $100,000 of related party debt converted to bridge notes. The bridge notes are payable the earlier of the date of the closing of an initial public offering, or six (6) months after the offering date. However, if they are not paid within 12 months from issuance, the bridge notes convert into new one-year notes payable in four quarterly payments. Interest is at 8% until the offering date and 16% after the offering if not paid in full. In addition, the $90,000 in loan fees was recorded in deferred costs and is being amortized over the estimated term of the notes. For the quarter ending June 30, 1997, interest expense on the notes was approximately $14,000 and amortization of the loan fees was $7,500.

     The investors of the bridge financing were also issued common stock purchase warrants. (see Note 8)


6.   Income Taxes:

     As of June 30, 1997, the Company has available approximately $475,000 (unaudited) of U.S. operating loss carryforwards that may be applied against future taxable income and will expire primarily in 2012. In addition, the Company has a Canadian net operating loss carryforward in the approximate amount of $25,000 (unaudited), expiring primarily through 2004.

     The Company has established a valuation allowance equal to the full amount of the deferred tax asset of approximately $190,000 (unaudited), resulting from the loss carryforwards. The Company established an allowance because the utilization of the loss carryforwards is uncertain.


7.   Commitments:

     Employment Agreements:

     The Company has entered into employment agreements with three (3) officers of the Corporation. The agreements are cancellable at any time by either party. The Company has agreed to pay two (2) of the officers a management fee in the amount of $80,000. The fee is to be paid over a sixteen (16) month period. In addition, the Company has retained a consultant to assist with the Initial Public Offering, for a maximum fee of $62,400.

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

     Operating Lease:

     The Company is leasing office and warehouse space in Scottsdale, Arizona, under a non-cancellable operating lease agreement, expiring May 31, 1999. The terms of the lease provide for monthly payments ranging from $5,878 to $7,134. The lease terms also require the Company to pay common area maintenance, taxes, and certain other incidental costs.

     A schedule of future minimum lease payments due under the non-cancellable operating lease agreement for each of the next two (2) years, is as follows:

                   Year Ending
                   June 30,                                  Amount
                   -----------                             ---------
                   (unaudited)
                   1998   ..............................   $ 83,741
                   1999   ..............................     85,609
                                                           ---------
                                                           $169,350
                                                           =========


     As this lease was executed during the three month period ended June 30, 1997, there was no rent expense under the aforementioned operating lease agreement for the period from the date of inception, June 1, 1996 through March 31, 1997. Rent expense for the three month period ended June 30, 1997 was $14,736 (unaudited).

8.   Stockholders' Equity:

     Common Stock Options and Warrants:

     During the quarter ended June 30, 1997 (unaudited), the Company, in connection with the bridge financing, issued warrants to purchase 380,954 shares of common stock with 361,906 exercisable at $2.625 per share and 19,048 exercisable at $5.25 per share. The warrants expire five years from the date of issuance. As of June 30, 1997, none of the warrants have been exercised.

     In June 1997 (unaudited), the Company issued 156,250 options to the Chairman of the Board of Directors exercisable at $5.25 per share expiring five years from the date of issuance. As of June 30, 1997, none of the options have been exercised.

     Common Stock Split:


     In May, 1997, the Company declared a three for one split of its common stock. The accompanying consolidated financial statements give retroactive effect to the stock split.

     Proposed Offering:

     The Company is currently in the process of filing a Form SB-2 Registration Statement with the Securities and Exchange Commission to register its common stock for sale to the public. The offering is intended to issue 1,900,000 common shares at $5.25 per share.

9.   Foreign Currency:

     Foreign currency transactions resulted in an aggregate exchange loss of $1,193 for the period from the date of inception, June 1, 1996 through March 31, 1997 and an aggregate exchange gain of $195 (unaudited) for the three month period ending June 30, 1997. Foreign currency translation gains or losses were immaterial for the periods.
                                      F-12

               PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY

10.  Statements of Cash Flows:

     Non-Cash Financing and Investing Activities:


     During the period from the date of inception, June 1, 1996 through March 31, 1997, the Company recognized financing activities that affected its assets, liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

         Common stock was issued for services and compensation valued at $57,625 and an additional capital contribution for common stock was recorded for a capital contribution receivable in the amount of $150,000.

     During the three month period ended June 30, 1997 (unaudited), the Company recognized investing and financing activities that affected its assets, liabilities and equity, but did not result in cash receipts or paymants. These non-cash activities are as follows:

         Sales of shares of common stock by the Company's Chief Executive Officer were valued at $2.50 per share, which exceeded the cash sales price.

         A related party note payable in the amount of $100,000 was converted into a bridge financing loan. (see Note 5)


11.  Economic Dependency:

     For the period from the date of inception, June 1, 1996 through March 31, 1997, the Company's largest supplier accounted for approximately seventy-one percent (71%) of the Company's cigar purchases. As of March 31, 1997, this supplier had an account payable balance of approximately $15,000.


     For the period from the date of inception, June 1, 1996 through March 31, 1997, the Company's largest customer accounted for approximately eighty-two percent (82%) of the Company's sales. As of March 31, 1997, there are accounts receivable of approximately $50,000 due from this customer.

     For the three month period ended June 30, 1997 (unaudited), the Company's two largest suppliers accounted for approximately thirty-eight percent (38%), and thirty-seven percent (37%) of the Company's cigar purchases, respectively. As of June 30, 1997, these suppliers had an aggregate account payable balance of approximately $15,800.

     For the three month period ended June 30, 1997 (unaudited), the Company's largest customer accounted for approximately seventy-nine percent (79%) of the Company's sales. As of June 30, 1997, there are accounts receivable of approximately $160,000 due from this customer.


12.  Subsequent Events:

     Subsequent to June 30, 1997, the $150,000 additional capital contribution receivable was paid in full.

     In July 1997, the Company obtained a $200,000 note from Biltmore Investors Bank in Phoenix, Arizona. Interest is at the prime rate plus 1%. The note is due the earlier of the completion of an initial public offering or January 31, 1998.

[INSIDE BACK COVER]

[picture of race car driver Arie Luyendyk in Indy 500 winner's circle with helmet bearing PCI logo]

[caption] Arie Luyendyk, winner of 1997 Indy 500, in winner's circle with PCI logo on helmet.

[picture of Luyendyk's helmet with PCI logo (no caption)]

[picture of Luyendyk driving Indy 500 race car (no caption)]

[PCI logo (no caption)]

[background picture of lit cigar (no caption)]

===========================================   ==================================

     We have not  authorized any dealer,
salesperson  or other person to give any
information  or  represent  anything not
contained in this  Prospectus.  You must
not    rely    on    any    unauthorized
information.  This  Prospectus  does not
offer to sell or buy any  shares  in any                  1,900,000 Shares
jurisdiction  where it is unlawful.  The
information   in  this   Prospectus   is
current as of August   , 1997.

            -------------------

             TABLE OF CONTENTS

            -------------------
                                                              [LOGO]


                                           Page
                                           -----
Prospectus Summary   .....................    1
Summary Consolidated Financial                              Common Stock
   Information ...........................    3
Where You Can Get More Information  ......    4
Risk Factors   ...........................    5
Use of Proceeds   ........................   15
Capitalization    ........................   16           ---------------
Dilution .................................   17
Selected Historical and Pro Forma                            PROSPECTUS
   Consolidated Financial Information  ...   19
Management's Discussion and Analysis of                   ---------------
   Results of Operations   ...............   20
Business    ..............................   24
Management  ..............................   41
Certain Transactions .....................   46
Principal Shareholders  ..................   50
Interim Financing    .....................   52
Description of Securities  ...............   54
Dividend Policy   ........................   55
Underwriting   ...........................   56     W.B. MCKEE SECURITIES, INC.
Plan of Distribution    ..................   57
Legal Matters  ...........................   58
Experts  .................................   58    KASHNER DAVIDSON SECURITIES,
Glossary .................................   58                CORP.
Additional Information  ..................   59
Consolidated Financial Statements   ......  F-1




     Until , 1997  (25  days  after  the                  August   , 1997
date of  this  Prospectus)  all  dealers
that   buy,    sell   or   trade   these
securities, whether or not participating
in this  offering,  may be  required  to
deliver   a   prospectus.   This  is  in
addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===========================================   ==================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See also "Management," "Indemnification of Directors and Officers."

     PCI's Articles of Incorporation provide that no director or former director shall be liable to PCI or its shareholders for monetary damages or for breach of fiduciary duty or for any action taken or any failure to take any action as a director or officer. The Articles continue that the liability of directors is limited or eliminated to the fullest extent permitted by law and provide that no repeal or modification of such limitation of liability may adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

     Generally, Arizona statutory law permits indemnification of an officer or director if such individual acted in good faith and with respect to conduct of an official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation and in all other cases, at least not opposed to the corporation's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may never indemnify any director who is adjudged liable to the corporation or who is adjudged, regardless of the nature of the proceeding, liable on the basis that the director received an improper personal benefit. Unless a corporation's articles of incorporation provide otherwise, a corporation must indemnify a director or officer who is the prevailing party on merits or otherwise for the director's or officer's reasonable expenses in the defense of a proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation. PCI has not entered any agreement with its current directors and executive officers pursuant to which it is obligated to indemnify those persons.


     At present, PCI is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of PCI in which indemnification would be required or permitted. We have obtained comprehensive directors and officers liability coverage with an aggregate policy limit of $5,000,000 to insure our directors and officers against certain liabilities, including securities law liabilities and liabilities relating to this initial public offering effective April 25, 1997.


     We also refer you to Section 8 of the  Underwriting  Agreement  included at
Exhibit 1.1, which we incorporate to this disclosure by this reference. The indemnification provisions relate to our officers and directors and the underwriter's representative which has potential control over PCI because it can nominate a director for a five year period from the completion of this Offering. That Section grants extensive indemnification rights from us to the underwriter's representative and certain of its affiliates and requires the underwriter's representative to indemnify us and our directors, officers and affiliates under certain circumstances. We qualify this entire summary of the Underwriting Agreement indemnification provisions by referring you to that document directly, but in general:

     We must indemnify the underwriter's representative and affiliates if they become subject to claims under the Securities Act issue, or otherwise, and the claims are:

         (i) based on our failure to perform our obligations under agreements with the underwriter's representative, or

         (ii) based on untrue or alleged untrue statements in the registration statement or any preliminary or final prospectus, or material omissions or alleged material omissions in those documents, unless we were relying on certain written information that the underwriter's representative or certain affiliates provided us; and

     The   underwriter's   representative   must  indemnify  us,  our  officers,
directors and affiliates if we become subject to claims under the Securities Act or otherwise, and the claims are:

         (i) based on the underwriter's representative's or certain affiliates' failure to perform our obligations under agreements with us, or

         (ii) based on untrue or alleged untrue statements in the registration statement or any preliminary or final prospectus, or material omissions or alleged material omissions in those documents, if we were relying on certain written information that the underwriter's representative or certain affiliates provided us.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC registration fee    .....................  $    4,158
         Blue sky filing fees    .....................  $   42,000*
         Transfer agent and engraving fees   .........  $      750
         Accounting fees   ...........................  $   80,000*
         NASD corporate finance filing fee   .........  $    1,875
         Boston Stock Exchange listing fee   .........  $    7,500
         Nasdaq SmallCap Market(SM) listing fee ......  $    8,481
         Legal fees  .................................  $  175,000*
         Printing and engraving costs  ...............  $   50,000
         Miscellaneous  ..............................  $    5,236*
                                                        ----------
               Total    ..............................  $  375,000*
                                                        ==========

------------
* Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information concerning the issuance by PCI of its securities since its organization in December 1996 (other than securities issued in this offering). All such securities are restricted securities and the certificates bear restrictive legends. All share issuances are adjusted to reflect the effect of the 3:1 Stock Split. In each of the transactions for which we assert exemption from registration under Section 4(2) of the Act, with the exception of the shares issued to Mike Rocha, the purchaser executed some form of written subscription offer or agreement which contained representations about the unregistered nature of the shares, his access to full information regarding the corporation and the shares, his understanding regarding the restrictions on transfer of the shares and his intent to acquire the shares for investment purposes only and not with a view to resale.

     On August 8, 1997 certain holders of shares who are classified as "Promoters" under applicable state securities laws and regulations contributed a total of $150,000 as additional capital to PCI. This contribution was made to comply with promoters' equity requirements set forth in the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy Regarding Promoters' Equity Investment. No shares were issued as a result of this equity contribution, and the number of outstanding shares did not change.

         (a) In connection with PCI's acquisition of all of the issued and outstanding shares of CAN-AM on December 31, 1996, aggregated with additional shares issued on January 9, 1997, PCI issued 817,500 shares of Common Stock to the following founders, employees or consultants in a stock-for-stock transaction for certain class "A" (non-voting) and Class "B" (voting) shares of CAN-AM:


             Name                   Shares                   Consideration
------------------------------- -----------------------  ----------------------
     Greg P. Lambrecht   ......          363,750          95 CAN-AM "A" Shares
                                                           1 CAN-AM "B" Share
     Colin A. Jones   .........          371,250          95 CAN-AM "A" Shares
                                                           1 CAN-AM "B" Share
     Greg S. Barton   .........           22,500           6 CAN-AM "A" Shares
     Daniel C. Goldman   ......           52,500           4 CAN-AM "A" Shares
     Pat Quadrelli    .........            7,500           2 CAN-AM "A" Shares
                                 ----------------------  ----------------------
       Totals   ...............          817,500 Shares    $1,000 Value to PCI

     The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition at the time of the issuance, Greg P. Lambrecht and Colin A. Jones were PCI promoters and the owners of entities which sold cigar operations to PCI. Greg S. Barton was a $100,000 creditor of CAN-AM and a creditor of Rose Hearts, which sold its cigar operations to PCI. Daniel C. Goldman was a financial consultant to Rose Hearts, J&M and CAN-AM and PCI, and a PCI director from January 9, 1997 to February 17, 1997. Pat Quadrelli was a lender to CAN-AM prior to the time that it was acquired by PCI. As set forth in PCI's consolidated financial statements for the fiscal year ended March 31, 1997, the cost of the net assets to J&M and Rose Hearts and the amount at which CAN-AM acquired the net assets was the same as its historical net cost in J&M and Rose Hearts. The combined cost, net of liabilities assumed, was approximately $1,000.

     (b) On January 9, 1997, PCI issued 15,000 shares of Common Stock to Mike Rocha as compensation for past services provided to PCI and which PCI valued at $5,000. The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Mr. Rocha was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. He was given full access to financial and other information concerning PCI and the shares. At the time of the issuance, Mr. Rocha was an employee of Rose Hearts and a consultant to PCI.


     (c) From January 9 to 12, 1997, PCI issued shares of Common Stock to certain directors, officers, employees, consultants and accredited investors for cash as follows:

                     Name                 Shares      Consideration
           ----------------------------   ---------   --------------
           Lorraine Shelley   .........    82,500        $ 27,200
           Kathy Keil   ...............    82,500        $ 27,200
           Scott I. Lambrecht    ......    86,250        $ 25,500
           Steven A. Lambrecht   ......    82,500        $ 27,200
           Corey A. Lambrecht    ......    75,000        $ 27,200
           James B. Stanley   .........    11,250        $ 10,000
           Greg S. Barton  ............    52,500        $ 50,000
                                          --------       ---------
           Total  .....................   472,500        $194,300


     The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Scott I. Lambrecht and Steven A. Lambrecht were PCI directors, Lorraine Shelley was a director, Secretary and Treasurer of PCI. Ms. Shelley, and Kathy Keil, were PCI consultants who owned a convenience store distributorship and previously worked with Rose Hearts in handling its accounts. Corey A. Lambrecht was a Senior Account Executive for PCI and the brother and son of directors Scott I. Lambrecht and Steven A. Lambrecht, respectively. James
B. Stanley was PCI's Purchasing Director (now Vice President of Purchasing) and Greg S. Barton was a founding shareholder and, as described under (a), a substantial lender to CAN-AM and Rose Hearts.

     (d) On March 5, 1997, PCI's Board of Directors authorized a private placement of a maximum of 195,000 shares of PCI Common Stock to its existing shareholders. On March 10, 1997, PCI issued the following additional shares of Common Stock to its existing shareholders in exchange for cash:


                     Name                 Shares      Consideration
           ----------------------------   ---------   --------------
           Peter G. Charleston   ......    90,000        $ 3,750
           Steven A. Lambrecht   ......    60,000        $10,000
           Murphy Pierson  ............    15,000        $ 1,250
           Daniel C. Goldman  .........    10,500        $ 1,750
                                          --------       --------
           Total  .....................   175,500        $16,750

     The issuance of the Common Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and each purchaser was a "sophisticated" or otherwise suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Peter G. Charleston was the National Sales and Training Director and responsible for PCI's largest U.S. account. Steven A. Lambrecht was a PCI director, Murphy Pierson was a PCI Account Executive, and Dan C. Goldman, as described under (a), was a financial consultant to PCI, a founding shareholder and a former director.

     (e) As described above under "Interim Financing -- Bridge Financing," between March and June 1997, ten (10) accredited bridge investors loaned PCI a total amount of $1,000,000 in increments of $50,000. PCI received $900,000 in cash and $100,000 in forgiveness of prior debt of CAN-AM. In return for their loans, the bridge investors received bridge notes from PCI in the amount of their loans and bridge warrants to purchase shares of PCI Common Stock at fifty percent (50%) of the public offering price except that the exercise price is $5.25 per share for the warrants held by William B. McKee. The names of the bridge investors, the cash amount or value of consideration they provided to PCI, and the number of shares of Common Stock that they are entitled to purchase under the bridge warrants are set forth in the prospectus under "Interim Financing -- Bridge Financing."

     The issuance of the bridge notes and bridge warrants was exempt from the registration requirements of the Securities Act pursuant to Sections 4(2) and 4(6) thereof and Rule 506 of the SEC. Each bridge investor was an accredited investor within the meaning of Rule 501 and a "sophisticated" or otherwise suitable investor within the meaning of the Section 4(2) exemption. Each bridge investor was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, of the ten (10) bridge investors, David S. Hodges was a PCI consultant and promoter and is currently a director, William L. Anthony was a PCI consultant and is currently a director, William B. McKee is the Chairman of the Board of the underwriter's representative in this offering and Greg S. Barton, as set forth in (a) and (c) above, was a founding shareholder and a substantial lender to CAN-AM and Rose Hearts. The remaining four bridge investors, along with the other bridge investors, made representations to PCI regarding their net worth and income, their ability to accept the risk of the investment, their access, examination and satisfaction with information about PCI and the investment, that they had adequate means to provide for their current financial needs, that they believed the investment was suitable to their personal financial circumstances and that they were either relying on their own financial advisor or that their education, business experience and financial sophistication enabled them to evaluate the economic merits of their investment. PCI conducted no advertisement or public solicitation in connection with the transaction and filed a Notice of Sales of Securities on Form D on July 3, 1997 and amended the Form D on July 16, 1997.

     (f) As described above under "Certain Transactions," on May 1, 1997, PCI entered an Endorsement Agreement with Arie Luyendyk, an accredited investor, under which PCI issued 15,000 shares of Common Stock to Mr. Luyendyk subject to a six-month vesting schedule. In order to meet its obligations under the Endorsement Agreement without diluting the relative security positions of other shareholders prior to the offering, PCI repurchased 15,000 (as adjusted by the 3:1 Stock Split) shares of its Common Stock from its Chief Executive Officer and Chairman, Steven
A. Lambrecht at $0.33 per share, and transferred them to Mr. Luyendyck. PCI valued Mr. Luyendyk's entry into the Endorsement Agreement and the placement of PCI's logo on his helmet at the Indy 500 at $37,500. The issuance of the shares of Common Stock to Mr. Luyendyk were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and he was a suitable investor within the meaning of that exemption. Each purchaser was given full access to financial and other information concerning PCI and the shares. In addition, at the time of issuance, Mr. Luyendyk became PCI's spokesperson, and made substantial and specific representations to PCI regarding his net worth and income, his ability to bear the economic risk of losing the entire investment, his capability to evaluate the risks and merits of the investment, and his examination to his satisfaction of corporate and financial information regarding PCI and the investment.

              ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

  1.1(2)    Form of Underwriting Agreement.
  1.2(2)    Form of Promotional Shares Lock-Up Agreement.
  1.3       Form of Master Agreement Among Underwriters.
  1.4       Form of Selected Dealer's Agreement.
  1.5       Form of Lock-Up Agreement for Shares Underlying Bridge Warrants.
  1.6       Registration Rights Agreement.
  3.1       Articles of Incorporation of PCI.
  3.2       Amended and Restated By-Laws, dated May 3, 1997.
  3.3(2)    Amendment to Bylaws, dated July 30, 1997.
  3.4       Certificate of Incorporation and Company Act Memorandum of CAN-AM.
  4.1       Pages from Articles of Incorporation and Bylaws defining the rights of security holders.
  4.2       Specimen Common Stock Certificate.
  4.3(2)    Form of Underwriter's Share Purchase Warrant.
  4.4       Investment Banking Agreement dated December 14, 1996 between Registrant and
            Underwriter.
  4.5       Letter of Intent dated March 31, 1997 between Registrant and Underwriter.
  4.6       Form of Subscription to Acquire Warrant between Registrant and Bridge Investors to which the Form of Bridge Note and Form of Bridge Warrant are exhibits.
  5.1(2)    Opinion of Titus, Brueckner & Berry, P.C.
  9.1       Shareholders and Voting Agreement, dated January 1, 1997 (terminated May 31, 1997).
 10.1       Business Loan Agreement, dated September 5, 1996, among Greg S. Barton, Rose
            Hearts, Inc., Greg P. Lambrecht, J&M Wholesale, Ltd., Colin A. Jones, and CAN-AM.
 10.2       Asset Purchase Agreement, dated December 31, 1996, between CAN-AM International
            Investments Corp. and Rose Hearts, Inc.
 10.3       Asset Purchase Agreement, dated December 31, 1996, between CAN-AM International
            Investments Corp. and J&M Wholesale, Ltd.
 10.4       Promissory Note, dated December 31, 1996, between Colin A. Jones and PCI.
 10.5       Promissory Note, dated December 31, 1996, between Greg P. Lambrecht and PCI.
                                      II-5

10.6         Management Agreement, dated January 1, 1997, between CAN-AM International
             Investment Corp. and J&M Wholesale, Ltd.
10.7(1)      Letter Agreement for Supply of Brand Name and Private Label Cigars, dated January 7,
             1997, between Registrant and TSG Import, Export and Manufacturing Corporation.
10.8(1)      Cigar Display and Merchandising Agreement, dated April 1, 1997, between the Registrant and The Southland Corporation (7-Eleven Stores/U.S.A.).
10.9(1)      Agency Relationship Agreement, dated April 8, 1997, between the Registrant and
             Associated Grocers, Inc.
10.10(1)     Retailer Agreement, dated April 15, 1997, between the Registrant and Arizona Region,
             Region 3100, Circle K Stores, Inc.
10.11(1)     Retailer Agreement, dated April 29, 1997, between the Registrant and Express Stop, Inc.
10.12        Endorsement Agreement, dated May 1, 1997, between the Registrant and Arie Luyendyk.
10.13        Standard Sublease, dated May 5, 1997, between the Registrant and Michael R. Ellison,
             Inc.
10.14(1)     Agency Relationship Agreement, dated May 8, 1997, between the Registrant and
             SuperValu, Inc.
10.15(1)     Retailer Agreement, dated May 22, 1997, between the Registrant and Prestige Stations,
             Inc. (AM/PM Stores).
10.16         Business Consulting Agreement, dated June 2, 1997, between the Registrant and David S.
             Hodges.
10.17        Employment Agreement, dated June 13, 1997, between the Registrant and Steven A.
             Lambrecht.
10.18        Employment Agreement, dated June 13, 1997, between the Registrant and Greg P.
             Lambrecht.
10.19        Employment Agreement, dated June 13, 1997, between the Registrant and Colin A. Jones.
10.20        Distributorship Agreement, dated June 13, 1997, between the Registrant and Rose Hearts,
             Inc.
10.20.1(2)   Letter Agreement dated August 12, 1997, amending the June 13, 1997 Distributorship
             Agreement between the Registrant and Rose Hearts, Inc.
10.21        Settlement and Full Release of Equity Interest, dated June 13, 1997, among the
             Registrant and Greg P. Lambrecht, Colin A. Jones, Rose Hearts, Inc., CAN-AM
             International Investment Corp., J&M Wholesale Ltd., Greg S. Barton, Lucille B. Barnes and
             Kelli D. Martin.
10.22        Agreement, dated June 20, 1997 by and between Steven A. Lambrecht, Greg P.
             Lambrecht, Colin A. Jones, William B. Anthony and PCI.
10.22.1(2)   Modification Agreement, dated August 7, 1997, amending June 20, 1997 Agreement.
10.23        Stock Purchase Agreement, dated June 20, 1997 between Steven A. Lambrecht and
             James B. Stanley.
10.24(1)     Retailer Agreement, dated June 3, 1997, between CAN-AM International Investment Corp.
             and Silcorp Limited.
10.25(1)     Retailer Agreement, dated July 1, 1997, between the Registrant and Central Region, Circle
             K Stores, Inc. and Stax Stores.
10.26(1)     Supplier Agreement, dated June 23, 1997, between the Registrant and Primadonna Cigar
             Company.
                                    II-6

10.27(1)     Supplier Agreement, dated June 23, 1997, between the Registrant and Universal Premium
             Cigars, Inc.
10.28        Offer to Lease, dated July 1, 1997, between the Registrant and Marine Way Estates Ltd.
10.29(2)     Capital Contribution Agreement, dated August 8, 1997.
10.30(2)     Promissory Note and Personal Guarantees dated July 25, 1997 evidencing Credit Line between Registrant and Biltmore Investors Bank, N.A.
11.1(2)      Statement Regarding Computation of Per Share Earnings.
21.1         Subsidiary List.
23.1         Consent of Semple & Cooper, LLP. See "Consent of Independent Certified Accountants."
23.2(2)      Consent of Titus, Brueckner & Berry, P.C. (included in Exhibit 5.1).
27.1(2)      Financial Data Schedule.

------------
(1) Portions  of  the  exhibit  omitted and filed separately with the Commission
    pursuant   to  the  Confidential  Treatment  provisions  of  Regulation  ss.
    230.406.
(2) Filed with this Amendment.


ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(I), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


     (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this the 14th day of August, 1997.

                   PREMIUM CIGARS INTERNATIONAL, LTD.


                                     By:      /s/ STEVEN A. LAMBRECHT
                                          --------------------------------------
                                             Steven A. Lambrecht
                                             President   and   Chief   Executive
                                             Officer


                                     By:      /s/ GREG P. LAMBRECHT
                                          --------------------------------------
                                              Greg P. Lambrecht
                                              Secretary and Vice President of
                                              National Sales



     Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Steven A. Lambrecht, Greg
P. Lambrecht, David A. Hodges or any of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.



Date                           Signature                         Capacity in Which Signed
-----------------   ----------------------------------   -------------------------------------------
August 14, 1997     /s/ WILLIAM L. ANTHONY               Chairman of the Board
                    -------------------------------
                        William L. Anthony

August 14, 1997     /s/ STEVEN A. LAMBRECHT              Director and Principal Executive Officer
                    -------------------------------
                        Steven A. Lambrecht

August 14, 1997     /s/ COLIN A. JONES                   Director and Vice President of
                    -------------------------------      International Sales
                        Colin A. Jones

August 14, 1997     /s/ GREG P. LAMBRECHT                Director and Secretary, Treasurer and
                    -------------------------------      Vice President of National Sales
                        Greg P. Lambrecht

August 14, 1997     /s/ DAVID S. HODGES                  Director
                    -------------------------------
                        David S. Hodges

August 14, 1997                                          Director
                    -------------------------------
                        Robert H. Manschot

August 14, 1997     /s/ KARISSA B. NISTED                Principal Financial Officer and Controller
                    -------------------------------
                        Karissa B. Nisted